Exhibit 4.2

SHAREHOLDERS AGREEMENT

dated as of

FEBRUARY 10, 2011

among

KINDER MORGAN, INC.

and

THE PERSONS SET FORTH

ON THE SIGNATURE PAGES HERETO

i

TABLE OF CONTENTS
(continued)

ii

SHAREHOLDERS AGREEMENT (the “Agreement”), dated as of February 10, 2011, among the Persons (as defined herein) identified as “Shareholders” on the signature pages hereto, and Kinder Morgan, Inc., a Delaware corporation (the “Company”).

WHEREAS, the Company and its Affiliates (as defined herein) intend to consummate the transactions described in the Registration Statement on Form S-1 (Registration No. 333-170773) (the “IPO Registration Statement”); and

WHEREAS, (i) the Company and certain Class A Shareholders (as defined herein) desire to address herein certain provisions regarding restrictions on Transfers (as defined herein) by certain specified Class A Shareholders (as defined herein), regarding composition of the Board (as defined herein) and regarding certain other rights, (ii) the Company, the Class A Shareholders (as defined herein), the Class B Shareholders (as defined herein) and the Class C Shareholders (as defined herein) desire to address herein certain provisions regarding restrictions on Transfers by the Class B Shareholders and the Class C Shareholders, and (iii) the parties hereto desire to address herein certain provisions regarding registration rights with respect to securities of the Company.

NOW, THEREFORE, in consideration of the mutual covenants and undertakings contained herein and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

ARTICLE I

DEFINITIONS

SECTION 1.1.  DEFINITIONS.  As used in this Agreement, the following terms shall have the following meanings:

“Affiliate” of any Person means any other Person that directly or indirectly, through one or more intermediaries, Controls, is Controlled by, or is under common Control with, such first Person.

“Agreement” has the meaning set forth in the preamble to this Agreement.

“Applicable Seller” has the meaning set forth in Section 7.12(e)(ii).

“Applicable Transaction” has the meaning set forth in Section 7.12(e)(ii).

“Appointer” has the meaning set forth in Section 3.5(b).

“Audit Committee” has the meaning set forth in Section 3.4(b).

“Audit Independence Requirements” means, for any individual serving or nominated to serve on the Board, that such individual meets the then current standards to qualify as an independent director for all purposes (including for audit committee purposes) under the Exchange Act and established by each national securities exchange on which the Class P Shares are then listed for trading.

“Blackout Period” means any of the following:

(a)           any regular quarterly “black-out” period during which all directors and executive officers of the Company are not permitted to trade under the insider trading policy of the Company then in effect;

(b)           in the event a KMP or KMR securities offering with anticipated offering proceeds of at least $150,000,000 is occurring, a period of seven (7) calendar days as specified in the written notice delivered by the Company to the applicable Shareholders pursuant to Section 5.1(e) or Section 5.3(d) (or such shorter period if the Company notifies the applicable Shareholders prior to the expiration of the seven (7) calendar day period); provided, that a Blackout Period described in this clause (b) may not occur more than twice in any period of twelve (12) consecutive months; and

(c)           in the event that the Company notifies the applicable Shareholders  in writing pursuant to Section 5.1(e) or Section 5.3(d) that the registration would cause the disclosure of material, non-public information, the disclosure of which would be harmful to the Company and with respect to which the Company otherwise has a bona fide business purpose for preserving as confidential, a period of thirty (30) calendar days as specified in the written notice delivered by the Company to the applicable Shareholders (or such shorter period if the Company notifies the applicable Shareholders prior to the expiration of the thirty-day period); provided, that the Company’s determination of a Blackout Period pursuant to this clause (c) shall be made by a majority of the members of the entire Board; provided, however, that (i) in the event that any of the Investor Shareholders are Selling Shareholders with respect to such registration, any directors who were selected for nomination within the previous five (5) years as of the date of determination pursuant to Section 3.1 hereof by the Investor Shareholders shall abstain from such determination and be excluded for purposes of measuring a majority of the entire Board and (ii) in the event that Kinder or any of his Permitted Transferees is a Selling Shareholder with respect to such registration, any directors who were selected for nomination within the previous five (5) years as of the date of determination pursuant to Section 3.1 hereof by Kinder (or his Permitted Transferees) shall abstain from such determination and be excluded for purposes of measuring a majority of the entire Board; provided, further, that a Blackout Period described in this clause (c) may not occur more than twice in any period of twelve (12) consecutive months.

“Board” means the Board of Directors of the Company.

“Business Day” means a day except a Saturday, a Sunday or other day on which banks in New York, New York or Houston, Texas are authorized or required by law to be closed.

“Bylaws” means the bylaws of the Company, as in effect at the relevant time.

“Carlyle” means (i) Carlyle Partners IV Knight, L.P. and CP IV Coinvestment, L.P., (ii) any investment funds or other entities sponsored, managed or owned directly or indirectly by Carlyle Investment Management L.L.C. or its Affiliates collectively d/b/a “The Carlyle Group” or “Carlyle”, or otherwise under common control with the entities listed in clause (i) or their successors (by merger, consolidation, acquisition of substantially all assets or similar transaction) or with any entity then included in clause (ii), to which any entity previously included in the definition of “Carlyle” Transferred, directly or indirectly (including through a series of Transfers), Class A Shares after the IPO or Related Shares after a Mandatory Conversion Date, and (iii) any successors (by merger, consolidation, acquisition of substantially all assets or similar transaction) of the foregoing.  For the avoidance of doubt, “Carlyle” shall be deemed not to include (A) Riverstone or any portfolio companies of any of the entities contained in clauses (i), (ii) or (iii) or (B) any entity that is not a party to this Agreement; provided, that any entity that would be within the definition of “Carlyle” but for the preceding clause (B) shall be afforded the opportunity to execute a customary joinder to this Agreement, in form and substance reasonably acceptable to the Company.

“Canadian Participants” means those persons who are residents of Canada for purposes of the Income Tax Act (Canada) and who are either (i) identified on Schedule A hereto as currently being participants in the Canadian Plan, or (ii) awarded Phantom Class B Shares (and/or earnings and/or proceeds thereof) in respect of forfeited Class B Shares in accordance with the approval procedures set forth in Section 3.8(g).

“Canadian Plan” means (i) the employee benefit arrangement which a Subsidiary established for the Canadian Participants identified on Schedule A hereto, pursuant to which such Canadian Participants were designated phantom Class B units and/or phantom Class A-1 units of the Company’s predecessor, as set forth on Schedule A, and (ii) the employee benefit plan which the Company or one of its Subsidiaries will establish for the Canadian Participants identified on Schedule A hereto, pursuant to which such Canadian Participants will be awarded phantom Class B Shares (the “Phantom Class B Shares”) and/or phantom Class C Shares (the “Phantom Class C Shares”), respectively, that correspond to their previously designated phantom Class B units and/or phantom Class A-1 units, as applicable.  For the avoidance of doubt, the Phantom Class B Shares and the Phantom Class C Shares shall be substituted for the phantom Class B units and phantom Class A-1 units of the Company’s predecessor, as applicable, and such holders of phantom Class B units and phantom Class A-1 units shall have no rights in respect of such units after such substitution.

“Canadian Plan Entity” means a limited liability company, which will be treated as an entity disregarded from its sole owner, the Company, for U.S. federal income tax purposes, and which will hold the Class B Shares and Class C Shares (and proceeds thereof, including Class P Shares, if applicable) that correspond to the Phantom Class B Shares and Phantom Class C Shares awarded to the Canadian Participants.

“Cash Change of Control” means any merger, amalgamation, consolidation or other business combination or similar transaction or series of transactions involving the Company pursuant to which all of the Class P Shares issued and outstanding immediately prior to the consummation of such transaction or transactions would be exchanged solely for cash.

“Cause” means, with respect to Kinder, any of the following:

(a)           Kinder’s conviction of, or plea of nolo contendere to, any crime or offense constituting a felony under applicable law, other than any motor vehicle violations for which no custodial penalty is imposed;

(b)           Kinder’s commission of fraud or embezzlement against the Company or any of its Subsidiaries;

(c)           Kinder’s willful and material breach of this Agreement, the Charter or the Bylaws, including by willfully causing the Company or any of its Subsidiaries or Affiliates to take any material action prohibited under this Agreement, the Charter or the Bylaws and failing to cure such breach, if curable, within thirty (30) calendar days following written notice thereof, specifically identifying such willful and material breach, having been delivered by a majority of the members of the Board to Kinder;

(d)           a judicial determination that Kinder has breached his fiduciary duties;

(e)           Kinder’s failure to perform the duties and responsibilities of his office as his primary business activity, provided that, subject to Section 3.6(f), so long as it does not materially interfere with his duties, nothing herein shall preclude Kinder from accepting appointment to or continuing to serve on any board of directors or as trustee of any business corporation or any charitable organization, from engaging in charitable and community activities, from delivering lectures and fulfilling speaking engagements, or from directing and managing his personal investments and those of his family; or

(f)           Kinder’s material breach of the provisions of Section 3.6(f)  that, if curable, is not cured within thirty (30) calendar days after notice of such breach is delivered to Kinder by a majority of the members of the Board.

Action or inaction by Kinder shall not be considered “willful” unless done or omitted by him in bad faith or with actual knowledge that his action or inaction was in breach of the Charter, the Bylaws or this Agreement, as applicable, and shall not include failure to act by reason of total or partial incapacity due to physical or mental illness.

With respect to any individual other than Kinder, “Cause” shall mean any of the following:

(a)           the employee’s conviction of, or plea of nolo contendere to, any crime or offense constituting a felony under applicable law, other than any motor vehicle violations for which no custodial penalty is imposed;

(b)           the employee’s commission of fraud or embezzlement against the Company or any of its Subsidiaries;

(c)           gross neglect by the employee of, or gross or willful misconduct by the employee in connection with the performance of, the employee’s duties to the Company and its Subsidiaries that, if curable, is not cured within thirty (30) calendar days after a written notice of such gross neglect, or gross or willful misconduct, specifically identifying the gross neglect or misconduct, is delivered by the Chief Executive Officer or a majority of the members of the Board to the employee;

(d)           the employee shall have willfully failed or refused to carry out the reasonable and lawful instructions of the Chief Executive Officer or the Board (other than as a result of illness or disability) concerning duties or actions consistent with the employee’s office, or the employee’s willful failure to implement any actions consistent with the employee’s office that the Board may direct such employee to undertake, and, in each case, such failure or refusal shall have continued for a period of thirty (30) calendar days following written notice from the Chief Executive Officer or a majority of the members of the Board;

(e)           the employee’s failure to perform the duties and responsibilities of his or her office as his or her primary business activity, provided that, subject to Section 3.6(f), so long as it does not materially interfere with his or her duties, nothing herein shall preclude the employee from accepting appointment to or continuing to serve on any board of directors or as trustee of any business corporation or any charitable organization, from engaging in charitable and community activities, from delivering lectures and fulfilling speaking engagements, or from directing and managing his or her personal investments and those of his or her family;

(f)           a judicial determination that the employee has breached his fiduciary duties;

(g)           the employee’s willful and material breach of this Agreement, the Charter or the Bylaws, including by willfully causing the Company or any of its Subsidiaries or Affiliates to take any material action prohibited under this Agreement, the Charter or the Bylaws that the employee failed to cure, if curable, within thirty (30) calendar days following written notice thereof, specifically identifying such willful and material breach, having been delivered by the Chief Executive Officer or by a majority of the members of the Board to the employee; or

(h)           the employee’s material breach of the provisions of Section 3.6(f) that, if curable, is not cured within thirty (30) calendar days after notice of such breach is delivered to the employee by the Chief Executive Officer or by a majority of the members of the Board.

Action or inaction by an employee (other than Kinder) shall not be considered “willful” unless done or omitted by him or her in bad faith or with actual knowledge that his action or inaction was in breach of the Charter, the Bylaws or this Agreement, as applicable, and shall not include failure to act by reason of total or partial incapacity due to physical or mental illness.

“Change of Control” means:

(i) the acquisition by any Person or group (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Exchange Act, or any successor provision), including any group acting for the purpose of acquiring, holding or disposing of securities (within the meaning of Rule 13d-5(b)(1) under the Exchange Act), other than any of the Permitted Holders, in a single transaction or a series of related transactions, by way of merger, amalgamation, consolidation or other business combination or purchase of beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act, or any successor provision), of more than fifty percent (50%) of the total voting power of the Company (or the surviving or resulting entity thereof) after giving effect to such transaction;

(ii) a sale, merger or similar transaction or related series of transactions (other than the IPO) involving the Company, as a result of which Persons who collectively held (either directly or indirectly) one hundred percent (100%) of the total voting power of the Company immediately prior to such transaction do not collectively hold (either directly or indirectly) more than fifty percent (50%) of the total voting power of the Company (or the surviving or resulting entity thereof) after giving effect to such transaction or related series of transactions; provided, however, that such sale, merger or similar transaction shall not constitute a Change of Control in the event that, following such sale, merger or similar transaction (a) the Persons who collectively held (either directly or indirectly) one hundred percent (100%) of the total voting power of the Company immediately prior to such transaction continue to collectively own at least thirty-five percent (35%) of the total voting power of the Company (or the surviving or resulting entity thereof), (b) no other Person or group (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Exchange Act, or any successor provision), including any group acting for the purpose of acquiring, holding or disposing of securities (within the meaning of Rule 13d-5(b)(1) under the Exchange Act) owns more than thirty-five percent (35%) of the total voting power of the Company (or the surviving or resulting entity thereof), and (c) either Kinder or Shaper is a senior executive officer of the Company (or the surviving or resulting entity thereof); or

(iii) the sale or transfer of all or substantially all of the assets of the Company and its Subsidiaries, taken as a whole, in a single transaction or a series of related transactions, in any case, other than to an entity of which more than fifty percent (50%) of the voting power is held (either directly or indirectly) by Permitted Holders or by Persons who held (either directly or indirectly) more than fifty percent (50%) of the total voting power of the Company immediately prior to such transaction (or in each case their Affiliates).  For the sake of clarity, neither a spin-off of a Subsidiary of the Company nor the distribution of other assets by the Company shall constitute a Change of Control unless such actions are within the scope of this clause (iii).

For purposes of this definition, a portfolio company of a private equity fund whose general partner or Person exercising similar authority is an Affiliate of an Investor Shareholder shall not be deemed to be a Permitted Holder, and no securities owned by any portfolio company of a private equity fund whose general partner or Person exercising similar authority is an Affiliate of an Investor Shareholder will be deemed to be owned, directly or indirectly, by such Investor Shareholder.

“Charter” means the certificate of incorporation of the Company, as in effect at the relevant time.

“Charter Change of Control” means any merger, amalgamation, consolidation or other business combination or similar transaction or series of transactions involving the Company pursuant to which all of the Class P Shares issued and outstanding immediately prior to the consummation of such transaction or transactions would be exchanged for cash, securities or other property.

“Chief Executive Officer” means the Chief Executive Officer of the Company.

“Class A Shareholders” means the holders of Class A Shares.

“Class A Shares” means the shares of Class A common stock of the Company.

“Class B Shareholders” means the holders of Class B Shares.

“Class B Shares” means the shares of Class B common stock of the Company.

“Class B Trust” has the meaning set forth in Section 3.8(b)(iv).

“Class C Shareholders” means the holders of Class C Shares.

“Class C Shares” means the shares of Class C common stock of the Company.

“Class P Payment Date” has the meaning set forth in Section 2.4(a).

“Class P Shares” means the shares of Class P common stock of the Company.

“Company” has the meaning set forth in the preamble to this Agreement.

“Compensation Committee” has the meaning set forth in Section 3.4(c).

“Competitive Business” has the meaning set forth in Section 3.6(f)(i).

“Control” means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through ownership of voting securities, by contract or otherwise.

“Delegation of Control Agreement” means the Delegation of Control Agreement dated as of May 18, 2001, as amended, among KMGP, KMR, KMP and KMP’s five operating partnerships.

“Demand” has the meaning set forth in Section 5.1(a).

“Demand Registration” has the meaning set forth in Section 5.1(a).

“Demand Shareholder” means Kinder (and, in the event of Kinder’s death, Kinder’s heirs, executors, administrators, testamentary Transferees, legatees and beneficiaries, in each case that are or who become parties to this Agreement by executing a customary joinder to this Agreement, in form and substance reasonably acceptable to the Company, provided, that he, she or it, as applicable, is afforded the opportunity to execute such customary joinder to this Agreement) and any Investor Shareholder.

“Directed Opportunity” has the meaning set forth in Section 7.13(b).

“Eligible Investor Shareholder” means an Investor Shareholder that owns at least a two and one-half percent (2.5%) of the Total Voting Power.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, supplemented or restated from time to time and any successor to such statute, and the rules and regulations promulgated thereunder.

“Executive Management Shareholders” means Kinder, Shaper, Steven Kean, Richard Bradley, Jeffrey Armstrong, Joseph Listengart, Thomas Bannigan, Ian Anderson, David Kinder, James Street, Thomas Martin and Kimberly Dang.

“First Catch-Up Excess Value” has the meaning set forth in Section 3.8(e)(i).

“First Catch-Up Value Transaction” has the meaning set forth in Section 3.8(e)(i).

“Form S-3” has the meaning set forth in Section 5.3(a).

“Free Writing Prospectus” has the meaning set forth in Section 5.6(a)(iii).

“Fund Indemnitors” has the meaning set forth in Section 7.12(d).

“Good Reason”  with respect to any individual, shall mean any of the following, without the individual’s prior consent if (x) any event or circumstance set forth in clauses (a) through (e) below shall have occurred and the individual provides the Company with written notice thereof within a reasonable period of time (but in no event more than thirty (30) calendar days) after the individual has knowledge of the occurrence or existence of such event or circumstance, which notice shall specifically identify the event or circumstance that the individual believes constitutes Good Reason, (y) the Company fails to correct the circumstance or event so identified within thirty (30) calendar days after the receipt of such notice, and (z) the individual resigns within five (5) calendar days after the expiration of the period described in clause (y) above:

(a)           a material diminution in the individual’s duties and responsibilities to the Company and its Subsidiaries to a level inconsistent with those of an executive level employee;

(b)           a material reduction in the annual base salary of the individual or a material reduction in the aggregate welfare benefits provided to the individual (not including any reduction related to a broader compensation or benefit reduction that is not limited to the individual specifically);

(c)           a material reduction in the individual’s maximum annual bonus opportunity from the individual’s maximum annual bonus opportunity as in effect on the date of this Agreement;

(d)           the relocation by the Company of the individual’s primary place of employment with the Company or any of its Subsidiaries to a location not within a 50 mile radius of such current location; or

(e)           a willful and intentional breach of a material provision of this Agreement by the Company that has a material and adverse effect on the employee.

Action or inaction by the Company shall not be considered “willful” unless done or omitted by the Company in bad faith or with actual knowledge that such action or inaction is in breach of this Agreement.

“Governance/Nominating Committee” has the meaning set forth in Section 3.4(a).

“Governmental Entity” means any court, administrative agency, regulatory body, commission or other governmental authority, board, bureau or instrumentality, domestic or foreign and any subdivision thereof.

“GS” means (i) GS Capital Partners V Fund, L.P., a Delaware limited partnership; GS Capital Partners V Institutional, L.P., a Delaware limited partnership; GS Capital Partners VI Fund, L.P., a Delaware limited partnership; GS Capital Partners VI Parallel, L.P., a Delaware limited partnership; Goldman Sachs KMI Investors, L.P., a Delaware limited partnership; GSCP KMI Investors, L.P., a Delaware limited partnership; GSCP KMI Investors Offshore, L.P., a Cayman Islands exempted limited partnership; GS Global Infrastructure Partners I, L.P., a Delaware limited partnership; GS Institutional Infrastructure Partners I, L.P., a Delaware limited partnership; GSCP V Offshore Knight Holdings, L.P., a Delaware limited partnership; GSCP V Germany Knight Holdings, L.P., a Delaware limited partnership; GSCP VI Offshore Knight Holdings, L.P., a Delaware limited partnership; GSCP VI Germany Knight Holdings, L.P., a Delaware limited partnership, and GS Infrastructure Knight Holdings, L.P., a Delaware limited partnership, (ii) any investment funds or other entities sponsored, managed or owned directly or indirectly by the Merchant Banking Division of Goldman, Sachs & Co., or otherwise under common control with the entities listed in clause (i) or their successors (by merger, consolidation, acquisition of substantially all assets or similar transaction) or with any entity then included in clause (ii), to which any of the entities previously included in the definition of “GS” Transferred, directly or indirectly (including through a series of Transfers), Class A Shares after the IPO or Related Shares after a Mandatory Conversion Date, and (iii) any successors (by merger, consolidation, acquisition of substantially all assets or similar transaction) of the foregoing; provided, that for purposes of calculating the Total Voting Power held or owned by GS, such calculation shall not include any Class P Shares (other than Related Shares) beneficially owned by any direct or indirect Subsidiary of Goldman, Sachs & Co. contained in clauses (ii) or (iii), if such direct or indirect Subsidiary of Goldman, Sachs & Co. is not sponsored, managed or owned directly or indirectly by the Merchant Banking Division of Goldman, Sachs & Co., by a successor to the operations of the Merchant Banking Division of Goldman, Sachs & Co., or by any other entity in the business of sponsoring, managing or owning directly or indirectly private equity investments vehicles or investments.  For the avoidance of doubt, “GS” shall be deemed not to include (A) any portfolio companies of any of the entities contained in clauses (i), (ii) or (iii) or (B) any entity that is not a party to this Agreement; provided, further, that any entity that would be within the definition of “GS” but for the preceding clause (B) shall be afforded the opportunity to execute a customary joinder to this Agreement, in form and substance reasonably acceptable to the Company.

“Highstar” means (i) Highstar II Knight Acquisition Sub, L.P., Highstar III Knight Acquisition Sub, L.P., Highstar Knight Partners, L.P. and Highstar KMI Blocker LLC, (ii) any investment funds or other entities sponsored, managed or owned directly or indirectly by

Highstar Capital LP or one of its controlled Affiliates, or otherwise under common control with the entities listed in clause (i) or their successors (by merger, consolidation, acquisition of substantially all assets or similar transaction) or with any entity then included in clause (ii), to which any entity previously included in the definition of “Highstar” Transferred, directly or indirectly (including through a series of Transfers), Class A Shares after the IPO or Related Shares after a Mandatory Conversion Date, and (iii) any successors (by merger, consolidation, acquisition of substantially all assets or similar transaction) of the foregoing.  For the avoidance of doubt, “Highstar” shall be deemed not to include (A) any portfolio companies of any of the entities contained in clauses (i), (ii) or (iii) or (B) any entity that is not a party to this Agreement; provided, that any entity that would be within the definition of “Highstar” but for the preceding clause (B) shall be afforded the opportunity to execute a customary joinder to this Agreement, in form and substance reasonably acceptable to the Company.

“Indemnifying Shareholders” has the meaning set forth in Section 7.12(e)(ii).

“Independence Requirements” means, for any individual serving or nominated to serve on the Board, that such individual meets the then current standards to qualify as an independent director (other than for Audit Committee purposes) under the Exchange Act and established by each national securities exchange on which the Class P Shares are then listed for trading.

“Inspectors” has the meaning set forth in Section 5.6(a)(viii).

“Investor Party” has the meaning set forth in Section 7.13(b).

“Investor Shareholder” means each of GS, Highstar, Carlyle and Riverstone.

“IPO” means the initial offering of Class P Shares to the public, as described in the IPO Registration Statement.

“IPO Registration Statement” has the meaning set forth in the recitals of this Agreement.

“Kinder” means Richard D. Kinder.

“Kinder Foundation” means Kinder Foundation, and any similar or successor foundations established by Kinder for the purpose of serving charitable goals.

“KMGP” means Kinder Morgan G.P., Inc., a Delaware corporation.

“KMI” means Kinder Morgan Kansas, Inc., a Kansas corporation, and if the name of Kinder Morgan Kansas, Inc. is changed, “KMI” shall mean such corporation.

“KMP” means Kinder Morgan Energy Partners, L.P., a Delaware limited partnership.

“KMP Observers” has the meaning set forth in Section 3.6(b).

“KMR” means Kinder Morgan Management, LLC, a Delaware limited liability company.

“Losses” has the meaning set forth in Section 5.8(a).

“Mandatory Conversion Date” has the meaning set forth in the Charter.

“Merger Agreement” has the meaning set forth in Section 7.12(a).

“Necessary Action” means, with respect to a specified result, all stockholder actions (to the extent such actions are permitted by law and by the Charter and Bylaws and are in compliance with the Exchange Act and the requirements of any national securities exchange on which the Class P Shares are then listed) necessary to cause such result, including (i) voting or providing a proxy with respect to Voting Securities, (ii) causing the adoption of stockholders’ resolutions and amendments to the Charter and Bylaws, (iii) executing agreements and instruments, and (iv) making, or causing to be made, with any Governmental Entity, all filings, registrations or similar actions that are required to achieve such result.

“New Class B Shares” has the meaning set forth in Section 3.8(b)(iv).

“Non-Cash Change of Control” has the meaning set forth in Section 3.6(h).

“Non-Compete Period” means, as to each Executive Management Shareholder, the period during such Executive Management Shareholder’s employment and, to the extent applicable, the period thereafter determined in accordance with Schedule B hereof.

“Observer” means a representative of an Investor Shareholder who shall have the rights set forth in Section 3.2 of this Agreement.

“Original Class B Shareholders” means the holders of Class B Shares on the date of this Agreement.

“Original Investor Shareholders” means (i) the entities described in clause (i) of the definition of “Carlyle,” (ii) the entities described in clause (i) of “GS,” (iii) the entities described in clause (i) of “Highstar,” and (iv) the entities described in clause (i) of “Riverstone.”

“Original Shareholders” means (i) Michael Morgan, William Morgan and each of his respective Affiliates, (ii) Fayez Sarofim and his Affiliates and (iii) the employees of the Company or any of its Subsidiaries on the date of this Agreement who hold Class A Shares on the date hereof other than Kinder.

“Other Demanding Sellers” has the meaning set forth in Section 5.2(b).

“Other Proposed Sellers” has the meaning set forth in Section 5.2(b).

“Permitted Holders” means, at any time, (i) Kinder (or a Permitted Transferee of Kinder), (ii) a Remaining Original Shareholder (or a Permitted Transferee of such Remaining Original Shareholder) and/or (iii) any Investor Shareholder (other than, in the case of clause (ii)

or (iii) of the definition of the applicable Investor Shareholder, any Person that is included in such definition as a “successor” if such Person is not as of the date of this Agreement (or, if such Person is not in existence as of the date of this Agreement, would not be if in existence as of the date of this Agreement), an Affiliate of the entities included in clause (i) of the definition of the applicable Investor Shareholder (if such Person is not in existence as of the date of this Agreement, determined without given effect to the applicable merger, consolidation, acquisition of substantially all assets or similar transaction by which such Person becomes such a “successor”)).

“Permitted Transferee” means with respect to any applicable Shareholder, (a) (I) a spouse, lineal descendant (whether natural or adopted), sibling or parent of such Shareholder, or a child (whether natural or adopted) of a spouse, of a former spouse, or of a sibling of such Shareholder or (II) upon such Shareholder’s death, an heir, executor, administrator, testamentary trustee, legatee or beneficiary of such Shareholder, (b) other than for Kinder, a foundation or similar entity established by such Shareholder for the purpose of serving charitable goals, controlled by the Persons named in clause (a); (c) any trust, the beneficiaries of which include only the Persons named in clause (a) or (b); and (d) any corporation, limited liability company or partnership, the stockholders, members or general or limited partners of which include only the Persons named in clause (a), (b) or (c); provided that, in the case of a Transfer to any Person named in clause (a), (b), (c) or (d), the Shareholder (or in the case of such Shareholder’s death, such Shareholder’s heir, executor, administrator, testamentary trustee, legatee or beneficiary), effecting such Transfer at all times thereafter retains control over the voting and disposition of such Shares, in the hands of such Transferee.

“Person” means any individual, corporation, company, firm, partnership, joint venture, limited liability company, estate, trust, business association, organization, Governmental Entity or other entity.

“Phantom Class B Shares” has the meaning set forth in the definition of Canadian Plan.

“Phantom Class C Shares” has the meaning set forth in the definition of Canadian Plan.

“Piggyback Notice” has the meaning set forth in Section 5.2(a).

“Piggyback Registration” has the meaning set forth in Section 5.2(a).

“Piggyback Seller” has the meaning set forth in Section 5.2(a).

“Prior Agreement” means the Amended and Restated Limited Liability Company Agreement of Knight Holdco LLC, dated as of May 30, 2007, as amended.

“Proceeding” has the meaning set forth in Section 7.9.

“Proxy Holder” has the meaning set forth in Section 3.5(b).

“Records” has the meaning set forth in Section 5.6(a)(viii).

“Registrable Amount” means an amount of Registrable Securities having an aggregate value of at least $200,000,000 (based on the anticipated offering price (as determined in good faith by the Requesting Shareholders)).

“Registrable Securities” means any Class P Shares into which Class A Shares, Class B Shares or Class C Shares currently owned or acquired by any Shareholder has converted or may convert.  As to any particular Registrable Securities, such securities shall cease to be Registrable Securities when (x) a registration statement registering such securities under the Securities Act has been declared effective and such securities have been sold or otherwise transferred by the holder thereof pursuant to such effective registration statement or (y) such securities are sold in accordance with Rule 144.

“Registration Expenses” has the meaning set forth in Section 5.7.

“Related Shares” means Class P Shares received by a holder of Class A Shares upon conversion of such holder’s Class A Shares as the result of the occurrence of a Mandatory Conversion Date for the series corresponding to such holder’s Class A Shares.

“Relevant Holdback Shareholders” has the meaning set forth in Section 5.1(f).

“Remaining Original Shareholders” means the Original Shareholders other than Original Shareholders who were employees of the Company or any of its Subsidiaries on the date of this Agreement and whose employment with the Company and all of its Subsidiaries has ceased after the date of this Agreement.

“Remaining Securities” has the meaning set forth in Section 5.1(a).

“Replicated Change of Control” has the meaning set forth in Section 3.6(h).

“Requested Information” has the meaning set forth in Section 5.10(a).

“Requesting Shareholders” has the meaning set forth in Section 5.1(a).

“Riverstone” means (i) Carlyle/Riverstone Knight Investment Partnership, L.P., C/R Knight Partners, L.P., C/R Energy III Knight Non-U.S. Partnership, L.P., Carlyle Energy Coinvestment III, L.P. and Riverstone Energy Coinvestment III, L.P., (ii) any investment funds or other entities sponsored, managed or owned directly or indirectly by Riverstone Holdings, LLC or one of its controlled Affiliates or otherwise under common control with the entities listed in clause (i) or their successors (by merger, consolidation, acquisition of substantially all assets or similar transaction) or with any entity then included in clause (ii), to which any entity previously included in the definition of “Riverstone” Transferred, directly or indirectly (including through a series of Transfers), Class A Shares after the IPO or Related Shares after a Mandatory Conversion Date, and (iii) any successors (by merger, consolidation, acquisition of substantially all assets or similar transaction) of the foregoing.  For the avoidance of doubt, “Riverstone” shall be deemed not to include (A) Carlyle or any portfolio companies of any of the entities contained in clauses (i), (ii) or (iii) or (B) any entity that is not a party to this Agreement; provided, that any entity that would be within the definition of “Riverstone” but for the preceding clause (B) shall be afforded the opportunity to execute a customary joinder to this Agreement, in form and substance reasonably acceptable to the Company.

“Rule 144” means Rule 144 (or any successor provision) promulgated under the Securities Act.

“SEC” means the United States Securities and Exchange Commission or any similar agency then having jurisdiction to enforce the Securities Act.

“Second Catch-Up Excess Value” has the meaning set forth in Section 3.8(e)(ii).

“Second Catch-Up Value Transaction” has the meaning set forth in Section 3.8(e)(ii).

“Securities Act” means the Securities Act of 1933, as amended, supplemented or restated from time to time and any successor to such statute, and the rules and regulations promulgated thereunder.

“Selected Courts” has the meaning set forth in Section 7.9.

“Selling Shareholders” has the meaning set forth in Section 5.6(a)(i).

“Shaper” means C. Park Shaper.

“Shareholder” means (i) the Original Investor Shareholders, (ii) any other Person identified as a Shareholder on the signature pages hereto and (iii) all other Persons who become parties hereto as Shareholders in accordance with Section 2.1(d), the definitions of “Carlyle,” “GS,” “Highstar,” or “Riverstone” and Section 2.1(c) or Section 3.8(g); provided, that, for clarity, any Person who acquires Class P Shares during or after the IPO shall not, solely as a result of such acquisition, become a party to this Agreement.

“Shares” means, collectively, the outstanding Class A Shares, Class B Shares, Class C Shares and Class P Shares.

“Shelf Notice” has the meaning set forth in Section 5.3(a).

“Shelf Registration Statement” has the meaning set forth in Section 5.3(a).

“Subsidiary” or “Subsidiaries” means, with respect to any Person, as of any date of determination, any other Person as to which such Person owns, directly or indirectly, or otherwise controls, more than 50% of the voting shares or other similar interests or is general partner or managing member of, or serves in a similar capacity for, such Person (including, in the case of the Company, KMP and KMR and their respective Subsidiaries).

“Tender Offer” has the meaning set forth in Section 3.6(l).

“Total Voting Power” means, as of any date of determination, the total number of votes that may be cast in the election of directors of the Company if all Voting Securities then outstanding were present and voted at a meeting held for such purpose.  The percentage of the Total Voting Power of the Company owned by any Person as of any date of determination is the percentage of the Total Voting Power of the Company that is represented by the total number of votes that may be cast in the election of directors of the Company by Voting Securities then owned of record by such Person; provided, that if a holder of Class A Shares or Related Shares owns other Class P Shares, Total Voting Power with respect to that holder shall also include any Class P Shares owned directly or indirectly by such Person with respect to which such Person has voting power.

“Transfer” means, as a noun, any voluntary or involuntary transfer, sale, pledge, assignment, hypothecation or other disposition or distribution of any interest in Shares and, as a verb, to voluntarily or involuntarily transfer, sell, pledge, assign, hypothecate or otherwise dispose of or distribute any interest in Shares.  “Transferor” means a Person that Transfers or proposes to Transfer; and “Transferee” means a Person to whom a Transfer is made or it proposed to be made.

“Underwriter Amount” has the meaning set forth in Section 5.1(f).

“Underwritten Offering” means a sale of securities of the Company to an underwriter or underwriters for reoffering to the public.

“VCOC” means a “venture operating company” within the meaning of the U.S. Department of Labor plan assets regulations, 29 C.F.R. § 2510.3-101, or any successor thereto.

“Voting Cure Period” has the meaning set forth in Section 3.5(b).

“Voting Securities” means Shares and any other securities of the Company entitled to vote generally in the election of directors of the Company.

“WKSI” has the meaning set forth in Section 5.3(a).

SECTION 1.2.  GENDER.  For the purposes of this Agreement, the words “he,” “his” or “himself” shall be interpreted to include the masculine, feminine and corporate, other entity or trust form.

ARTICLE II

TRANSFER RESTRICTIONS; CONVERSIONS

SECTION 2.1.  TRANSFER RESTRICTIONS.

(a)           Prior to May 31, 2013, neither Kinder nor Shaper (nor any of their respective Permitted Transferees) may, directly or indirectly, Transfer Class P Shares, other than:

(i)           in the case of Kinder (or any Permitted Transferee of Kinder), Transfers to a Kinder Foundation, in an aggregate number of Class P Shares

(considered cumulatively with all other Transfers by Kinder or a Permitted Transferee of Kinder under this clause (i) to any Kinder Foundation) that do not exceed 10% of the number of Shares equal to the sum of (A) the total number of Class A Shares held by Kinder and his Permitted Transferees on the date of this Agreement, minus the total number of any Class P Shares that have theretofore been issued upon conversion of the Class B Shares corresponding to such Class A Shares (i.e. the Class B Shares designated in the Charter as the “Series B-6 Stock”) plus (B) the total number of any Class P Shares that Kinder and his Permitted Transferees have theretofore received after the date of this Agreement from the conversion of Class B Shares held by Kinder on the date of this Agreement;

(ii)           in the case of Kinder (or any Permitted Transferee of Kinder), Transfers to a third party or a Kinder Foundation (in addition to those specified in clause (i) above) in an aggregate number of Class P Shares (considered cumulatively with all other such Transfers by Kinder or a Permitted Transferee of Kinder under this clause (ii)) that do not exceed 10% of the number of Shares equal to the sum of (A) the total number of Class A Shares held by Kinder and his Permitted Transferees on the date of this Agreement, minus the total number of any Class P Shares that have theretofore been issued upon conversion of the Class B Shares corresponding to such Class A Shares (i.e. the Class B Shares designated in the Charter as the “Series B-6 Stock”) plus (B) the total number of any Class P Shares that Kinder and his Permitted Transferees have theretofore received after the date of this Agreement from the conversion of Class B Shares held by Kinder on the date of this Agreement;

(iii)           in the case of Shaper (or any Permitted Transferee of Shaper), Transfers in an aggregate number of Class P Shares (considered cumulatively with all other such Transfers by Shaper or a Permitted Transferee of Shaper under this clause (iii)) that do not exceed 50% of the total number of Class A Shares held by Shaper and his Permitted Transferees on the date of this Agreement; and

(iv)           in the case of Kinder or Shaper (or their respective Permitted Transferees), Transfers to a Permitted Transferee of Kinder or Shaper, respectively.

(b)           No Class B Shareholder may Transfer (including by operation of law) any Class B Shares, other than to its Permitted Transferees.  No Class C Shareholder may Transfer (including by operation of law) any Class C Shares, other than to its Permitted Transferees.

(c)           Any Class A Shareholder who is an employee of the Company or any of its Subsidiaries on the date of this Agreement may not Transfer (including by operation of law) any Class A Shares, other than to its Permitted Transferees.  Any Class A Shareholder who is not an employee of the Company or any of its Subsidiaries on the date of this Agreement may not Transfer (including by operation of law) any Class A Shares, other than (i) to its Affiliates or its successors (by merger, consolidation, acquisition of substantially all assets or similar transaction) that are or who become parties to this Agreement by executing a customary joinder to this

Agreement, in form and substance reasonably acceptable to the Company, provided, that such Affiliate or successor, as applicable, is afforded the opportunity to execute such customary joinder to this Agreement and (ii) in the event that such Class A Shareholder is an individual, to his or her Permitted Transferees.

(d)           Any Transfer that would be prohibited pursuant to this Section 2.1 but for the fact that the Transferee is a Permitted Transferee or an Affiliate of the Transferor, as applicable, shall be permitted only if the Permitted Transferee or Affiliate, as applicable, is a “Shareholder” for purposes of this Agreement, or, in connection with such Transfer, executes a customary joinder to this Agreement, in form and substance reasonably acceptable to the Company, in which such Permitted Transferee or Affiliate, as applicable, agrees to be a “Shareholder” for all purposes of this Agreement.

(e)           Notwithstanding anything in this Agreement to the contrary, the transfer restrictions set forth in Section 2.1(a) hereof shall terminate with respect to Kinder and/or Shaper and their respective Permitted Transferees, in the event of the termination of Kinder’s or Shaper’s employment, as applicable, with the Company and its Subsidiaries (but only if Kinder or Shaper, as applicable, no longer has any executive responsibilities with respect to the Company or any of its Subsidiaries).

SECTION 2.2.  LIMITATION ON VOLUNTARY CONVERSIONS.  No Class A Shareholder or holder of Related Shares, if any, shall Transfer any Shares during the regular director and executive officer “black out” period for the Company’s first quarterly periodic report for the 2015 calendar year; provided that Class A Shareholders may Transfer Class A Shares in accordance with Section 2.1 hereof.

SECTION 2.3.  ACTIONS IN CONNECTION WITH VOLUNTARY CONVERSIONS.

(a)           Each Class A Shareholder agrees that, in connection with any Voluntary Conversion by such Class A Shareholder, (i) such Class A Shareholder shall use reasonable best efforts to ensure that any Conversion Notice delivered by such Class A Shareholder to the Company or the Transfer Agent in connection with any Voluntary Conversion is accurate and consistent with the provisions of the Charter and (ii) the Class P Shares issued upon the delivery of a particular Conversion Notice shall be Transferred solely in accordance with such Conversion Notice (as may be amended or modified in accordance with the Charter); provided, that, the parties acknowledge that, for the avoidance of doubt, a reduction in the number of Class P Shares ultimately Transferred pursuant to such Conversion Notice shall be permitted by this clause (ii).

(b)           If, notwithstanding the obligations of a Class A Shareholder pursuant to Section 2.3(a)(i), any Voluntary Conversion by such Class A Shareholder causes the existence of any Excess Class P Shares, such Class A Shareholder, as promptly as reasonably practicable and in no event later than the fifth (5th) Business Day following the final determination of such number of Excess Class P Shares in accordance with the provisions of the Charter, shall Transfer to the Company the number of Class P Shares equal to such number of Excess Class P Shares related to the Class A Shares converted by such Class A Shareholder pursuant to such Voluntary Conversion, free and clear of any security interests, liens or similar encumbrances.  This

Section 2.3(b) shall be the sole and exclusive remedy of any Class B Shareholder, Class C Shareholder or the Company against any Class A Shareholder for any breaches of Section 2.3(a)(i) or Section D.2(a)(iv) of Article Fourth of the Charter; provided, however, that this sentence shall not be deemed to affect the remedies available to the party or parties seeking to enforce this Section 2.3(b), with respect to breaches of this Section 2.3(b).

(c)           Terms used in this Section 2.3 but not defined in this Agreement shall have the meanings given such terms in the Charter.

SECTION 2.4.  CERTAIN AGREEMENTS IN CONNECTION WITH DISTRIBUTIONS.

(a)           The Company hereby agrees that any distribution paid by the Company pursuant to Section C of Article Fourth of the Charter shall be paid to the holders of Class P Shares and, to the extent payable pursuant to Section C of Article Fourth of the Charter, the holders of Class A Shares, Class B Shares and Class C Shares on the same Business Day; provided, that in the event that a Transfer or Investor Distribution by a holder of Class A Shares of a Series pursuant to Section D.2(a) of the Charter is closed or consummated no more than one (1) Business Day prior to the date on which such distribution is paid to the holders of Class P Shares (the “Class P Payment Date”), the Company shall be permitted to pay such distribution to the holders of Class A Shares, Class B Shares and Class C Shares of such Series (to the extent such distribution is payable to such holders pursuant to Section C of Article Fourth of the Charter) up to one (1) Business Day subsequent to the Class P Payment Date, to the extent payment to such holders of Class A Shares, Class B Shares and Class C Shares on the Class P Payment Date is not reasonably practicable.

(b)           Each Class A Shareholder acknowledges and agrees that such Class A Shareholder shall not be entitled to any portion of a Subject Distribution pursuant to Section C of Article Fourth of the Charter in respect of any Subject Class P Shares corresponding to such Subject Distribution, and agrees that it shall not make any claim or assertion inconsistent with the foregoing; the Company acknowledges and agrees that such Class A Shareholder shall be entitled to a Subject Distribution in respect of such holder’s Subject Class A Shares pursuant to Section C of Article Fourth of the Charter (to the extent such distribution is payable to Class A Shareholders pursuant to Section C of Article Fourth of the Charter) and agrees that it shall not make any claim or assertion inconsistent with the foregoing.

(c)           Terms used in this Section 2.4 but not defined in this Agreement shall have the meanings given such terms in the Charter.

ARTICLE III

BOARD REPRESENTATION

SECTION 3.1.  NOMINEES.

(a)           The number of directors shall initially be thirteen (13) and may be increased in accordance with Section 3.3 or reduced in accordance with this Section 3.1(a).  If any Investor Shareholder loses the right to choose any particular director nominee(s) pursuant to Sections 3.1(c)(v)-(vii), then the number of directors shall be reduced by such number of nominees with respect to which such right has been lost; provided, however, that, except as provided in the immediately following sentence, the number of directors shall not be reduced to less than eleven (11).  Notwithstanding the proviso in the immediately preceding sentence, subject to Section 3.1(c)(iii), at any time when the Investor Shareholders collectively have the right to choose less than three (3) director nominees pursuant to this Section 3.1, the number of directors may be reduced to not less than nine (9) directors in accordance with the immediately preceding sentence if such reduction is approved by a majority of the remaining directors (excluding, for purposes of such calculation any director that would be resigning or would be removed in accordance with Section 3.1(d) as a result of the applicable loss of right).  Notwithstanding anything to the contrary contained in this Article III, at all times during the term of this Agreement when nominations are made for the Board, the Governance/Nominating Committee shall choose a number of nominees meeting the Independence Requirements (which nominees the Company shall nominate to serve on the Board) equal to (i) the total number of directors then comprising the entire Board minus (ii) the aggregate number of directors whose nomination is otherwise specifically provided for pursuant to the terms of Section 3.1(b), Section 3.1(c) or Section 3.1(e); provided, that (x) at least two (2) nominees chosen by the Governance/Nominating Committee must satisfy the Audit Independence Requirements and (y) in the event that Section 3.1(c)(i), the proviso in Section 3.1(c)(ii), Section 3.1(c)(iii) or Section 3.1(c)(iv) become applicable, at least three (3) nominees chosen by the Governance/Nominating Committee must satisfy the Audit Independence Requirements.

(b)           Subject to the provisions of this Section 3.1, the Company shall nominate the following nominees to serve on the Board:

(i)           five (5) nominees chosen by Kinder (one of which can be Kinder himself) for so long as Kinder is Chief Executive Officer and (together with his Permitted Transferees) owns Shares representing at least 2.5% of the Total Voting Power, which nominees shall include at least one individual who satisfies the Audit Independence Requirements;

(ii)           two (2) nominees chosen by GS for so long as GS owns Shares representing at least 5% of the Total Voting Power;

(iii)           two (2) nominees chosen by Highstar for so long as Highstar owns Shares representing at least 5% of the Total Voting Power;

(iv)           one (1) nominee chosen by Carlyle for so long as Carlyle is an Eligible Investor Shareholder; and

(v)           one (1) nominee of Riverstone for so long as Riverstone is an Eligible Investor Shareholder.

(c)           Subject to the provisions of this Section 3.1, the individuals to be nominated by the Company to serve on the Board pursuant to Section 3.1(b) shall be modified following the date of this Agreement, as follows:

(i)           if Kinder is terminated as Chief Executive Officer for Cause, then, in lieu of the provisions of Section 3.1(b)(i), the Company shall nominate the following nominees to serve on the Board: (A) one (1) nominee chosen by Kinder, (B) one (1) nominee who will be the then-current Chief Executive Officer, (C) one (1) nominee chosen by the Governance/Nominating Committee in accordance with Section 3.1(a), which nominee must satisfy the Audit Independence Requirements and (D) two (2) nominees chosen by the Remaining Original Shareholders who (together with their Permitted Transferees) then hold a majority of the Class A Shares and Related Shares then held by the Remaining Original Shareholders and their Permitted Transferees; provided, that if the Remaining Original Shareholders (together with their Permitted Transferees) then collectively hold Class A Shares and Related Shares in an aggregate number not at least equal to a majority of the Class A Shares held by the Original Shareholders on the date of this Agreement, then, in lieu of the provisions of this Section 3.1(c)(i)(D), the Governance/Nominating Committee shall choose such two (2) nominees in accordance with Section 3.1(a); provided, further, that in the event that Kinder is terminated as Chief Executive Officer for Cause, no nominee chosen pursuant to this Section 3.1 may be Kinder;

(ii)           if Kinder ceases to be the Chief Executive Officer for any reason other than as described in Section 3.1(c)(i), then, in lieu of the provisions of Section 3.1(b)(i), the Company shall nominate the following nominees to serve on the Board: (A) two (2) nominees chosen by Kinder (one of which can be Kinder himself), (B) one (1) nominee who will be the then-current Chief Executive Officer and (C) two (2) nominees (at least one of whom must satisfy the Audit Independence Requirements) chosen by the Remaining Original Shareholders who (together with their Permitted Transferees) then hold a majority of the Class A Shares and Related Shares then held by the Remaining Original Shareholders and their Permitted Transferees; provided, that if the Remaining Original Shareholders (together with their Permitted Transferees) then collectively hold Class A Shares and Related Shares in an aggregate number not at least equal to a majority of the Class A Shares held by the Original Shareholders on the date of this Agreement, then, in lieu of the provisions of this Section 3.1(c)(ii)(C), the Governance/Nominating Committee shall choose such two (2) nominees in accordance with Section 3.1(a);

(iii)           if the number of directors is reduced to less than eleven (11) in accordance with Section 3.1(a) and the nomination provisions of Section 3.1(b)(i) have not been previously modified by Section 3.1(c)(i) or 3.1(c)(ii), then (A) the nominees provided for under Section 3.1(b)(i) shall be reduced from five (5) to four (4), and, in lieu of the fifth (5th) nominee being chosen by Kinder pursuant to Section 3.1(b)(i), one (1) nominee shall be chosen by the Governance/Nominating Committee in accordance with Section 3.1(a), which nominee must satisfy the Audit Independence Requirements and (B) the requirement that one of the nominees chosen by Kinder pursuant to Section 3.1(b)(i) must satisfy the Audit Independence Requirements shall be eliminated;

(iv)           if Kinder (together with his Permitted Transferees) ceases to own at least 2.5% of the Total Voting Power, then notwithstanding anything to the contrary contained herein, Kinder will no longer be entitled to choose any nominee, Section

3.1(b)(i), Section 3.1(c)(i), Section 3.1(c)(ii) and Section 3.1(c)(iii) shall no longer apply, and, in lieu thereof, the Company shall nominate to serve on the Board the then-current Chief Executive Officer and four (4) nominees chosen by the Governance/Nominating Committee in accordance with Section 3.1(a) (at least one of whom must satisfy the Audit Independence Requirements);

(v)           if GS no longer owns at least 5% of the Total Voting Power but GS continues to be an Eligible Investor Shareholder, then, in lieu of the provisions of Section 3.1(b)(ii), GS shall be entitled to choose one (1) nominee;

(vi)           if Highstar no longer owns at least 5% of the Total Voting Power but Highstar continues to be an Eligible Investor Shareholder, then, in lieu of the provisions of Section 3.1(b)(iii), Highstar shall be entitled to choose one (1) nominee; and

(vii)           if any Investor Shareholder ceases to be an Eligible Investor Shareholder, such Investor Shareholder shall cease to have any right to choose nominees for directors.

(d)           If any Shareholder(s) other than Kinder, pursuant to Section 3.1(c), or Kinder, pursuant to Section 3.1(c)(iv), loses the right to choose any nominee(s) that it theretofore was entitled to choose pursuant to Section 3.1(b), or Section 3.1(c), then (i) such Shareholder(s) or Kinder, as applicable, shall identify the director or directors who will leave office (if such identity is not clear due to the nature of the event that caused the loss of right pursuant to Section 3.1(c)), (ii) such Shareholder(s) or Kinder, as applicable, shall use reasonable best efforts to cause any director who is serving on the Board that such Shareholder(s) or Kinder, as applicable, no longer has the right to nominate as a director (who will be the director identified pursuant to clause (i) above, if applicable) to immediately tender his or her unconditional resignation from the Board, with any such resignation being immediately effective without being required to be accepted by the Board, and (iii) if any director who is to resign from the Board pursuant to this Section 3.1(d) refuses or otherwise fails to tender his or her resignation in accordance with the foregoing within ten (10) calendar days of the date of the event giving rise to the loss of the right of such Shareholder(s) or Kinder, as applicable, to choose such individual for nomination to the Board pursuant to this Section 3.1, then the Company shall call and hold a special meeting of stockholders of the Company as promptly as practicable for the purpose of removing such director and Kinder and each Investor Shareholder shall cause all Voting Securities beneficially owned by him or his Permitted Transferees, in the case of Kinder, or by it, in the case of the Investor Shareholders, to be voted in support of such removal.  If Kinder, pursuant to Section 3.1(c)(i), 3.1(c)(ii), or 3.1(c)(iii) loses the right to choose any nominee(s) that he theretofore was entitled to choose pursuant to Section 3.1(b) or Section 3.1(c), then any such director theretofore chosen by Kinder but with respect to whom such right has been lost pursuant to Section 3.1(c)(i), 3.1(c)(ii), or 3.1(c)(iii) may, to the fullest extent permitted by law, continue to serve until the next election of directors, at which time the nomination of and voting for election of directors shall be in accordance with the provisions of Sections 3.1(a)-(c).  Notwithstanding the foregoing, if Kinder is terminated as Chief Executive Officer for Cause, Kinder shall immediately resign (unconditionally) as a director and his replacement shall be selected in accordance with Sections

3.1(a) and 3.1(c)(i).  For the avoidance of doubt, the loss by Kinder of the right to choose any particular individual for nomination as a director shall not, by itself, preclude the Governance/Nominating Committee or any Shareholder from nominating such individual, or any Shareholder from voting in favor of such individual as a director.

(e)           In the event of Kinder’s death, any nominees that Kinder would be entitled to choose pursuant to Section 3.1(c)(i), Section 3.1(c)(ii) or Section 3.1(c)(iii) shall instead be chosen by his heirs, executors, administrators, testamentary Transferees, legatees or beneficiaries who (i) are or become parties to this Agreement by executing a customary joinder to this Agreement, in form and substance reasonably acceptable to the Company, provided, that he, she or it, as applicable, is afforded the opportunity to execute such customary joinder to this Agreement and (ii) then have voting power with respect to a majority of the Total Voting Power that was held by Kinder at the time of his death; provided, that such right will terminate when Kinder’s heirs, executors, administrators, testamentary trustees, legatees and beneficiaries who are or become parties to this Agreement by executing such customary joinder to this Agreement collectively cease to have voting power with respect to Voting Securities representing at least 2.5% of the Total Voting Power.

(f)           Except as expressly provided otherwise in this Section 3.1, each of Kinder (and his heirs, executors, administrators, testamentary Transferees, legatees or beneficiaries who (i) are or become parties to this Agreement by executing such customary joinder to this Agreement and (ii) then have voting power with respect to a majority of the Total Voting Power that was held by Kinder at the time of his death) and each Investor Shareholder shall have the exclusive and immediate right to select nominees to fill vacancies created by reason of death, disability, retirement, removal, failure to be elected or resignation of its respective nominees to the Board.

SECTION 3.2.  BOARD OBSERVER RIGHTS.

(a)           During such time as GS owns at least 2.5% of the Total Voting Power but less than 5% of the Total Voting Power, GS shall be entitled to have an Observer in addition to its one (1) remaining nominee to the Board.  During such time as Highstar owns at least 2.5% of the Total Voting Power but less than 5% of the Total Voting Power, Highstar shall be entitled to have an Observer in addition to its one (1) remaining nominee to the Board.

(b)           Without limiting any other rights in this Agreement, including Section 3.2(a) hereof, until such time as each Investor Shareholder ceases to own at least 1% of the Total Voting Power, the Company shall permit such Investor Shareholder to have an Observer attend each meeting of the Board and each meeting of any committee thereof; provided, that an Investor Shareholder may have more than one Observer if such Investor Shareholder delivers a written opinion of counsel to the Company providing that more than one Observer is reasonably necessary to comply with VCOC requirements applicable to such Investor Shareholder and its Affiliates.  For the avoidance of doubt, the Investor Shareholders shall be entitled to have one or more Observers pursuant to this Section 3.2(b) to the extent necessary to comply with VCOC requirements, without regard to their respective percentage ownership, provided, that if an Investor Shareholder ceases to own at least 1% of the Total Voting Power, such Investor Shareholder shall be required to deliver a written opinion of counsel to the Company stating that such Observer or Observers are reasonably necessary for such Investor Shareholder to comply with VCOC requirements.

(c)           Each Observer shall have the same rights as a director (other than voting rights), including the right to participate in all deliberations of the Board and each committee thereof.  Observers shall not be counted towards a quorum.  The Company shall send to each such Observer the notice of the time and place of such meeting in the same manner and at the same time as it shall send such notice to the directors or committee members, as the case may be.  The Company shall also provide to each such Observer copies of all notices, reports, minutes and consents at the time and in the manner as they are provided to the directors or committee members, as the case may be.

(d)           Notwithstanding any provision of this Section 3.2, the Company shall have the right to exclude any Observer from access to any Board or committee meeting or portion thereof or any materials distributed to any Board or committee members in the sole discretion of a majority of the members in attendance at such Board or committee meeting (or, with respect to materials to be provided in advance of any meeting, a majority of the members of the Board or committee, as applicable).  An Observer shall recuse himself or herself from any portion of any Board or committee meeting if (i) such Observer has actual knowledge that the Investor Shareholder that selected such Observer, or one of its controlled Affiliates, is engaged in, pursuing or evaluating any business opportunity that such Observer has actual knowledge that the Company or any of its Subsidiaries is currently engaged in, pursuing or evaluating and the participation of such Observer would create a conflict of interest and (ii) such business opportunity is being discussed during such portion of such meeting (provided, that for the avoidance of doubt, no Observer shall be deemed to be in breach of his or her obligations pursuant to this sentence so long as such Observer recuses himself or herself from such portion of such meeting as promptly as practicable following the time in which it becomes reasonably apparent that such business opportunity is being discussed).  All Observers, in connection with exercising their rights under this Section 3.2, shall be required (i) to execute and deliver to the Company a customary (for observers of public corporations) confidentiality agreement that is reasonably acceptable to such Observer and to the Company, (ii) to undergo any training required by the Company’s policies regarding FERC standards of conduct that are applicable to directors and (iii) to comply with any other regulatory requirements to the extent applicable to such Observer in his or her capacity as an Observer.

SECTION 3.3.  INDEPENDENCE REQUIREMENTS.  In the event that, at any point in time, the Board does not meet the standards for the majority independence requirements of any national securities exchange on which the Class P Shares are then listed for trading, then the Company shall operate under an applicable controlled company exemption to such requirement, if available.  In the event that such exemption is not available to the Company, then the Governance/Nominating Committee shall choose for nomination a number of additional directors that meet the Independence Requirements that would cause the Board to meet the standards for the applicable majority independence requirements and the number of directors shall be increased by the number of such additional director nominees chosen by the Governance/Nominating Committee.

SECTION 3.4.  COMPOSITION OF CERTAIN BOARD COMMITTEES

(a)           Governance/Nominating Committee.  Until the time specified in Section 3.4(f), (i) the nominating committee of the Board (the “Governance/Nominating Committee”) shall have three (3) members, which shall consist of (A) one (1) director who was chosen as a Board nominee by Kinder (which nominee may not serve as the chair of the Governance/Nominating Committee), (B) one (1) director who was chosen as a Board nominee by the Investor Shareholders and (C) an independent director who was not chosen as a Board nominee by the Investor Shareholders or Kinder, all three (3) of which shall meet the Independence Requirements from which the Company is not then exempt, by reason of operating under an applicable controlled company exemption pursuant to Section 3.3 or otherwise, and (ii) all determinations by the Governance/Nominating Committee with respect to nominations, designations and appointments to the Board and committees of the Board shall require unanimous approval.  Notwithstanding the foregoing, in the event that (x) Kinder is no longer entitled to choose any Board nominees or none of Kinder’s nominees meets the Independence Requirements when the Company is not operating under an applicable controlled company exemption pursuant to Section 3.3 or is not otherwise exempt from such requirements, the member contemplated by Section 3.4(a)(i)(A) shall be an independent director meeting the Independence Requirements who was not chosen for nomination by the Investor Shareholders or Kinder or (y) none of the Investor Shareholders’ nominees meets the Independence Requirements when the Company is not operating under an applicable controlled company exemption pursuant to Section 3.3 or is not otherwise exempt from such requirements, the member contemplated by Section 3.4(a)(i)(B) shall be an independent director meeting the Independence Requirements who was not chosen for nomination by the Investor Shareholders or Kinder.
(b)           Audit Committee.  Until the time specified in Section 3.4(f), the audit committee of the Board (the “Audit Committee”) shall have three (3) members, which shall consist of (i) one (1) director who was chosen as a Board nominee by Kinder (which nominee may not serve as the chair of the Audit Committee) and (ii) two (2) independent directors who were not chosen as Board nominees by the Investor Shareholders or Kinder, all three (3) of which shall meet the Audit Independence Requirements.  Notwithstanding the foregoing, in the event that Kinder is no longer entitled to choose at least five (5) Board nominees or none of Kinder’s nominees meets the Audit Independence Requirements, the member contemplated by Section 3.4(b)(i) shall be an independent director meeting the Audit Independence Requirements who was not chosen for nomination by the Investor Shareholders or Kinder.  At least one member of the Audit Committee shall be a financial expert as defined by the SEC.

(c)           Compensation Committee.  Until such time specified in Section 3.4(f), the compensation committee of the Board (the “Compensation Committee”) shall have five (5) members, which shall include two (2) directors who were chosen for nomination as Board nominees by the Investor Shareholders, all five (5) of which shall meet the Independence Requirements on the date of this Agreement and any other eligibility requirements mandated by applicable law or applicable national securities exchange rule (in either case from which the Company is not then exempt, by reason of operating under an applicable controlled company exemption pursuant to Section 3.3 or otherwise) as of the applicable date of determination.

Notwithstanding the foregoing, in the event that less than two (2) of the Investor Shareholders’ nominees meet the eligibility requirements mandated by applicable law or applicable national securities exchange rule (in either case from which the Company is not then exempt, by reason of operating under an applicable controlled company exemption pursuant to Section 3.3 or otherwise), any member(s) that the Investor Shareholders are unable to nominate as contemplated by the immediately foregoing sentence shall be directors meeting the Independence Requirements and such other eligibility requirements who were not chosen for nomination by the Investor Shareholders or Kinder; provided, that if less than five (5) members of the board of directors meet the requirements of this sentence, the Compensation Committee may have fewer than (5) members but shall have no less than three (3) members; provided, further, that such reduction shall not affect any of the rights of the Investor Shareholders under this Section 3.4(c) to nominate members to the Compensation Committee that meet the Independence Requirements and such other eligibility requirements.

(d)           Other Committees.  Until the time specified in Section 3.4(f), the number of members appointed to each of the other committees of the Board (other than the Audit Committee and the Governance/Nominating Committee, and, if applicable, the Compensation Committee) shall be five (5), which will include two (2) directors who were chosen as Board nominees by Investor Shareholders; provided, that the number of members appointed to a committee that consists solely of directors nominated by the Investor Shareholders may be less than five (5).  In the event that less than two (2) of the Investor Shareholders’ nominees meet the eligibility requirements mandated by applicable law or applicable national securities exchange rule (in either case from which the Company is not then exempt, by reason of operating under an applicable controlled company exemption pursuant to Section 3.3 or otherwise), any member(s) that the Investor Shareholders are unable to nominate as contemplated by the immediately foregoing sentence shall be directors meeting such eligibility requirements who were not chosen for nomination by the Investor Shareholders or Kinder; provided, that if less than five (5) members of the board of directors meet the requirements of this sentence, such committee may have fewer than (5) members but shall have no less than three (3) members; provided, further, that such reduction shall not affect any of the rights of the Investor Shareholders under this Section 3.4(d) to nominate members to other committees that meet such eligibility requirements.

(e)           Company Action.  Until the time specified in Section 3.4(f), the Company agrees to use all reasonable best efforts to cause (i) each committee of the Board to be constituted as set forth in this Section 3.4 and (ii) the appointment of the nominees of Kinder and the Investor Shareholders to the committees of the Board in accordance with this Section 3.4.

(f)           Termination of Special Provisions Regarding Composition of Board Committees.  The requirements set forth in Sections 3.4(a), 3.4(b), 3.4(c) and 3.4(d) shall terminate when (i) the Investor Shareholders collectively are no longer entitled to choose at least three (3) Board nominees or (ii) solely with respect to Kinder, Kinder is no longer entitled to choose any Board nominees.

SECTION 3.5.  VOTING AGREEMENT.

(a)           Each of Kinder and each of the Investor Shareholders agrees with each other that he or it, as applicable, shall take all Necessary Action within his or its power to (i)

cause the Board to be constituted as set forth in this Article III, including by being composed of the individuals nominated as directors pursuant to Section 3.1 hereof (including appointing or removing nominees and filling any vacancies created by reason of death, disability, retirement, removal, failure to be elected or resignation of any nominee(s) with new nominee(s) designated pursuant to Section 3.1 hereof), (ii) cause all Voting Securities beneficially owned by such Person or, in the case of Kinder, Kinder and his Permitted Transferees, to be voted (A) in favor of the election of the nominees designated pursuant to Section 3.1 hereof to the Board, (B) in favor of the removal of the individuals to be removed pursuant to Section 3.1(d) and (C) against any proposal to amend or waive any provision of the Bylaws unless the Board has approved such amendment or waiver and the individuals whose consent for such amendment or waiver is required under the Bylaws has been received in writing, and (iii) ensure that the Charter and Bylaws do not, at any time, conflict in any respect with the provisions of this Agreement to the extent such provisions comply with applicable law.  The Company agrees to include in the slate of nominees recommended by the Board those individuals nominated in accordance with this Article III.  The Company, Kinder and the Investor Shareholders agree to use all reasonable best efforts to cause the election of such individuals nominated in accordance with this Article III.  To the fullest extent permitted by law, the Company agrees to use all reasonable best efforts to solicit proxies for such nominees for director from all holders of Voting Securities.

(b)           Solely for purposes of this Section 3.5, and in order to secure the performance of Kinder’s and the Investor Shareholders’ obligations under this Section 3.5, each of Kinder and the Investor Shareholders (each, an “Appointer”) hereby irrevocably appoints each other (to the extent qualifying as a Proxy Holder (as defined below)) the attorney-in-fact and proxy of such Appointer (with full power of substitution) to vote with respect to its and, in the case of Kinder, his Permitted Transferees’, Shares as described in this paragraph if, and only in the event that, such Appointer fails to vote with respect to its and, in the case of Kinder, his Permitted Transferees’, Shares in accordance with the terms of this Section 3.5.  The Appointer shall have five (5) Business Days from the date of a request for such vote (the “Voting Cure Period”) to cure such failure.  If after the Voting Cure Period the Appointer has not cured such failure, any of Kinder or the Investor Shareholders, as the case may be, whose nominees to the Board were required to be approved or removed by the Appointer pursuant to this Section 3.5 but were not approved or removed by the Appointer, shall have, and is hereby irrevocably granted, a proxy to vote, with respect to the Appointer’s and, in the case of Kinder, his Permitted Transferees’, Shares for the purposes of electing directors as required by this Section 3.5 (such Shareholder, a “Proxy Holder”), and of removing from office any directors elected to the Board in lieu of the nominees of the Proxy Holder who should have been elected pursuant to this Section 3.5, at the special or annual meeting for such election or removal of director(s).  Each of Kinder and the Investor Shareholders intends this proxy to be, and it shall be, irrevocable and coupled with an interest, and each of Kinder and the Investor Shareholders will take such further action and execute such other instruments as may be necessary to effectuate the intent of this proxy and hereby revokes any proxy previously granted by it with respect to the matters set forth in this Section 3.5 with respect to the Shares beneficially owned by such Shareholder and, in the case of Kinder, his Permitted Transferees.  Notwithstanding the foregoing, the conditional proxy granted by this Section 3.5(b) shall be deemed to be revoked upon the termination of Section 3.5 of this Agreement in accordance with its terms.

SECTION 3.6.  CERTAIN AGREEMENTS.

(a)           Upon the reasonable request of the Investor Shareholders holding Voting Securities representing a majority of the Total Voting Power of all Voting Securities then held by the Investor Shareholders (with respect to which the Company shall not unreasonably object), the Company shall, with regard to any Subsidiaries of the Company, cause the directors nominated to the Board by the Investor Shareholders pursuant to Article III (considered as a group) to be appointed or elected to the boards or governing bodies of such Subsidiaries of the Company (other than KMGP, KMP or KMR or any of their Subsidiaries) so that the Investor Shareholders (as a group) have, as closely as is practicable, the same proportionate representation on such boards or governing bodies (or, with respect to Subsidiaries of the Company that become publicly traded after the date hereof (other than any Subsidiaries of KMR or KMP) on the seats of such boards or governing bodies for which the Company has the right to designate directors; provided, that the Investor Shareholders shall have agreed to the limitation on the ability of the Company to designate directors of such Subsidiaries) as they do on the Board.

(b)           The Company shall (i) permit the Board nominees chosen by the Investor Shareholders and each Observer of the Investor Shareholders permitted to attend meetings of the Board pursuant to Section 3.2 (together, the “KMP Observers”) to attend each meeting of the KMGP board and the KMR board and any committees thereof, (ii) send to each KMP Observer notice of the time and place of such meeting, (iii) provide to each KMP Observer copies of all notices, reports, minutes and consents at the time and in the manner as they are provided to the members of the KMGP and KMR boards and the relevant committees thereof; provided, however, that the KMGP and KMR boards, and committees thereof, shall have the right to exclude the KMP Observers from access to any board or committee meeting (or portion thereof) or any materials distributed to any board or committee members in the sole discretion of a majority of the members of such board or committee in attendance at such board or committee meeting (or, with respect to materials to be provided in advance of any meeting, a majority of the members of such board or committee, as applicable).  A KMP Observer shall recuse himself or herself from any portion of any Board or committee meeting if (i) such KMP Observer has actual knowledge that the Investor Shareholder that selected such KMP Observer, or one of its controlled Affiliates, is engaged in, pursuing or evaluating any business opportunity that such KMP Observer has actual knowledge that the Company or any of its Subsidiaries is either currently engaged in, pursuing or evaluating and the participation of such KMP Observer would create a conflict of interest and (ii) such business opportunity is being discussed during such portion of such meeting (provided, that for the avoidance of doubt, no KMP Observer shall be deemed to be in breach of his or her obligations pursuant to this sentence so long as such KMP Observer recuses himself or herself from such portion of such meeting as promptly as practicable following the time in which it becomes reasonably apparent that such business opportunity is being discussed).  All KMP Observers, in connection with exercising their rights under this Section 3.6(b), shall be required (i) to execute and deliver to KMGP or KMR, as applicable, a customary (for observers of public corporations) confidentiality agreement that is reasonably acceptable to such KMP Observer and to KMGP or KMR, as applicable, (ii) to undergo any training required by KMP’s, KMGP’s or KMR’s policies regarding FERC standards of conduct that are applicable to KMGP or KMR directors, as applicable, and (iii) to comply with any other regulatory requirements to the extent applicable to such KMP Observer in his or her capacity as a KMP Observer.

(c)           So long as an Investor Shareholder constitutes an Eligible Investor Shareholder, the Company shall inform such Eligible Investor Shareholder promptly of any action or proposed action by the Company or any of its Affiliates (including KMP and KMR) that the Chief Executive Officer reasonably believes could impose any filing obligation, restriction or other regulatory burden (e.g., bank holding company registration, or public utility holding company registration) on such Eligible Investor Shareholder or its Affiliates.  In addition, neither the Company nor any of its Subsidiaries or Affiliates (other than KMP, KMP’s operating partnerships, KMR or any of their respective Subsidiaries or controlled Affiliates, or KMGP (solely to the extent that KMGP (i) is acting in its capacity as a holder of shares of KMR or in its capacity as General Partner pursuant to Section 1.4 of the Delegation of Control Agreement to approve any action taken by KMR, or  (ii) is acting in its capacity as the general partner of KMP or any of its operating partnerships to approve any matter on behalf of KMP or any of its operating partnerships (and not to the extent acting in another capacity, such as acting to amend or waive a right or obligation of KMGP (or of its direct or indirect parent entities) under any organizational document of KMP or its operating partnerships)) or KMGP Services Company, Inc. to the extent it is taking action related to carrying out the terms of the Employee Services Agreement dated as of January 1, 2001 (not including amendments or waivers), among KMGP Services Company, Inc., KMGP and KMP) will take any action (or authorize any of, commit, agree or propose to take any of, consent to or vote in favor of any action) that would impose any filing obligation, restriction or other regulatory burden (e.g., bank holding company registration, or public utility holding company registration) on any Eligible Investor Shareholder or its Affiliates that such Eligible Investor Shareholder reasonably determines could have a significant impact on the interests of such Eligible Investor Shareholder or its Affiliates (other than its interests as a Shareholder), without approval by such Eligible Investor Shareholder (it being understood that such limitation shall not be read to prohibit acquisitions that may prohibit future acquisitions by such Investor Shareholder or its Affiliates due to antitrust overlaps).

(d)           So long as an Investor Shareholder constitutes an Eligible Investor Shareholder, the Company shall keep such Eligible Investor Shareholder informed, on a current basis, of any events or changes with respect to any criminal or regulatory investigation or action involving the Company or any of its Affiliates, so that such Eligible Investor Shareholder and its Affiliates will have the opportunity to take appropriate steps to avoid or mitigate any regulatory consequences to them that might arise from such investigation or action.

(e)           So long as an Investor Shareholder constitutes an Eligible Investor Shareholder, the Company shall reasonably cooperate with such Eligible Investor Shareholder and its Affiliates in efforts to mitigate consequences of circumstances described in clause (c) or (d) (i.e., coordinating and assistance in meeting with regulators).  Each Investor Shareholder who receives any non-public information pursuant to clause (c) or (d) agrees (i) to use it only in connection with purposes related to the subject matter of clauses (c), (d) or (e), as applicable, and (ii) to maintain the disclosed information in confidence, except as required by applicable law or applicable national securities exchange rule or to the extent that such information (A) enters the public domain through no fault of such Investor Shareholder or (B) is later lawfully acquired by such Investor Shareholder on a non-confidential basis from sources other than the Company and its Subsidiaries.

(f)           Each Executive Management Shareholder agrees that he or she shall not, during the Non-Compete Period, directly or indirectly (other than on behalf of or at the request of the Company or its Subsidiaries):

(i)           engage in, have an interest in, or otherwise be employed by (whether as an owner, operator, partner, member, manager, employee, officer, director, consultant, advisor, or representative), provide consulting or management services to, or permit his or her name to be used in connection with the activities of, any business or organization, engaged in a business that is competitive with a business in which the Company or any of its Subsidiaries engages (a “Competitive Business”); provided, that ownership of less than one percent (1%) of the outstanding stock of any publicly traded corporation shall not be deemed to be a violation of this Section 3.6(f) solely by reason thereof; provided, further, that, providing investment banking or legal services to a Competitive Business as an independent consultant, independent advisor or independent representative shall not be deemed to be a violation of this Section 3.6(f) solely by reason thereof so long as providing such services is not the primary duties or business activities of such individual; provided, further, that, if the Board determines that the provisions of this Section 3.6(f)(i) should not apply to an Executive Management Shareholder (other than Kinder or Shaper) following the termination of such Executive Management Shareholder’s employment by the Company, the provisions of this Section 3.6(f)(i) shall be deemed waived with respect to such Executive Management Shareholder;

(ii)           solicit any Person who is or, within the prior twelve (12) months, was, or whose Affiliate is or, within the prior twelve (12) months, was a customer of the Company or any of its Subsidiaries or persuade or attempt to persuade any such Person not to be a customer of the Company or any of its Subsidiaries or to reduce the amount of business that such customer does with the Company or any of its Subsidiaries, or enter into or seek to enter into any agreement (to the extent such agreement is of a nature that is related to the business in which the Company or any of its Subsidiaries engage) with, to the Executive Management Shareholder’s knowledge, any such Person; or

(iii)           contact, approach or solicit for the purpose of offering employment to or hiring or retaining, or actually hire or retain any Person who is or was employed or retained by the Company or its Affiliates as an employee during the immediately preceding twelve (12) months or attempt to persuade any Person not to continue to be employed or retained by the Company or its Affiliates or to terminate his or her employment or services with the Company or its Affiliates; provided, that notwithstanding the foregoing, general solicitations of employment published in a journal, newspaper or other publication of general circulation and not specifically directed towards such employees, consultants or independent contractors shall not be deemed to constitute solicitation for purposes of this Section 3.6(f)(iii).

(iv)           Notwithstanding anything to the contrary in this Section 3.6(f), with respect to the country of Mexico, this Section 3.6(f) will only apply (and therefore will be limited) to activities that are competitive with the businesses in which any of the Mexican Subsidiaries of the Company engages.

Each Executive Management Shareholder acknowledges and agrees that: (A) the time and geographical scope of the restrictions of this Section 3.6(f) are reasonable; (B) the burden on the Executive Management Shareholder of complying with the restrictions of this Section 3.6(f) is not unreasonable; (C) the general public policy is not harmed by the restrictions of this Section 3.6(f); and (D) the restrictions of this Section 3.6(f) are necessary for the protection of the Company and its Subsidiaries. Each Executive Management Shareholder further acknowledges and agrees (x) the Executive Management Shareholder’s breach of the provisions of this Section 3.6(f) will cause the Company irreparable harm, which cannot be adequately compensated by money damages, (y) if the Executive Management Shareholder breaches or threatens to breach the provisions of this Section 3.6(f) and the Company (by vote of a majority of the members of the Board) seeks an injunction against the Executive Management Shareholder, there is a reasonable probability of the Company’s eventual success on the merits and (z) if the Executive Management Shareholder breaches or threatens to breach the provisions of this Section 3.6(f) and the Company (by vote of a majority of the members of the Board) seeks an injunction against the Executive Management Shareholder, a balancing of equities will be in favor of the Company.  Each Executive Management Shareholder consents and agrees that if the Executive Management Shareholder commits any such breach or threatens to commit any breach, the Company (by vote of a majority of the members of the Board) shall be entitled to temporary and permanent injunctive relief from a court of competent jurisdiction, without posting any bond or other security and without the necessity of proof of actual damage, in addition to, and not in lieu of, such other remedies as may be available to the Company for such breach, including the recovery of money damages. If any of the provisions of this Section 3.6(f) are determined to be wholly or partially unenforceable, each Executive Management Shareholder hereby agrees that this Agreement or any provision hereof may be reformed so that it is enforceable to the maximum extent permitted by law. If any of the provisions of this Section 3.6(f) are determined to be wholly or partially unenforceable in any jurisdiction, such determination shall not be a bar to or in any way diminish the Company’s right to enforce any such covenant in any other jurisdiction.

(g)           So long as an Investor Shareholder constitutes an Eligible Investor Shareholder, the Company shall not, and shall not cause any of its Subsidiaries to, take any action, and shall take all actions as a shareholder within its power to prevent its Subsidiaries from taking any action to cause the board of KMGP to consist of less than a majority of individuals who qualify as independent directors under the Exchange Act and the standards established by each national securities exchange upon which securities of KMP are listed for trading.

(h)           Except as otherwise provided in this Section 3.6(h), the Company shall not, directly or indirectly, engage in any Charter Change of Control that does not constitute a Cash Change of Control (a “Non-Cash Change of Control”) without the unanimous affirmative vote of all holders of Shares unless the organizational documents and capital structure of the acquiring, surviving or resulting Person in the Non-Cash Change of Control preserve in all material respects the economic and other rights (including conversion, Transfer, distribution and governance rights as set forth in the Charter, the Bylaws and this Agreement) and characteristics and tax treatment, including on a relative basis, of the Investor Shareholders, the Class A Shares, the Class B Shares, the Class C Shares and the Class P Shares as they exist immediately prior to such Non-Cash Change of Control (a “Replicated Change of Control”) (and if such rights are so preserved, then the unanimity requirement stated above shall not apply and in lieu thereof, the regular approval requirements that would otherwise be applicable shall apply instead).

(i)           A determination that such Non-Cash Change of Control satisfies the requirements, set forth in paragraph (h) above, to be a Replicated Change of Control shall require approval by the following: (A) the Investor Shareholders holding Voting Securities representing a majority of the Total Voting Power then held by the Investor Shareholders that continue to hold Class A Shares, (B) Kinder (so long as Kinder (together with his Permitted Transferees) continues to hold Class A Shares), (C) the holders of Class B Shares representing a majority of the issued and outstanding Class B Shares (not to be unreasonably withheld or delayed) and (D) the holders of Class C Shares representing a majority of the issued and outstanding Class C Shares (not to be unreasonably withheld or delayed).  If the requisite Shareholders approve a Non-Cash Change of Control as a Replicated Change of Control pursuant to this Section 3.6(h)(i), then the holders of the Class A Shares, the Class B Shares and the Class C Shares shall receive the consideration proposed in such Replicated Change of Control for the Class A Shares, the Class B Shares and the Class C Shares, as applicable, and shall not receive the consideration provided for under Section D.1(e) of Article Fourth of the Charter for a Charter Change of Control.

(A)           If the requisite shareholders, except for the holders of Class C Shares representing a majority of the issued and outstanding Class C Shares, approve a Non-Cash Change of Control as a Replicated Change of Control pursuant to Section 3.6(h)(i), then the Company nevertheless may engage in such Non-Cash Change of Control and the holders of the Class A Shares and the Class B Shares shall receive the consideration proposed in the Replicated Change of Control for the Class A Shares and the Class B Shares, as applicable, and shall not receive the consideration provided for under Section D.1(e) of Article Fourth of the Charter for a Charter Change of Control, and the holders of the Class C Shares shall receive the consideration provided for the Class C Shares under Section D.1(e) of Article Fourth of the Charter for a Charter Change of Control (other than a Replicated Change of Control), provided that such Non-Cash Change of Control must be a bona fide transaction with a third party that is not an Affiliate of the Company (other than Kinder and his Affiliates (excluding any Person who is an Affiliate of Kinder solely as a result of such Person’s relationship with the Company and its Subsidiaries)) or any Investor Shareholder; provided, further, that such transaction may be with or involve KMP, KMR or their respective Subsidiaries or controlled Affiliates.

(B)           The Company shall provide written notice to all Class C Shareholders of its intent to pursue a Non-Cash Change of Control pursuant to Section 3.6(h)(i)(A).  If the holders of Class C Shares representing a majority of the issued and outstanding Class C Shares elect to participate in such Non-Cash Change of Control by notifying the Company in writing within ten (10) calendar days after receipt of the Company’s notice, the holders of the Class C Shares shall receive the consideration proposed in such Non-Cash Change of Control for the Class C Shares and shall not receive the consideration provided for under Section D.1(e) of Article Fourth of the Charter for a Charter Change of Control.

(ii)           Regardless of whether or not the holders of Class B Shares and/or the holders of Class C Shares have approved a Non-Cash Change of Control as a Replicated Change of Control pursuant to Section 3.6(h)(i), (A) the Investor Shareholders holding Voting Securities representing a majority of the Total Voting Power then held by the Investor Shareholders that continue to hold Class A Shares and (B) Kinder (so long as Kinder (together with his Permitted Transferees) continues to hold Class A Shares), may agree in writing that such Non-Cash Change of Control shall not be subject to the requirement to be a Replicated Change of Control so long as such Non-Cash Change of Control (x) is a bona fide transaction with a third party that is not an Affiliate of the Company (other than Kinder and his Affiliates (excluding any Person who is an Affiliate of Kinder solely as a result of such Person’s relationship with the Company and its Subsidiaries)) or any Investor Shareholder; provided, further, that such transaction may be with or involve KMP, KMR or their respective Subsidiaries or controlled Affiliates and (y) provides for the holders of the Class A Shares, the Class B Shares and the Class C Shares to receive the consideration provided for under Section D.1(e) of Article Fourth of the Charter for a Charter Change of Control (other than a Replicated Change of Control).

(iii)           The requirements of this Section 3.6(h) shall be in addition to any other approvals required by the Charter, the Bylaws or applicable law for a Non-Cash Change of Control.

(i)           Kinder agrees that, from the date of this Agreement until May 31, 2015, Kinder shall notify the Eligible Investor Shareholders prior to Kinder (including his Permitted Transferees and, to the extent of his control, his Affiliates), directly or indirectly, effecting, or offering or proposing (whether publicly or otherwise) to effect, any acquisition of beneficial ownership of any securities of the Company or any of its Subsidiaries that are publicly traded in a transaction or a series of related transactions involving a value in excess of $50,000,000.

(j)           The Company shall make one-time compensatory cash payments in an aggregate amount of approximately $100,000,000 to certain non-executive management employees of the Company and its Subsidiaries, which one-time payments shall be in addition to the Company’s usual periodic cash compensatory payments made to employees.  The employee payees of such one-time payments and amount payable to each such employee payee shall be at the discretion of the Chief Executive Officer of the Company and the timing of such one-time payments shall be at the discretion of the Company’s management; provided, that such one-time payments shall be made reasonably promptly after the payment of the Company’s initial quarterly dividend following the consummation of the IPO; provided, further, that any such one-time payments to holders of Class B Shares or Class C Shares pursuant to this Section 3.6(j) shall be subject to approval by the board of directors pursuant to Section 3.12(i) of the Bylaws.

(k)           Without limitation to any other rights granted to the Investor Shareholders by the Company pursuant to the Charter, Bylaws, this Agreement, or pursuant to applicable law, the Company shall provide each Investor Shareholder that holds Class A Shares or Related Shares or its designated agents or representatives with the right to inspect, audit, excerpt or copy the Company’s share registry, share transfer books and other documents and information related to the ownership of the Class A Shares, the Class B Shares, the Class C Shares and the Class P Shares as such Investor Shareholder may request, including the Phantom Class B Shares and Phantom Class C Shares of the Canadian Participants as well as the Class B Shares and Class C Shares held by the Canadian Plan Entity that correspond to such Phantom Class B Shares and Phantom Class C Shares, in order to confirm ownership calculations, in each case at such times during reasonable business hours as such Investor Shareholders shall reasonably request.

(l)           In the event of an All Cash Tender Offer or a Non-Cash Tender Offer (each, a “Tender Offer”), the parties agree as follows:

(i)           If such Tender Offer permits delivery of shares via a notice of guaranteed delivery, each Class A Shareholder intending to tender Class P Shares received upon a Voluntary Conversion of such Class A Shareholder’s Class A Shares into such Tender Offer shall use commercially reasonable efforts (and the Company shall reasonably cooperate in such efforts) to tender such Class P Shares into such Tender Offer via a notice of guaranteed delivery; provided, that tendering via a notice of guaranteed delivery does not impair, prejudice or otherwise adversely affect such Class A Shareholder’s ability to participate in or otherwise receive the benefits of such Tender Offer.  If such Class A Shareholder does tender Class P Shares via a notice of guaranteed delivery pursuant to this Section 3.6(l)(i), such Class A Shareholder shall issue a Conversion Notice to the Company and the Transfer Agent at a time as close as practicable to the then-current expiration time of such Tender Offer to ensure sufficient time for the conversion of such Class A Shares and the Transfer of such Class P Shares in accordance with the terms of such notice of guaranteed delivery and such Tender Offer, and, upon receipt of such Conversion Notice, the Company shall use its reasonable best efforts to ensure that such conversion and such Transfer occur in accordance with the terms of such notice of guaranteed delivery and such Tender Offer.

(ii)           In the event that such Tender Offer does not permit delivery of shares via a notice of guaranteed delivery, each Class A Shareholder intending to tender Class P Shares received upon a Voluntary Conversion of such Class A

Shareholder’s Class A Shares into such Tender Offer and the Company shall use its commercially reasonable efforts to enable such Class A Shareholder to tender Class P Shares into such Tender Offer while preserving the relative economic rights (in a manner consistent with the intent and purpose of the Charter, the Bylaws and this Agreement) of the holders of Class A Shares, Class B Shares and Class C Shares to distributions and to Class P Shares (and distributions thereon) issuable upon conversion of their Class A Shares, Class B Shares and Class C Shares during the pendency of such Tender Offer.  The parties acknowledge that there may be delays (which each of the parties shall use its reasonable best efforts to cooperate in keeping as short as practicable) in calculating the amount of distributions payable to the holders of Class A Shares, Class B Shares, Class C Shares and Class P Shares pursuant to Section C of Article Fourth of the Charter (in a manner consistent with the intent and purpose of the Charter, the Bylaws and this Agreement), or the number of Class P Shares issuable upon conversion of Class A Shares, Class B Shares and Class C Shares pursuant to Section D of Article Fourth of the Charter (in a manner consistent with the intent and purpose of the Charter, the Bylaws and this Agreement), in each case during the pendency of such Tender Offer, which may result in delays (which each of the parties shall use its reasonable best efforts to cooperate in keeping as short as practicable) in the payment of such distributions or the delivery of such Class P Shares to holders of Class A Shares, Class B Shares or Class C Shares.  Without limiting the generality of the foregoing, the parties shall, to the extent necessary or appropriate to achieve the purpose and intent of this Section 3.6(l)(ii), consider in good faith consenting to reasonable escrow mechanics (e.g., that contemplate the temporary placement of such distributions or such Class P Shares in escrow), which consents shall not be unreasonably withheld or delayed; provided, that each of the parties shall use its reasonable best efforts to cooperate in keeping any such escrow period as short as practicable; provided, further, that nothing in this Section 3.6(l)(ii) shall be interpreted to require any such Class A Shareholder to take, or refrain from taking, any action to the extent taking (or not taking) such action would impair, prejudice or otherwise adversely affect such Class A Shareholder’s ability to participate in or otherwise receive the benefits of such Tender Offer.

(iii)           Terms used in this Section 3.6(l) but not defined in this Agreement shall have the meanings given such terms in the Charter.

(m)           The Canadian Plan Entity shall be established in connection with the Company’s administration of the Canadian Plan for the Canadian Participants.  Each Phantom Class B Share shall provide for payments, if any, in gross amounts and gross value no greater than (and shall have vesting and forfeiture provisions upon termination of employment no more favorable to the Canadian Participant holding such Phantom Class B Share than), the Class B Share held by the Canadian Plan Entity to which such Phantom Class B Share corresponds (including, for the avoidance of doubt, Class P Shares, if any, received upon automatic conversion of such corresponding Class B Share); provided, that, subject to the foregoing limitations and to the extent that the Company in good faith determines is necessary or appropriate to mitigate any negative consequences to either the Company or holders of Phantom Class B Shares, the Company may elect to make distributions in cash in lieu of Class P Shares received in respect of the automatic conversion of Class B Shares held by the Canadian Plan Entity that would otherwise be distributable as a result of such automatic conversion.  Each Phantom Class C Share shall provide for payments, if any, in gross amounts and gross value no greater than the Class C Share held by the Canadian Plan Entity to which such Phantom Class C Share corresponds (including, for the avoidance of doubt, Class P Shares, if any, received upon automatic conversion of such corresponding Class C Share); provided, that, subject to the foregoing limitations and to the extent that the Company in good faith determines is necessary or appropriate to mitigate any negative consequences to either the Company or holders of Phantom Class C Shares, the Company may elect to make distributions in cash in lieu of Class P Shares received in respect of the automatic conversion of Class C Shares held by the Canadian Plan Entity that would otherwise be distributable as a result of such automatic conversion.  Each Phantom Class B Share and each Phantom Class C Share shall have exactly one corresponding Class B Share and Class C Share, respectively, in each case held by the Canadian Plan Entity, and the automatic conversion of any such corresponding Class B Share or Class C Share into Class P Shares shall result in the cancellation of the applicable Phantom Class B Share or Phantom Class C Share.  In the event that the Company elects to make a distribution in cash in lieu of Class P Shares pursuant to the foregoing provisos of this Section 3.6(m), then the Company shall take all action necessary or appropriate for such Class P Shares to be immediately cancelled.  All Phantom Class B Shares and Phantom Class C Shares shall at all times be held only by the Canadian Participants.  Amendments, modifications or waivers of any provision of any organizational or other governing document of the Canadian Plan Entity or any governing or similar document of the Canadian Plan, in each case, shall require, in addition to any required approvals, the approval of (i) Kinder (so long as Kinder (together with his Permitted Transferees) owns at least 1.0% of the Total Voting Power), (ii) the Investor Shareholders holding Voting Securities representing a majority of the Total Voting Power then held by the Investor Shareholders (so long as the Investor Shareholders own at least an aggregate amount of 1.0% of the Total Voting Power), (iii) in the case of an amendment or modification that would modify the rights or obligations of any Investor Shareholder adversely, such Investor Shareholder so affected (so long as such Investor Shareholder owns any Voting Securities), (iv) in the case of an amendment or modification that would modify the rights or obligations of the holders of Class B Shares (taken as a whole) adversely as compared to the holders of other classes of Common Stock of the Company, the holders of Class B Shares holding Class B Shares representing a majority of the issued and outstanding Class B Shares and (v) in the case of an amendment or modification that would modify the rights or obligations of the holders of Class C Shares (taken as a whole) adversely as compared to the holders of other classes of Common Stock of the Company, the holders of Class C Shares holding Class C Shares representing a majority of the issued and outstanding Class C Shares.

SECTION 3.7.  COMPANY DIVIDEND POLICY.  Except as required by law or modified in accordance with Section 3.12 of the Bylaws, the Company shall not modify, amend, repeal or waive any provisions of, and shall comply with the terms of, the Company’s Dividend Policy set forth as Exhibit A  hereto, as adopted by the Board on the date hereof.

SECTION 3.8.  FORFEITURE OF CLASS B SHARES.

(a)           No Forfeiture Upon Conversion.  Class P Shares received by a Class B Shareholder (or a Permitted Transferee of such Class B Shareholder) as a result of the conversion of such holder’s Class B Shares pursuant to the Charter shall fully vest automatically and cease to be subject to forfeiture.

(b)           Forfeiture Upon Termination of Employment.

(i)           Subject to Sections 3.8(c), (d) and (e), upon termination of a Class B Shareholder’s employment with the Company and its Subsidiaries due to such Class B Shareholder’s death or disability, one hundred percent (100%) of the Class B Shares held by such Class B Shareholder (or any Permitted Transferee of such Class B Shareholder (with respect to Class B Shares attributable to such Class B Shareholder)) at the time of such termination shall fully vest automatically and cease to be subject to forfeiture.  For purposes of this Agreement, “disability” with respect to any employee shall be determined in accordance with the Company’s employee long-term disability plan covering such employee.

(ii)           Subject to Sections 3.8(c), (d) and (e) hereof, upon termination of a Class B Shareholder’s employment with the Company and its Subsidiaries due to such Class B Shareholder’s termination of employment for Good Reason or the termination by the Company and its Subsidiaries of such Class B Shareholder’s employment without Cause, (A) fifty percent (50%) of the Class B Shares held by such Class B Shareholder (or any Permitted Transferee of such Class B Shareholder (with respect to Class B Shares attributable to such Class B Shareholder)) at the time of such termination shall fully vest automatically and cease to be subject to forfeiture and (B) fifty percent (50%) of the Class B Shares held by such Class B Shareholder (or any Permitted Transferee of such Class B Shareholder (with respect to Class B Shares attributable to such Class B Shareholder)) at the time of such termination shall be forfeited at the time of such termination.

(iii)           Subject to Sections 3.8(c), (d) and (e) hereof, upon termination of a Class B Shareholder’s employment with the Company and its Subsidiaries other than as described in Section 3.8(b)(i) or 3.8(b)(ii) hereof, one hundred percent (100%) of the Class B Shares held by such Class B Shareholder (or any Permitted Transferee of such Class B Shareholder (with respect to Class B Shares attributable to such Class B Shareholder)) shall be forfeited at the time of such termination.

(iv)           Subject to Section 3.8(e), and notwithstanding Section 2.1(b), any forfeited Class B Shares shall immediately become treasury shares of the Company and the Company shall immediately transfer such forfeited Class B Shares (the “New Class B Shares”) to a revocable grantor trust with an independent trustee for the benefit of existing or newly hired members of management who may receive such New Class B Shares (and earnings and proceeds thereof) in accordance with the approval procedures set forth in Section

3.8(g) (the “Class B Trust”); provided, that any revocation of the Class B Trust shall require the consent of all holders of Class A Shares and Class B Shares.

(c)           Change of Control.  Upon the occurrence of a Change of Control, all Class B Shares shall fully vest automatically and cease to be subject to forfeiture.

(d)           Mandatory Conversion Date.  Upon the occurrence of a Mandatory Conversion Date for a particular series of Class A Shares, all of the corresponding Class B Shares of such series shall fully vest automatically and cease to be subject to forfeiture.  At the close of business on May 31, 2015, all Class B Shares held by each Class B Shareholder whose employment with the Company and its Subsidiaries has not terminated (or held by any Permitted Transferees of such Class B Shareholder (with respect to Class B Shares attributable to such Class B Shareholder)) shall fully vest automatically and cease to be subject to forfeiture and shall be converted into Class P Shares in accordance with Section D.1 of Article Fourth of the Charter.

(e)           Catch-Up Amounts After Termination of Employment.

(i)           If a Class B Shareholder’s employment with the Company and its Subsidiaries terminates after the Series A Total Value with respect to a series equals or exceeds 150% of the Aggregate Base Amount for such series but before the Series B Total Value has met or exceeded the First Catch-Up Threshold for the corresponding Class B Series, such Class B Shareholder (or any Permitted Transferee of such Class B Shareholder (with respect to Class B Shares attributable to such Class B Shareholder)) shall be entitled to retain all of his or her Class B Shares of such series until the transaction or event, including a mandatory conversion event or distribution, has occurred that causes the First Catch-Up Threshold to first have been met or exceeded for such Class B Series (the “First Catch-Up Value Transaction”); provided that, notwithstanding anything to the contrary contained herein, in the event that the First Catch-Up Threshold for such Class B Series is exceeded, (A) this Section 3.8(e)(i) shall only entitle such Class B Shareholder (together with any such Permitted Transferees (with respect to Class B Shares attributable to such Class B Shareholder)) to receive value (including Class P Shares issued upon conversion of such Class B Shares), earnings and/or proceeds equal to the amount of value (including Class P Shares issued upon conversion of such Class B Shares), earnings and/or proceeds such Class B Shareholder (together with such Permitted Transferees (with respect to Class B Shares attributable to such Class B Shareholder)) would have been entitled to receive pursuant to this Section 3.8(e)(i) if such First Catch-Up Threshold had been only exactly met and not exceeded (the amount of any such excess value relating to such holder’s Class B Shares being referred to as “First Catch-Up Excess Value”) and, for the avoidance of doubt, each such Class B Shareholder (and each such Permitted Transferee) hereby fully and irrevocably waives any and all right to any or all of the First Catch-Up Excess Value; and (B) the Company shall immediately distribute and/or issue, and each such Class B Shareholder (and each such Permitted Transferee) fully and irrevocably consents to the Company immediately distributing and/or issuing, any such First Catch-Up Excess Value to the Class B Trust.

(ii)           If a Class B Shareholder’s employment with the Company and its Subsidiaries terminates after the 200% Threshold with respect to a series has been reached or exceeded but before the Second Catch-Up Threshold has been reached or exceeded for the corresponding Class B Series, such Class B Shareholder (or any Permitted Transferee of such Class B Shareholder (with respect to Class B Shares attributable to such Class B Shareholder)) shall be entitled to retain all of his or her Class B Shares of such series until the transaction or event, including a mandatory conversion event or distribution, has occurred that causes the Second Catch-Up Threshold to first have been met or exceeded for such Class B Series (the “Second Catch-Up Value Transaction”); provided that, notwithstanding anything to the contrary contained herein, in the event that the Second Catch-Up Threshold for such Class B Series is exceeded, (A) this Section 3.8(e)(ii) shall only entitle such Class B Shareholder (together with any such Permitted Transferees (with respect to Class B Shares attributable to such Class B Shareholder)) to receive value (including Class P Shares issued upon conversion of such Class B Shares), earnings and/or proceeds equal to the amount of value (including Class P Shares issued upon conversion of such Class B Shares), earnings and/or proceeds such Class B Shareholder (together with such Permitted Transferees (with respect to Class B Shares attributable to such Class B Shareholder)) would have been entitled to receive pursuant to this Section 3.8(e)(ii) if such Second Catch-Up Threshold had been only exactly met and not exceeded (the amount of any such excess value relating to such holder’s Class B Shares being referred to as “Second Catch-Up Excess Value”) and, for the avoidance of doubt, each such Class B Shareholder (and each such Permitted Transferee) hereby fully and irrevocably waives any and all right to any or all of the Second Catch-Up Excess Value; and (B) the Company shall immediately distribute and/or issue, and each such Class B Shareholder (and each such Permitted Transferee) fully and irrevocably consents to the Company immediately distributing and/or issuing, any such Second Catch-Up Excess Value to the Class B Trust.

(iii)           Upon the First Catch-Up Value Transaction or the Second Catch-Up Value Transaction, as applicable, all Class B Shares of the applicable series held by such Class B Shareholder (or held by any Permitted Transferee of such Class B Shareholder (with respect to Class B Shares attributable to such Class B Shareholder)) shall be, to the extent such Class B Shares were otherwise required to be forfeited pursuant to Section 3.8(b) but for application of Sections 3.8(e)(i) or 3.8(e)(ii), immediately forfeited.  Such forfeited Class B Shares shall automatically become treasury shares and the Company shall immediately transfer such forfeited New Class B Shares to the Class B Trust.  All value (including Class P Shares issued upon conversion of such Class B Shares), earnings and/or proceeds with respect to such New Class B Shares shall be paid to the Class B Trust until distributed in accordance with Section 3.8(g).

(iv)           Terms used in this Section 3.8(e) but not defined in this Agreement shall have the meanings given such terms in the Charter.

(f)           The provisions of this Section 3.8 relating to the termination of employment, including the forfeiture of all or a portion of such Class B Shareholder’s Class B Shares, shall be deemed to also apply equally to govern the termination of employment of such Canadian Participant, including the forfeiture of all or a portion of such Canadian Participant’s Phantom Class B Shares.  The provisions of this Section 3.8 relating to vesting or ceasing to be subject to forfeiture of all or a specified percentage of Class B Shares of an applicable Class B Shareholders shall be deemed, with respect to a Canadian Participant, to apply equally to govern the vesting or ceasing to be subject to forfeiture of all or such specified percentage, as applicable, of such Canadian Participant’s Phantom Class B Shares and the corresponding Class B Shares held by the Canadian Plan Entity.  Forfeiture by a Canadian Participant pursuant to this Section 3.8 (taking into account this Section 3.8(f)) of all or a portion of his or her Phantom Class B Shares shall result in the automatic and simultaneous forfeiture of the Class B Shares held by the Canadian Plan Entity corresponding to such Phantom Class B Shares and such forfeited Class B Shares shall revert to the Company and be transferred to the Class B Trust pursuant to Section 3.8(b)(iv).  It is acknowledged and agreed that at all times during the term of this Agreement, the sole direct owner of the Canadian Plan Entity shall be the Company, and any and all voting rights (and/or approval or consent rights under this Agreement, the Charter or the Bylaws) in respect of the Class B Shares or Class C Shares held by the Canadian Plan Entity (or in respect of Phantom Class B Shares or Phantom Class C Shares), if any, are hereby waived, and no such Class B Shares, Class C Shares, Phantom Class B Shares or Phantom Class C Shares shall be voted in respect of any matter pursuant to this Agreement, the Charter, the Bylaws or otherwise.

(g)           In the event that any Class B Shares are forfeited by any holder thereof pursuant to Section 3.8(b), the then-Chief Executive Officer shall have the right to designate existing or newly hired members of management (other than Kinder or the then-Chief Executive Officer if Kinder is no longer the Chief Executive Officer) to receive any of the following property as distributions from the Class B Trust (subject to the prior written consent of a majority of the members of the Board who are then serving and who were chosen to be nominated by the Investor Shareholders, which consent may not be unreasonably withheld or delayed): New Class B Shares, dividends paid in respect of New Class B Shares, dividends paid in respect of Class P Shares issued upon conversion of New Class B Shares, Class P Shares issued upon conversion of New Class B Shares and/or any other earnings or proceeds with respect to any of the foregoing; provided, that in the event that the designated recipient of New Class B Shares is not at the time of such proposed distribution a “Shareholder” for purposes of this Agreement, as a condition precedent to such proposed distribution, such designated recipient shall be required to execute a customary joinder to this Agreement, in form and substance reasonably acceptable to the Company, in which such designated recipient agrees to be a “Shareholder” for all purposes of this Agreement.  In the event that Kinder is no longer the Chief Executive Officer, the Board (with the approval of a majority of the members of the entire Board) may permit the then-Chief Executive Officer to receive specified distributions from the Class B Trust (subject to the prior written consent of a majority of the members of the Board who are then serving and who were chosen to be nominated by the Investor Shareholders, which consent may not be unreasonably withheld or delayed).  The Class B Trust shall promptly distribute property to the designated recipients after the requisite approvals are obtained.  Pursuant to the terms of the Class B Trust, any New Class B Shares, Class P Shares, dividends or other earnings or proceeds that are held by the Class B Trust on May 31, 2015 shall be distributed proportionally (in accordance with the respective number of Class B Shares held by each holder) to the holders of all issued and outstanding Class B Shares on May 31, 2015.

(h)           Each of the Original Class B Shareholders shall timely make an election under Section 83(b) of the Internal Revenue Code of 1986, as amended, with respect to the Transfer of Class B Shares to such Original Class B Shareholder in exchange for Class B units of Kinder Morgan Holdco LLC for federal income tax purposes.

ARTICLE IV

TERMINATION

SECTION 4.1.  TERM.

(a)           This Agreement shall automatically terminate upon the date none of the Shareholders, together with their respective Permitted Transferees, hold any Shares.

(b)           If any Investor Shareholder ceases to be an Eligible Investor Shareholder, then Sections 3.1 through Section 3.5 (except for Sections 3.2(b)-(d)) shall automatically terminate with respect to such Investor Shareholder.

(c)           If each Investor Shareholder ceases to be an Eligible Investor Shareholder, then Section 2.1(a), Section 2.1(e) and Section 3.1 through Section 3.5 (except for Sections 3.2(b)-(d)) shall automatically terminate with respect to all Shareholders.

(d)           If each Investor Shareholder ceases to hold any Class A Shares or Related Shares, then Article II and Article III shall automatically terminate with respect to all Shareholders.

SECTION 4.2.  SURVIVAL.  If this Agreement is terminated pursuant to Section 4.1(a),  this Agreement shall become void and of no further force and effect, except for the provisions set forth in Section 5.7 (with respect to any Registration Expenses or any other fees or expenses incurred prior to such termination that remain unpaid or unreimbursed), Section 5.8 and Article VII.

ARTICLE V

REGISTRATION RIGHTS

SECTION 5.1.  DEMAND REGISTRATION.

(a)           At any time after the expiration of the “lock-up” agreed to by the Investor Shareholders with the managing underwriter(s) in connection with the IPO (or if such “lock up”

is waived by such underwriter(s), from and after such earlier date), any Shareholders that, on the date a Demand (as hereinafter defined) is made, constitute Demand Shareholders (“Requesting Shareholders”) shall be entitled to make a written request of the Company (a “Demand”) for registration under the Securities Act of an amount of Registrable Securities that, when taken together with the amounts of Registrable Securities requested to be registered under the Securities Act by such Requesting Shareholders’ Permitted Transferees, equals or is greater than the Registrable Amount (a “Demand Registration”); provided, that, in addition to the foregoing, in the event a Demand Shareholder holds Registrable Securities less than the Registrable Amount (such lesser amount, the “Remaining Securities”), such Demand Shareholder shall be entitled to make a single Demand for registration under the Securities Act of all of such Demand Shareholder’s Remaining Securities, notwithstanding any failure for such Demand to involve Registrable Securities equal to or greater than the Registrable Amount.  Thereupon the Company will, subject to the terms of this Agreement, use its reasonable best efforts to effect the registration as promptly as practicable under the Securities Act of:

(i)           the Registrable Securities which the Company has been so requested to register by the Requesting Shareholders for disposition in accordance with the intended method of disposition stated in such Demand;

(ii)           all other Registrable Securities which the Company has been requested to register pursuant to Section 5.1(b) but subject to Section 5.1(f); and

(iii)           all Class P Shares which the Company may elect to register in connection with any offering of Registrable Securities pursuant to this Section 5.1, but subject to Section 5.1(f);

all to the extent necessary to permit the disposition (in accordance with the intended methods thereof) of the Registrable Securities and the additional Class P Shares, if any, to be so registered.

(b)           A Demand shall specify: (i) the approximate aggregate number of Registrable Securities requested to be registered in such Demand Registration, (ii) the intended method of disposition in connection with such Demand Registration, to the extent then known and (iii) the identity of the Requesting Shareholder (or Requesting Shareholders).  Within five (5) calendar days after receipt of a Demand, the Company shall give written notice of such Demand to all other Shareholders.  The Company shall include in the Demand Registration covered by such Demand all Registrable Securities with respect to which the Company has received a written request for inclusion therein within ten (10) calendar days after the Company’s notice required by this paragraph has been given, subject to Section 5.1(f).  Such written request shall comply with the requirements of a Demand as set forth in this Section 5.1(b).

(c)           A Demand Registration shall not be deemed to have been effected and shall not count as a Demand Registration (i) unless a registration statement with respect thereto has become effective and has remained effective for a period of at least one hundred twenty (120) calendar days (or (x) such shorter period in which all Registrable Securities included in such Demand Registration have actually been sold thereunder or (y) such longer period as counsel for the underwriters advises is required by law in connection with sales thereunder), (ii)

if, after it has become effective, such Demand Registration becomes subject prior to one hundred twenty (120) calendar days after effectiveness to any stop order, injunction or other order or requirement of the SEC or other Governmental Entity or court for any reason or (iii) if the conditions to closing specified in the purchase agreement or underwriting agreement entered into in connection with such Demand Registration, if applicable, are not satisfied, other than by reason of any act or omission in breach of such purchase agreement or underwriting agreement, as applicable, by such Requesting Shareholders.

(d)           Demand Registrations shall be on such appropriate registration form of the SEC as shall be selected by the Requesting Shareholders and shall be reasonably acceptable to the Company.

(e)           The Company shall (A) not be obligated to effect any Demand Registration at any time that the Shelf Registration Statement is effective (subject to the Company’s performance of its obligations under this Agreement with respect to the Shelf Registration Statement) and (B) shall be entitled to postpone (upon written notice to all Demand Shareholders) the filing or the effectiveness of a registration statement for any Demand Registration if, in the Company’s good faith reasonable judgment, it is not feasible for the Company to proceed with the Demand Registration because audited or pro forma financial statements that are required by the Securities Act to be included in such registration statement are then unavailable, until such time as such financial statements are no longer unavailable, provided that the Company shall use its reasonable best efforts to complete, obtain or otherwise make available such financial statements as promptly as practicable.  In addition, the Company shall be entitled to postpone (upon written notice to all Demand Shareholders) the filing or the effectiveness of a registration statement for any Demand Registration in the event of a Blackout Period until the expiration of the applicable Blackout Period.

(f)           If, in connection with a Demand Registration that involves an Underwritten Offering, any managing underwriter advises the Company, in writing, that, in its reasonable opinion, the inclusion of all of the securities sought to be registered in connection with such Demand Registration would significantly adversely affect the marketability of the Registrable Securities sought to be sold pursuant thereto, then the Company shall include in such registration statement only such securities as the Company is advised by such underwriter or investment bank can be sold without such significant adverse effect (the “Underwriter Amount”) as follows and in the following order of priority: (i) first, up to the number of Registrable Securities requested to be included in such Demand Registration by (x) the Demand Shareholders and (y) other Shareholders holding Registrable Securities who the managing underwriter(s) of such Underwritten Offering have expressly required, in connection with such Underwritten Offering, to enter into an agreement restricting the sale or distribution of their Shares in accordance with Section 5.5 hereof (the “Relevant Holdback Shareholders”), which, in the opinion of the underwriter or investment bank can be sold without significantly adversely affecting the marketability of the offering, pro rata among such Demand Shareholders and Relevant Holdback Shareholders on the basis of the number of such Registrable Securities requested to be included by such Demand Shareholders and Relevant Holdback Shareholders; (ii) second, Registrable Securities duly requested to be included in such Demand Registration by other Shareholders pursuant to Section 5.1(b) other than the Relevant Holdback Shareholders, pro rata among such Shareholders requesting to be included in such Demand Registration, on the basis of the number of such Registrable Securities requested to be included by such Shareholders; (iii) third, Class P Shares the Company proposes to sell; and (iv) fourth, all other securities of the Company duly requested to be included in such registration statement, pro rata on the basis of the amount of such other securities requested to be included or such other method determined by the Company.

(g)           Any time that a Demand Registration involves an Underwritten Offering, the Requesting Shareholders and representatives of the executive officers of the Company shall jointly participate in the process of selecting the investment banker or investment bankers and managers that will serve as lead and co-managing underwriters with respect to such Underwritten Offering; provided, that, notwithstanding the foregoing, the Requesting Shareholders representing a majority of the Registrable Securities proposed to be included in the Demand shall in their sole discretion make such ultimate selection, and shall have ultimate control and discretion over what process, if any, shall be used in such selection; and provided, further, that notwithstanding anything to the contrary in this Agreement or any corporate governance policy or similar document of the Company, the Board or any committee thereof applicable to related party transactions between the Company and Affiliates of the Investor Shareholders, there shall be no restriction on the identity of such Requesting Shareholders’ selections pursuant to this Section 5.1(g).

(h)           All rights of the Shareholders under this Section 5.1 shall be subject to the restrictions of Section 2.1.

SECTION 5.2.  PIGGYBACK REGISTRATION.

(a)           Subject to the terms and conditions hereof, whenever the Company proposes to register any of its securities under the Securities Act (other than a registration by the Company (i) on a registration statement on Form S-4 or any successor form thereto, (ii) a registration statement on Form S-8 or any successor form thereto, (iii) on a Shelf Registration Statement or (iv) pursuant to Section 5.1) (a “Piggyback Registration”), whether for its own account or for the account of others, the Company shall give each Shareholder prompt written notice thereof (but not less than fifteen (15) Business Days prior to the filing by the Company with the SEC of any registration statement with respect thereto).  Such notice (a “Piggyback Notice”) shall specify, at a minimum, the number and type of securities proposed to be registered, the proposed date of filing of such registration statement with the SEC, the proposed means of distribution, the proposed managing underwriter or underwriters (if any and if known) and a good faith estimate by the Company of the proposed minimum offering price of such securities.  Upon the written request of any Shareholder (a “Piggyback Seller”) (which written request shall specify the number of Registrable Securities then presently intended to be disposed of by such Piggyback Seller) given within ten (10) calendar days after such Piggyback Notice is received by such Piggyback Seller, the Company, subject to the terms and conditions of this Agreement, shall use its reasonable best efforts to cause all such Registrable Securities held by Piggyback Sellers with respect to which the Company has received such written requests for inclusion to be included in such Piggyback Registration, and, to the extent the Company proposes to register any of its Class P Shares, on the same terms and conditions as such Class P Shares.

(b)           If, in connection with a Piggyback Registration, any managing underwriter advises the Company in writing that, in its reasonable opinion, the inclusion of all the securities sought to be included in such Piggyback Registration by (i) the Company, (ii) other Persons who have sought to have Class P Shares of the Company registered in such Piggyback Registration pursuant to rights to demand (other than pursuant to so-called “piggyback” or other incidental or participation registration rights) such registration (such Persons being “Other Demanding Sellers”), (iii) the Piggyback Sellers and (iv) any other proposed sellers of Class P Shares of the Company (such Persons being “Other Proposed Sellers”), as the case may be, would adversely affect the marketability of the securities sought to be sold pursuant thereto, then the Company shall include in the registration statement applicable to such Piggyback Registration only such securities as the Company is so advised by such underwriter can be sold without such an effect, as follows and in the following order of priority:

(i)           if the Piggyback Registration relates to an offering for the Company’s own account, then (A) first, such number of securities to be sold by the Company as the Company, in its reasonable judgment and acting in good faith and in accordance with sound financial practice, shall have determined, (B) second, Registrable Securities of Piggyback Sellers and Class P Shares sought to be registered by Other Demanding Sellers, pro rata on the basis of the number of Class P Shares proposed to be sold by such Piggyback Sellers and Other Demanding Sellers and (C) third, other Class P Shares proposed to be sold by any Other Proposed Sellers; or

(ii)           if the Piggyback Registration relates to an offering other than for the Company’s own account, then (A) first, such number of Class P Shares sought to be registered by each Other Demanding Seller and the Piggyback Sellers pro rata in proportion to the number of securities sought to be registered by all such Other Demanding Sellers and Piggyback Sellers and (B) second, other Class P Shares proposed to be sold by any Other Proposed Sellers or to be sold by the Company as determined by the Company.

(c)           In connection with any Underwritten Offering under this Section 5.2 for the Company’s account, the Company shall not be required to include the Registrable Securities of a Shareholder in the Underwritten Offering unless such Shareholder accepts the terms of the underwriting as agreed upon in good faith between the Company and the underwriters selected by the Company.

(d)           If, at any time after giving written notice of its intention to register any of its securities as set forth in this Section 5.2 and prior to the time the registration statement filed in connection with such Piggyback Registration is declared effective, the Company shall determine for any reason not to register such securities, the Company may, at its election, give written notice of such determination to each Piggyback Seller within five (5) calendar days thereof and thereupon shall be relieved of its obligation to register any Registrable Securities in connection with such particular withdrawn or abandoned Piggyback Registration (but not from its obligation to pay the Registration Expenses in connection therewith as provided herein); provided, that

Demand Shareholders may continue the registration as a Demand Registration pursuant to the terms of Section 5.1.

(e)           All rights of the Shareholders under this Section 5.2 shall be subject to the restrictions of Section 2.1.

SECTION 5.3.  SHELF REGISTRATION.

(a)           Subject to Section 5.3(d), and further subject to the availability of a Registration Statement on Form S-3 or any successor form thereto (“Form S-3”) to the Company, any of the Demand Shareholders may by written notice delivered to the Company (the “Shelf Notice”) require the Company to file as soon as practicable (but no later than sixty (60) calendar days after the date the Shelf Notice is delivered), and to use reasonable best efforts to cause to be declared effective by the SEC as soon as practicable after such filing date, a Form S-3 providing for an offering to be made on a continuous basis pursuant to Rule 415 under the Securities Act relating to the offer and sale, from time to time, of the Registrable Securities owned by such Demand Shareholders (or any of their Permitted Transferees), as the case may be, and any other Shareholder who elects to participate therein as provided in Section 5.3(b) in accordance with the plan and method of distribution set forth in the prospectus included in such Form S-3 (the “Shelf Registration Statement”).  To the extent the Company is a well-known seasoned issuer (as defined in Rule 405 under the Securities Act) (a “WKSI”), the Company shall file the Shelf Registration Statement in the form of an automatic shelf registration statement (as defined in Rule 405 under the Securities Act) or any successor form thereto.  The Company shall use its reasonable best efforts to remain a WKSI (and not become an ineligible issuer (as defined in Rule 405 under the Securities Act)) during the period described in Section 5.3(c).

(b)           Within five (5) Business Days after receipt of a Shelf Notice pursuant to Section 5.3(a), the Company will deliver written notice thereof to each Shareholder.  Each other Shareholder may elect to participate with respect to its Registrable Securities in the Shelf Registration Statement by delivering to the Company a written request to so participate within ten (10) calendar days after the Shelf Notice is received by any such Shareholder.

(c)           Subject to Section 5.3(d), the Company will use reasonable best efforts to keep the Shelf Registration Statement continuously effective (including by filing any necessary post-effective amendments to such Shelf Registration Statement or new Shelf Registration Statements) until the earlier of (i) the date on which all Registrable Securities covered by the Shelf Registration Statement have been sold thereunder in accordance with the plan and method of distribution disclosed in the prospectus included in the Shelf Registration Statement, or otherwise cease to be Registrable Securities or (ii) the date on which the Investor Shareholders in the aggregate no longer hold Registrable Securities that represent at least 1.0% of the Total Voting Power.

(d)           Notwithstanding anything to the contrary contained in this Agreement, the Company shall be entitled, from time to time, by providing written notice to the Shareholders who elected to participate in the Shelf Registration Statement, to require such Shareholders to suspend the use of the prospectus for sales of Registrable Securities under the Shelf Registration Statement during any Blackout Period.  After the expiration of any Blackout Period and without any further request from a Shareholder, the Company shall immediately notify all such Shareholders and, to the extent necessary, shall as promptly as reasonably practicable prepare a post-effective amendment or supplement to the Shelf Registration Statement or the prospectus, or any document incorporated therein by reference, or file any other required document so that, as thereafter delivered to purchasers of the Registrable Securities included therein, the prospectus will not include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(e)           All rights of the Shareholders under this Section 5.3 shall be subject to the restrictions of Section 2.1.

(f)           Each Demand Shareholder shall be entitled to demand such number of Shelf Registrations as shall be necessary to sell all of his or its Registrable Securities pursuant to this Section 5.3.

(g)           If at any time a Demand Shareholder elects to effect an Underwritten Offering pursuant to any Shelf Registration Statement, it shall advise the Company to such effect and the Company shall notify the other Shareholders who are participating in such Shelf Registration Statement of such election to the extent practicable.  To the extent such notice is practicable, each such Shareholder who elects, by delivering to the Company a written request to participate in such Underwritten Offering within the timeframe specified in the notice received by such Shareholder, shall be permitted to do so, subject to the same requirements and other provisions (including the priority provisions set forth in Section 5.1(f)) as would be applicable to a Demand Registration, and Section 5.1(g) shall be applicable to such Underwritten Offering as if it were a Demand Registration.

SECTION 5.4.  WITHDRAWAL RIGHTS.  Any Shareholder having notified or directed the Company to include any or all of its Registrable Securities in a registration statement under the Securities Act shall have the right to withdraw any such notice or direction with respect to any or all of the Registrable Securities designated by it for registration by giving written notice to such effect to the Company prior to the effective date of such registration statement.  In the event of any such withdrawal, the Company shall not include such Registrable Securities in the applicable registration and such Registrable Securities shall continue to be Registrable Securities for all purposes of this Agreement.  No such withdrawal shall affect the obligations of the Company with respect to the Registrable Securities not so withdrawn; provided, however, that in the case of a Demand Registration, if such withdrawal shall reduce the number of Registrable Securities sought to be included in such registration below the Registrable Amount, then the Company shall as promptly as practicable give each Shareholder seeking to register Registrable Securities notice to such effect and, within ten (10) calendar days following the mailing of such notice, such Shareholders still seeking registration shall, by written notice to the Company, elect to register additional Registrable Securities, when taken together with elections to register Registrable Securities by their Permitted Transferees, to satisfy the Registrable Amount or elect that such registration statement not be filed or, if theretofore filed, be withdrawn.  During such ten (10) day period, the Company shall not file such registration statement if not theretofore filed or, if such registration statement has been theretofore filed, the Company shall not seek, and shall use commercially reasonable efforts to prevent, the effectiveness thereof.  If a Requesting Shareholder with respect to a particular Demand Registration (or a Demand Shareholder who has elected to effect an Underwritten Offering pursuant to the Shelf Registration Statement) withdraws its notification or direction to the Company to include its Registrable Securities in a registration statement in accordance with this Section 5.4 (but only if such withdrawal is in respect of all of the Registrable Securities designated by such Shareholder for such registration), in a case where such Shareholder made the applicable Demand or applicable election to effect an Underwritten Offering pursuant to the Shelf Registration Statement without having the good faith intention to complete a sale of its Registrable Securities pursuant to such Demand Registration or Underwritten Offering (assuming that market conditions would remain consistent, at the time of the completion of such Demand Registration or Underwritten Offering, with the conditions that existed at the time such Demand or election was made), such Shareholder shall be required to promptly reimburse the Company for all reasonable and documented expenses incurred by the Company in connection with preparing for such registration of such Shareholder’s Registrable Securities pursuant to such Demand Registration or preparing for such Underwritten Offering pursuant to such election, as applicable.

SECTION 5.5.  HOLDBACK AGREEMENTS.  Each of the Company and the Shareholders agrees to enter into separate, reasonable agreements restricting (to the extent not inconsistent with applicable law) the public sale or distribution (including sales pursuant to Rule 144) of equity securities of the Company to the extent customarily required by underwriting agreements in connection with underwritten offerings (if reasonably requested by the managing underwriter of such Underwritten Offering of Shares); provided, that this Section 5.5 shall only be applicable in respect of Underwritten Offerings of Shares involving anticipated gross proceeds of at least $500 million.  Notwithstanding anything to the contrary, none of the provisions of this Agreement shall in any way limit any of the Investor Shareholders or any of their Affiliates from engaging in any brokerage, investment advisory, financial advisory, anti-raid advisory, principaling, merger advisory, financing, asset management, trading, market making, arbitrage, investment activity and other similar activities conducted in the ordinary course of their business.

SECTION 5.6.  REGISTRATION PROCEDURES.

(a)           If and whenever the Company is required to use reasonable best efforts to effect the registration of any Registrable Securities under the Securities Act as provided in Section 5.1, Section 5.2 and Section 5.3 the Company shall as expeditiously as reasonably possible:

(i)           prepare and file with the SEC a registration statement to effect such registration and thereafter use reasonable best efforts to cause such registration statement to become and remain effective pursuant to the terms of this Agreement; provided, however, that the Company may discontinue any registration of its securities which are not Registrable Securities at any time prior to the effective date of the registration statement relating thereto; provided, further that within a reasonable time before filing such registration statement or any amendments thereto (including prospectuses or supplements thereto), the Company will furnish to the counsel selected by the Shareholders which are including Registrable Securities in such registration (“Selling Shareholders”) copies of all such documents proposed to be filed, which documents will be subject to the review and comment of such counsel, and such review and comment to be conducted with reasonable promptness and the Company shall not file any such documents to which the Selling Shareholders (representing a majority of the Registrable Securities included in such registration) object, in writing, on a timely basis, based on any disclosure included therein that relates to such Selling Shareholders;

(ii)           prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective and to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement, in each case in accordance with the terms of this Article V;

(iii)           furnish to each Selling Shareholder and each underwriter, if any, of the securities being sold by such Selling Shareholder such number of conformed copies of such registration statement and of each amendment and supplement thereto (in each case including all exhibits), such number of copies of the prospectus contained in such registration statement (including each preliminary prospectus and any summary prospectus) and each free writing prospectus (as defined in Rule 405 of the Securities Act) (a “Free Writing Prospectus”) utilized in connection therewith and any other prospectus filed under Rule 424 under the Securities Act, in conformity with the requirements of the Securities Act, and such other documents as such Selling Shareholder and underwriter, if any, may reasonably request in order to facilitate the public sale or other disposition of the Registrable Securities owned by such Selling Shareholder;

(iv)           use reasonable best efforts to register or qualify such Registrable Securities covered by such registration statement under such other securities laws or blue sky laws of such jurisdictions as any Selling Shareholder and any underwriter of the securities being sold by such Selling Shareholder shall reasonably request, and take any other action which may be reasonably necessary or advisable to enable such Selling Shareholder and underwriter to consummate the disposition in such jurisdictions of the Registrable Securities owned by such Selling Shareholder, except that the Company shall not for any such purpose be required to (A) qualify generally to do business as a foreign corporation in any jurisdiction wherein it would not but for the requirements of this clause (iv) be obligated to be so qualified, (B) subject itself to taxation in any such jurisdiction or (C) file a general consent to service of process in any such jurisdiction;

(v)           use reasonable best efforts to cause such Registrable Securities to be listed on each securities exchange on which similar securities issued by the Company are then listed and, if no such securities are so listed, use commercially reasonable efforts to cause such Registrable Securities to be listed on the New York Stock Exchange, the American Stock Exchange or the NASDAQ Stock Market;

(vi)           use reasonable best efforts to cause such Registrable Securities covered by such registration statement to be registered with or approved by such other governmental agencies or authorities as may be necessary to enable the Selling Shareholder(s) thereof to consummate the disposition of such Registrable Securities;

(vii)           in connection with an Underwritten Offering, obtain for each Selling Shareholder and underwriter:

(A)           an opinion of counsel for the Company, covering the matters customarily covered in opinions requested in underwritten offerings and such other matters as may be reasonably requested by such Selling Shareholder and underwriters, and

(B)           a “comfort” letter (or, in the case of any such Person which does not satisfy the conditions for receipt of a “comfort” letter specified in Statement on Auditing Standards No. 72, an “agreed upon procedures” letter) signed by the independent public accountants who have certified the Company’s financial statements included in such registration statement;

(viii)           promptly make available for inspection by any Selling Shareholder, any underwriter participating in any disposition pursuant to any registration statement, and any attorney, accountant or other agent or representative retained by any such Selling Shareholder or underwriter (collectively, the “Inspectors”), all financial and other records, pertinent corporate documents and properties of the Company (collectively, the “Records”), as shall be reasonably necessary to enable them to exercise their due diligence responsibility, and cause the Company’s officers, directors and employees to (x) supply all information requested by any such Inspector in connection with such registration statement and (y) be reasonably available for due diligence discussions and sessions (taking into account the Company’s business needs); provided, however, that, the disclosure of such Records may be subject to the execution by such Selling Shareholder or other Inspector of a customary confidentiality agreement in a form which is reasonably satisfactory to the Company;

(ix)           promptly notify in writing each Selling Shareholder and the underwriters, if any, of the following events:

(A)           the filing of the registration statement, any amendment thereto, the prospectus or any prospectus supplement related thereto or post-effective amendment to the registration statement or any Free Writing Prospectus utilized in connection therewith, and, with respect to the registration statement or any post-effective amendment thereto, when the same has become effective;

(B)           any request by the SEC or any other Government Entity for amendments or supplements to the registration statement or the prospectus or for additional information;

(C)           the issuance by the SEC or any other Government Entity of any stop order suspending the effectiveness of the registration statement or the initiation of any proceedings by any Person for that purpose; and

(D)           the receipt by the Company of any notification with respect to the suspension of the qualification of any Registrable Securities for sale under the securities or blue sky laws of any jurisdiction or the initiation or threat of any proceeding for such purpose;

(x)           notify in writing each Selling Shareholder, at any time when a prospectus relating thereto is required to be delivered under the Securities Act, upon discovery that, or upon the happening of any event as a result of which, the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and, at the request of any Selling Shareholder, promptly prepare and furnish to such seller a reasonable number of copies of a supplement to or an amendment of such prospectus as may be necessary so that, as thereafter delivered to the purchasers of such Registrable Securities, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading;

(xi)           use reasonable best efforts to prevent, and obtain the withdrawal of, any order suspending the effectiveness of such registration statement;

(xii)           otherwise use reasonable best efforts to comply with all applicable rules and regulations of the SEC, and make available to Selling Shareholders, as soon as reasonably practicable, an earnings statement of the Company covering the period of at least twelve (12) months, but not more than eighteen (18) months, beginning with the first day of the Company’s first full quarter after the effective date of such registration statement, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder;

(xiii)           use its reasonable best efforts to assist Selling Shareholders who made a request to the Company to provide for a third party “market maker” for the Class P Shares;

(xiv)           cooperate with the Selling Shareholders and the managing underwriter to facilitate the timely preparation and delivery of certificates (which shall not bear any restrictive legends unless required under applicable law) representing securities sold under any registration statement, and enable such securities to be in such denominations and registered in such names as the managing underwriter or such Selling Shareholders may request and keep available and make available to the Company’s transfer agent prior to the effectiveness of such registration statement a supply of such certificates; and

(xv)           in the case of an Underwritten Offering, cause the appropriate officers of the Company to use reasonable best efforts to facilitate all offerings, including with respect to preparing marketing and offering materials, preparing, making presentations at, and otherwise participating in any “road shows” (domestic and foreign) and analysts and rating agencies calls and meetings, as the case may be, and other information meetings and customary marketing activities organized by the underwriters, and otherwise using their reasonable best efforts to cooperate as reasonably requested by the Selling Shareholders and the underwriters in the offering, marketing or selling of the Registrable Securities; provided, that in the case of an Underwritten Offering involving anticipated gross proceeds of at least $500 million (as determined in good faith by the Requesting Shareholders (or the Demand Shareholders who have elected to effect an Underwritten Offering pursuant to the Shelf Registration Statement)), the reference to “the appropriate officers” shall be deemed to include the Chief Executive Officer and the President of the Company.

The Company may require each Selling Shareholder and each underwriter, if any, to furnish the Company in writing such information regarding each Selling Shareholder or underwriter and the distribution of such Registrable Securities as the Company may from time to time reasonably request to complete or amend the information required by such registration statement.

(b)           Without limiting any of the foregoing, in the event that the offering of Registrable Securities is to be made by or through an underwriter, the Company, if requested by the underwriter, shall enter into an underwriting agreement with a managing underwriter or underwriters in connection with such offering containing representations, warranties, indemnities and agreements customarily included (but not inconsistent with the covenants and agreements of the Company contained herein) by an issuer of common stock in such underwriting agreements.

(c)           Each Selling Shareholder agrees that upon receipt of any written notice from the Company of the happening of any event of the kind described in Section 5.6(a)(x), such Selling Shareholder shall forthwith discontinue such Selling Shareholder’s disposition of Registrable Securities pursuant to the applicable registration statement and prospectus relating thereto until such Selling Shareholder’s receipt of the copies of the supplemented or amended prospectus contemplated by Section 5.6(a)(x) and, if so directed by the Company, deliver to the Company, at the Company’s expense, all copies, other than permanent file copies, then in such Selling Shareholder’s possession of the prospectus current at the time of receipt of such notice relating to such Registrable Securities.  In the event the Company shall give such notice, any applicable one hundred twenty (120) day period during which such registration statement must remain effective pursuant to this Agreement shall be extended by the number of days during the period from the date of giving of a written notice regarding the happening of an event of the kind described in Section 5.6(a)(x) to the date when all such Selling Shareholders shall receive such a supplemented or amended prospectus and such prospectus shall have been filed with the SEC.

(d)           With a view to making available to the holders of Registrable Securities the benefits of Rule 144 under the Securities Act and any other rule or regulation of the SEC that may at any time permit a holder to sell securities of the Company to the public without registration or pursuant to a registration on Form S-3 (or any successor form), the Company shall:

(i)           make and keep public information available, as those terms are understood and defined in Rule 144 under the Securities Act;

(ii)           use reasonable best efforts to file with the SEC in a timely manner all reports and other documents required of the Company under the Exchange Act, at any time after the Company has become subject to such reporting requirements; and

(iii)           furnish to any holder so long as the holder owns Registrable Securities, promptly upon request, a written statement by the Company as to its compliance with the reporting requirements of Rule 144 under the Securities Act and of the Exchange Act, a copy of the most recent annual or quarterly report of the Company, and such other reports and documents so filed or furnished by the Company as such holder may request in connection with the sale of Registrable Securities without registration.

(e)           The Company shall use its reasonable best efforts to take all action necessary or appropriate upon the request of any Investor Shareholder to ensure that Class A Shareholders are, from and after the date hereof, able to convert their Class A Shares into Class P Shares in a timely manner in order to permit the timely Transfer of such Class P Shares (to the extent Class P Shares could otherwise then be Transferred if they were already outstanding), as contemplated by the Charter, and shall not take or cause to be taken (including through the Company’s transfer agent) any action inconsistent with the foregoing.  Without limiting the generality of the foregoing, the Company shall comply with all applicable securities or other laws in connection with the foregoing, and take all reasonable action necessary or appropriate to restructure the Shares at the request of the Investor Shareholders holding a majority of the Total Voting Power held by the Investor Shareholders at such time in the event that any applicable law adversely affects the ability of Class A Shareholders to convert Class A Shares into Class P Shares in a timely manner in order to permit the timely Transfer of such Class P Shares (to the extent Class P Shares could otherwise then be Transferred if they were already outstanding), as contemplated by the Charter; provided, that in such event, the Company shall not be required to take any action pursuant to this Section 5.6(e) that would result in the failure following such restructuring to preserve in all material respects the economic and other rights (including conversion, Transfer, distribution, and governance rights as set forth in the Charter, the Bylaws and this Agreement) and characteristics and tax treatment, including on a relative basis, of the Investor Shareholders, the Class A Shares, the Class B Shares, the Class C Shares and the Class P Shares, as they exist immediately prior to such restructuring.

(f)           The Company shall prepare and shall use its best efforts to obtain and keep in force such governmental and/or regulatory permits or other authorizations as may be required by law in order to enable the Company lawfully to issue and deliver such number of Class P Shares as shall from time to time be sufficient to effect the conversion of all Class A Shares, Class B Shares and Class C Shares then outstanding.  The Company shall use its reasonable best efforts to (i) procure, at its sole expense, the listing of the Class P Shares issuable upon conversion of the Class A Shares, Class B Shares or Class C Shares at any time, subject to issuance or notice of issuance, on the New York Stock Exchange and (ii) maintain such listing of such Class P Shares at all times after issuance.

SECTION 5.7.  REGISTRATION EXPENSES.

All expenses incident to the Company’s performance of, or compliance with, its obligations under this Agreement, including all registration and filing fees, all fees and expenses of compliance with securities and “blue sky” laws, all fees and expenses associated with filings required to be made with the NASD (including, if applicable, the fees and expenses of any “qualified independent underwriter” as such term is defined in Schedule E of the By-Laws of the NASD), all fees and expenses of compliance with securities and “blue sky” laws, all printing (including expenses of printing certificates for the Registrable Securities in a form eligible for deposit with the Depository Trust Company and of printing prospectuses if the printing of prospectuses is requested by a holder of Registrable Securities) and copying expenses, all messenger and delivery expenses, all fees and expenses of the Company’s independent certified public accountants and counsel (including with respect to “comfort” letters and opinions) and fees and expenses of one firm of counsel to the Shareholders selling in such registration (which firm shall be selected by the Shareholders selling in such registration that hold a majority of the Registrable Securities included in such registration) (collectively, the “Registration Expenses”) shall be borne by the Company, regardless of whether a registration is effected.  The Company will pay its internal expenses (including all salaries and expenses of its officers and employees performing legal or accounting duties, the expense of any annual audit and the expense of any liability insurance) and the expenses and fees for listing the securities to be registered on each securities exchange and included in each established over-the-counter market on which similar securities issued by the Company are then listed or traded.  Each Selling Shareholder shall pay its portion of all underwriting discounts and commissions and transfer taxes, if any, relating to the sale of such Selling Shareholder’s Registrable Securities pursuant to any registration.

SECTION 5.8.  REGISTRATION INDEMNIFICATION.

(a)           By the Company.  The Company agrees to indemnify and hold harmless, to the fullest extent permitted by law, each Selling Shareholder and its Affiliates and their respective officers, directors, employees, managers, partners and agents and each Person who controls (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act) such Selling Shareholder or such other indemnified Person from and against all losses, claims, damages, liabilities and expenses (including reasonable expenses of investigation and reasonable attorneys’ fees and expenses) (collectively, the “Losses”) caused by, resulting from or relating to (i) violations of any applicable securities law by the Company in connection with any registration or offering undertaken pursuant to the terms of this Article V (except to the extent any such violations were caused by actions or inactions of such Selling Shareholder in such registration or offering) or (ii) any untrue statement (or alleged untrue statement) of a material fact contained in any registration statement, prospectus or preliminary prospectus or Free Writing Prospectus or any amendment or supplement thereto or any omission (or alleged omission) of a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, except insofar as the same are caused by any information furnished in writing to the Company by such Selling Shareholder expressly for use therein.  In connection with an Underwritten Offering and without limiting any of the Company’s other obligations under this Agreement, the Company shall also indemnify such underwriters to the extent customarily provided.  Reimbursements payable pursuant to the indemnification contemplated by this Section 5.8(a) will be made by periodic payments during the course of any investigation or defense, as and when bills are received or expenses incurred.

(b)           By the Selling Shareholders.  In connection with any registration statement in which a Shareholder is participating, each such Selling Shareholder will furnish to the Company in writing information regarding such Selling Shareholder’s ownership of Registrable Securities and its intended method of distribution thereof and, to the extent permitted by law, shall, severally and not jointly, indemnify the Company, its Affiliates and their respective directors, officers, employees and agents and each Person who controls (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act) the Company or such other indemnified Person against all Losses caused by any untrue statement of material fact contained in the registration statement, prospectus or preliminary prospectus or Free Writing Prospectus or any amendment or supplement thereto or any omission of a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, but only to the extent that such untrue statement or omission is caused by and contained in such information so furnished in writing by such Selling Shareholder expressly for use therein; provided, however, that each Selling Shareholder’s obligation to indemnify the Company hereunder shall, to the extent more than one (1) Selling Shareholder is subject to the same indemnification obligation, be apportioned between each Selling Shareholder based upon the net amount received by each Selling Shareholder from the sale of Registrable Securities, as compared to the total net amount received by all of the Selling Shareholders of Registrable Securities sold pursuant to such registration statement.  Notwithstanding the foregoing, no Selling Shareholder shall be liable to the Company for amounts in excess of the lesser of (i) such apportionment and (ii) the net amount received by such holder in the offering giving rise to such liability.

(c)           Notice.  Any Person entitled to indemnification hereunder shall give prompt written notice to the indemnifying party of any claim with respect to which it seeks indemnification; provided, however, the failure to give such notice shall not release the indemnifying party from its obligation, except to the extent that the indemnifying party has been actually and materially prejudiced by such failure to provide such notice on a timely basis.

(d)           Defense of Actions.  In any case in which any such action is brought against any indemnified party, and it notifies an indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein, and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party, and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not (so long as it shall continue to have the right to defend, contest, litigate and settle the matter in question in accordance with this paragraph) be liable to such indemnified party hereunder for any legal or other expense subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation, supervision and monitoring (unless (i) such indemnified party reasonably objects to such assumption on the grounds that there may be defenses available to it which are different from or in addition to the defenses available to such indemnifying party or (ii) the indemnifying party shall have failed within a reasonable period of time to assume such defense and the indemnified party is or is reasonably likely to be prejudiced by such delay, in either event the indemnified party shall be promptly reimbursed by the indemnifying party for the expenses incurred in connection with retaining separate legal counsel).  An indemnifying party shall not be liable for any settlement of an action or claim effected without its consent (such consent not to be unreasonably withheld).  The indemnifying party shall lose its right to defend, contest, litigate and settle a matter if it shall fail to diligently contest such matter (except to the extent settled in accordance with the next following sentence).  No matter shall be settled by an indemnifying party without the consent of the indemnified party (which consent shall not be unreasonably withheld, it being understood that the indemnified party shall not be deemed to be unreasonable in withholding its consent if the proposed settlement (i) does not include an unconditional release of such indemnified party from all liability on any claims that are the subject matter of such action or claim, (ii) includes any statement as to, or any admission of, fault, culpability or a failure to act by or on behalf of an indemnified party, or (iii) imposes any obligation on the indemnified party).

(e)           Survival.  The indemnification provided for under this Agreement shall remain in full force and effect regardless of any investigation made by or on behalf of the indemnified Person and will survive the Transfer of the Registrable Securities and the termination of this Agreement.

(f)           Contribution.  If recovery is not available under the foregoing indemnification provisions for any reason or reasons other than as specified therein, any Person who would otherwise be entitled to indemnification by the terms thereof shall nevertheless be entitled to contribution with respect to any Losses with respect to which such Person would be entitled to such indemnification but for such reason or reasons.  In determining the amount of contribution to which the respective Persons are entitled, there shall be considered the Persons’ relative knowledge and access to information concerning the matter with respect to which the claim was asserted, the opportunity to correct and prevent any statement or omission, and other equitable considerations appropriate under the circumstances.  It is hereby agreed that it would not necessarily be equitable if the amount of such contribution were determined by pro rata or per capita allocation.  No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not found guilty of such fraudulent misrepresentation.  Notwithstanding the foregoing, no Selling Shareholder or Transferee thereof shall be required to make a contribution in excess of the net amount received by such holder from its sale of Registrable Securities in connection with the offering that gave rise to the contribution obligation.

(g)           IPO.  The provisions of paragraphs (a) through (f) of this Section 5.8 shall apply in all respects to the IPO, mutatis mutandis.

SECTION 5.9.  CHANGE OF CONTROL OR OTHER TRANSACTIONS.

(a)           The Company shall not, directly or indirectly, effect a merger, amalgamation, consolidation, business combination, change of control or reorganization event or similar transaction or series of transactions of the Company in which the Company shall not be the surviving entity unless the proposed surviving entity shall, prior to effecting such transaction, agree in writing to assume the obligations of the Company under this Article V, and for that purpose references hereunder to “Registrable Securities” shall be appropriately and equitably adjusted (to the reasonable satisfaction of the Demand Shareholders); provided, however, that the provisions of this Section 5.9 shall not apply in the event of a Cash Change of Control.

(b)           If requested by the Demand Shareholders, the proposed surviving entity referred to in Section 5.9(a) above shall further evidence such surviving entity’s obligations under this Section 5.9 by executing and delivering to the Shareholders a written agreement to such effect in form and substance reasonably satisfactory to the Demand Shareholders.

SECTION 5.10.   MISCELLANEOUS.

(a)           Request for Information.  Not less than fifteen (15) Business Days before the expected filing date of each registration statement pursuant to this Agreement, the Company shall notify in writing each Shareholder who has timely provided the requisite notice hereunder entitling the Shareholder to register Registrable Securities in such registration statement, and provide copies, of the information, documents and instruments from such Shareholder that the Company or any underwriter reasonably requests in connection with such registration statement, including, but not limited to a questionnaire, custody agreement, power of attorney, lock-up letter and underwriting agreement (in each case in customary form and substance) (the “Requested Information”).  If the Company has not received, on or before the second day before the expected filing date, the Requested Information from such Shareholder, the Company may file the Registration Statement without including Registrable Securities of such Shareholder.  The failure to so include in any registration statement the Registrable Securities of a Shareholder (with regard to that registration statement) shall not in and of itself result in any liability on the part of the Company to such Shareholder.

(b)           No Inconsistent Agreements; Grant of Future Registration Rights.  The Company will not hereafter enter into any agreement with respect to its securities which is inconsistent with or violates the rights granted to the holders of Registrable Securities in this Agreement. The Company shall not grant any shelf, demand, piggyback or incidental registration rights that are pari passu or senior to the rights granted to the Shareholders hereunder to any other Person without the prior written consent of (i) Shareholders holding a majority of the Registrable Securities held by all Shareholders and (ii) Investor Shareholders holding a majority of the Registrable Securities held by all Investor Shareholders so long as the Investor Shareholders in the aggregate hold Registrable Securities representing at least 1.0% of the Total Voting Power.

ARTICLE VI

REPRESENTATIONS AND WARRANTIES

SECTION 6.1.  REPRESENTATIONS AND WARRANTIES OF THE SHAREHOLDERS.  Each Shareholder severally, and not jointly, represents and warrants to the Company and to each other Shareholder that (a) such Shareholder is duly authorized to execute, deliver and perform this Agreement; (b) this Agreement has been duly executed by such Shareholder or his, her or its attorney-in-fact on behalf of such Shareholder and is a valid and binding agreement of such Shareholder, enforceable against such Shareholder in accordance with its terms; (c) the execution, delivery and performance by such Shareholder of this Agreement does not violate or conflict with or result in a breach of or constitute (or with notice or lapse of time or both constitute) a default under any agreement to which such Shareholder is a party or, if applicable, the organizational documents of such Shareholder; (d) such Shareholder has good and marketable title to the Shares owned by such Shareholder as of the date hereof free and clear of any pledge, lien, security interest, charge, claim, equity or encumbrance of any kind, other than pursuant to this Agreement and the Charter; and (e) such Shareholder is not a party to any agreement, contract or other arrangement to Transfer any of its Shares and, except for sales of Class P Shares pursuant to, and to the extent provided in, the IPO Registration Statement, has no present plan or intention to Transfer any of its Shares.

SECTION 6.2.  REPRESENTATIONS AND WARRANTIES OF THE COMPANY.  The Company represents and warrants to the Shareholders that (a) the Company is duly authorized to execute, deliver and perform this Agreement; (b) this Agreement has been duly authorized, executed and delivered by the Company and is a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms; and (c) the execution, delivery and performance by the Company of this Agreement does not violate or conflict with or result in a breach by the Company of or constitute (or with notice or lapse of time or both constitute) a default by the Company under its Charter or Bylaws, any existing applicable law, rule, regulation, judgment, order, or decree of any Governmental Entity exercising any statutory or regulatory authority of any of the foregoing, domestic or foreign, having jurisdiction over the Company or any of its Subsidiaries or any of their respective properties or assets, or any agreement or instrument to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries or any of their respective properties or assets may be bound.

ARTICLE VII

MISCELLANEOUS

SECTION 7.1.  NOTICES.  All notices, requests, consents and other communications hereunder to any party shall be deemed to be sufficient if contained in a written instrument and shall be deemed given (i) when delivered in person (with written confirmation of receipt), (ii) when sent by facsimile (with written confirmation of transmission) or (iii) one (1) Business Day following the day sent by nationally recognized overnight courier (with written confirmation of receipt), and in each case addressed to such party at the address or facsimile number set forth below or such other address or facsimile number as may hereafter be designated in writing by such party to the other parties

(a)           If to the Company, to:

               Kinder Morgan, Inc.
               500 Dallas Street, Suite 1000
               Houston, Texas 77002
               Attention: General Counsel
               Facsimile No: (713) 369-9410

(b)           If to any of the Investor Shareholders, to:

               the address, email and facsimile set forth in the records of the Company.

               With a copy (which shall not constitute notice) to:

               Wachtell, Lipton, Rosen & Katz
               51 W. 52nd Street
               New York, New York 10019
               Attention: Igor Kirman, Esq.
               Facsimile No.: (212) 403-2000
               Email: ikirman@wlrk.com

(c)           If to any of the other Shareholders, to the address and facsimile set forth in the records of the Company for such Shareholder.

(d)           Each Shareholder consents to notices or instructions relating to any conversion of Class A Shares, Class B Shares or Class C Shares into Class P Shares in accordance with the Charter being given by email to the email addresses provided by the notice recipient in connection therewith.

SECTION 7.2.  INTERPRETATION.

(a)           The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.  Whenever the words “included”, “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation.”  Whenever an action, consent or determination of the Investor Shareholders, as a group, is contemplated by this Agreement, unless otherwise specified in this Agreement, such action, consent or determination shall require the approval of Investor Shareholders holding Voting Securities representing a majority of the Total Voting Power of all Voting Securities then held by the Investor Shareholders.  Whenever an action, consent or determination of a particular Investor Shareholder is contemplated by this Agreement, unless otherwise specified in this Agreement, such action, consent or determination shall require the approval of the Shareholders within the definition of such particular Investor Shareholder who hold Voting Securities representing a majority of the Total Voting Power of all Voting Securities then held by such Investor Shareholder.

(b)           The parties hereto acknowledge (i) that as a material condition and inducement to the Shareholders entering into this Agreement, the Shareholders have approved the conversion of Kinder Morgan Holdco LLC into Kinder Morgan, Inc., and the Company’s adoption of the Charter and the Bylaws and that the Shareholders would not have entered into this Agreement without the terms and conditions of (including the rights, and obligations in favor, of the Shareholders set forth in) the Charter and the Bylaws, respectively, (ii) that as a material condition and inducement to the Shareholders approving such conversion and the adoption of the Charter and the Bylaws, the parties agreed to enter into this Agreement on the terms and conditions set forth herein, and that the Shareholders would not have approved such conversion and the adoption of the Charter and the Bylaws without such agreement to enter into this Agreement on the terms and conditions (including the rights, and obligations in favor, of the Shareholders) as specifically set forth herein, and (iii) that the foregoing clauses (i) and (ii) are material terms of this Agreement.  The parties hereto further acknowledge that each of the Charter and the Bylaws may be amended in accordance with their terms after the date of this Agreement and that this Section 7.2 shall in no way prevent the Company from effecting any such amendments.

SECTION 7.3.  SEVERABILITY.  The provisions of this Agreement shall be deemed severable and the invalidity or unenforceability of any provision shall not affect the validity or enforceability of the other provisions hereof.  If any provision of this Agreement, or the application thereof to any Person or any circumstance, is found to be invalid or unenforceable in any jurisdiction, (a) a suitable and equitable provision shall be substituted therefor in order to carry out, so far as may be valid and enforceable, the intent and purpose of such invalid or unenforceable provision and (b) the remainder of this Agreement and the application of such provision to other Persons or circumstances shall not be affected by such invalidity or unenforceability, nor shall such invalidity or unenforceability affect the validity or enforceability of such provision, or the application thereof, in any other jurisdiction.

SECTION 7.4.  COUNTERPARTS.  This Agreement may be executed in two or more counterparts, each of which shall be deemed an original and all of which shall, taken together, be considered one and the same agreement, it being understood that all parties need not sign the same counterpart.

SECTION 7.5.  ADJUSTMENTS UPON CHANGE OF CAPITALIZATION.  If, and as often as, there is any change in the outstanding Class A Shares, Class B Shares, Class C Shares or Class P Shares, as applicable, by reason of stock dividends, splits, reverse splits, spin-offs, split-ups, reclassifications, reorganizations, recapitalizations, combinations or exchanges of shares and the like (other than as contemplated by Article Fourth (except for Section F of such Article) of the Charter), appropriate adjustment shall be made in the provisions contained in Section 2.1(a) so as to fairly and equitably preserve, as far as practicable, the rights and obligations set forth therein that continue to be applicable on the date of such change.  In furtherance and not in limitation of the foregoing, references to numbers of Shares shall be adjusted as appropriate to reflect any of the adjustments referred to above in this Section 7.5.  For clarification, this Section 7.5 shall not apply to a Non-Cash Change of Control, with respect to which Section 3.6(h) shall apply.

SECTION 7.6.  ENTIRE AGREEMENT; NO THIRD PARTY BENEFICIARIES.  This Agreement (a) constitutes the entire agreement and supersedes all other prior agreements, both written and oral, among the parties with respect to the subject matter hereof and (b) is not intended to confer upon any Person, other than the parties hereto, except as provided in Section 3.1(e), Section 5.8(a), Section 5.8(b) and Section 7.12(e), any rights or remedies hereunder.  Section 3.1 and Section 3.5 of this Agreement are not for the benefit of, and shall not be enforceable by, the Remaining Original Shareholders.

SECTION 7.7.  FURTHER ASSURANCES.  Each party shall execute, deliver, acknowledge and file such other documents and take such further actions as may be reasonably requested from time to time by the other parties hereto to give effect to and carry out the transactions contemplated herein.

SECTION 7.8.  GOVERNING LAW; EQUITABLE REMEDIES.  THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF DELAWARE (WITHOUT GIVING EFFECT TO CONFLICT OF LAWS PRINCIPLES THEREOF).  The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with its specific terms or was otherwise breached.  It is accordingly agreed that the parties hereto shall be entitled to an injunction or injunctions and other equitable remedies to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any of the Selected Courts, this being in addition to any other remedy to which they are entitled at law or in equity.  Any requirements for the securing or posting of any bond with respect to such remedy are hereby waived by each of the parties hereto.  Each party further agrees that, in the event of any action for an injunction or other equitable remedy in respect of such breach or enforcement of specific performance, it will not assert the defense that a remedy at law would be adequate.

SECTION 7.9.  CONSENT TO JURISDICTION.  With respect to any suit, action or proceeding (“Proceeding”) arising out of or relating to this Agreement or any transaction contemplated hereby each of the parties hereto hereby irrevocably (i) submits to the exclusive jurisdiction of the United States District Court for the Southern District of New York or the Court of Chancery located in the State of Delaware, County of New Castle (the “Selected Courts”) and waives any objection to venue being laid in the Selected Courts whether based on the grounds of forum non conveniens or otherwise and hereby agrees not to commence any such Proceeding other than before one of the Selected Courts; provided, however, that a party may commence any Proceeding in a court other than a Selected Court solely for the purpose of enforcing an order or judgment issued by one of the Selected Courts; (ii) consents to service of process in any Proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, or by recognized international express carrier or delivery service, to the Company or the Shareholders at their respective addresses referred to in Section 7.1 hereof; provided, however, that nothing herein shall affect the right of any party hereto to serve process in any other manner permitted by law; and (iii) TO THE EXTENT NOT PROHIBITED BY APPLICABLE LAW THAT CANNOT BE WAIVED, WAIVES, AND COVENANTS THAT IT WILL NOT ASSERT (WHETHER AS PLAINTIFF, DEFENDANT OR OTHERWISE) ANY RIGHT TO TRIAL BY JURY IN ANY ACTION ARISING IN WHOLE OR IN PART UNDER OR IN CONNECTION WITH THIS AGREEMENT OR ANY OF THE CONTEMPLATED TRANSACTIONS, WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE, AND AGREES THAT ANY OF THEM MAY FILE A COPY OF THIS PARAGRAPH WITH ANY COURT AS WRITTEN EVIDENCE OF THE KNOWING, VOLUNTARY AND BARGAINED-FOR AGREEMENT AMONG THE PARTIES TO IRREVOCABLY WAIVE ITS RIGHT TO TRIAL BY JURY.  ANY PROCEEDING WHATSOEVER BETWEEN THEM RELATING TO THIS AGREEMENT OR ANY OF

THE CONTEMPLATED TRANSACTIONS WILL INSTEAD BE TRIED IN A COURT OF COMPETENT JURISDICTION BY A JUDGE SITTING WITHOUT A JURY.

SECTION 7.10.  AMENDMENTS; WAIVERS.

(a)           No provision of this Agreement may be amended or modified unless such amendment or modification is in writing and signed by (i) in the case of an amendment or modification that would modify the rights or obligations of the Company, the Company and (ii) (x) (A) Kinder (so long as Kinder (together with his Permitted Transferees) owns at least 1.0% of the Total Voting Power), (B) the Investor Shareholders holding Voting Securities representing a majority of the Total Voting Power then held by the Investor Shareholders (so long as the Investor Shareholders own at least an aggregate amount of 1.0% of the Total Voting Power), (C) in the case of an amendment or modification with respect to Articles II, III or IV or this Section 7.10, the Investor Shareholders holding Voting Securities representing at least two-thirds of the Total Voting Power then held by the Investor Shareholders (so long as the Investor Shareholders own at least an aggregate amount of 1.0% of the Total Voting Power), (D) in the case of an amendment or modification that would modify the rights or obligations of any Investor Shareholder adversely, such Investor Shareholder so affected (so long as such Investor Shareholder owns any Voting Securities), (E) the holders of Voting Securities representing a majority of the Total Voting Power then held by the Remaining Original Shareholders (so long as (1) the Remaining Original Shareholders hold a majority of the Total Voting Power held by the Original Shareholders on the date of this Agreement and (2) the applicable amendment or modification would modify the rights or obligations of the Remaining Original Shareholders (taken as a whole) adversely and differently from other Shareholders of the same class or classes), (F) in the case of an amendment or modification that would modify the rights or obligations of the holders of Class B Shares (taken as a whole) adversely as compared to the holders of other classes of Common Stock of the Company, the holders of Class B Shares holding Class B Shares representing a majority of the issued and outstanding Class B Shares, and (G) in the case of an amendment or modification that would modify the rights or obligations of the holders of Class C Shares (taken as a whole) adversely as compared to the holders of other classes of Common Stock of the Company, the holders of Class C Shares holding Class C Shares representing a majority of the issued and outstanding Class C Shares or (y) if no parties meet the conditions set forth in clauses (A), (B), (C), (D), (E), (F) or (G) of clause (x) above, then the Shareholders representing a majority of the Total Voting Power then held by Shareholders who are party to this Agreement.

(b)           No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege; provided, that any party may waive (in whole or in part) any of its rights under this Agreement; provided, further, that any such waiver shall only be valid if set forth in an instrument in writing signed by the party to be bound thereby.  The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

SECTION 7.11.  ASSIGNMENT.  Neither this Agreement nor any of the rights or obligations hereunder shall be assigned by any of the parties hereto without the prior written consent of the other parties.  Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and assigns.

SECTION 7.12.  INDEMNIFICATION AND EXPENSES.

(a)           To the extent not previously paid pursuant to Section 4.12(e) of the Prior Agreement, the Company shall (and each of the Shareholders shall take all actions in its capacity as a shareholder necessary to) cause KMI to promptly pay or reimburse each Shareholder for any and all out-of-pocket fees and expenses (including the fees and expenses of legal counsel, accountants, financial advisors and other consultants or advisors) incurred by such Shareholder or its Affiliates (i) as of or prior to the date hereof in connection with the Agreement and Plan of Merger dated as of August 28, 2006 among KMI, Knight Acquisition Co. and the Company (the “Merger Agreement”) and the transactions contemplated thereby and (ii) as of, prior to or after the date hereof in connection with any shareholder litigation in connection with the Merger Agreement or the transactions contemplated thereby, including any amounts paid as damages or in settlement thereof.  Any fees and expenses for which any Shareholder is entitled to payment or reimbursement pursuant to clause (ii) of the preceding sentence shall be paid or reimbursed promptly after such fees or expenses are incurred by such Shareholder and notice thereof is provided to the Company.

(b)           From and after the date hereof, all reasonable fees and expenses of each Investor Shareholder (with respect to all periods prior to such Investor Shareholder ceasing to hold Class A Shares or Related Shares) and their counsel related to the administration of, and their rights and obligations under, the Charter, Bylaws and this Agreement shall be borne by the Company, provided, that such fees and expenses must be approved in advance by the Company (such approval not to be unreasonably withheld or delayed).

(c)           All  fees and expenses (including legal and other advisory fees and expenses) of the Investor Shareholders and their Affiliates incident to the IPO, including with respect to the evaluation, preparation, negotiation, structuring (tax, accounting, legal or otherwise), implementation and consummation thereof, and with respect to previously contemplated potential structures for an initial public offering of Knight Holdco LLC (or Subsidiaries or parent companies of Knight Holdco LLC) pursuant to the Prior Agreement, shall be borne by the Company, and shall be paid or reimbursed promptly after presentation of an invoice.  For the avoidance of doubt, the Company shall not be responsible for any underwriting discounts or commissions or for fees and expenses of any Investor Shareholder or its Affiliates in their capacity as an underwriter of the IPO pursuant to this Section 7.12(c).

(d)           With respect to any indemnification obligations of the Company pursuant to Section 5.8 and Section 7.12 of this Agreement, the Company hereby acknowledges and agrees (i) that it is the indemnitor of first resort with respect to all indemnification obligations of the Company pursuant to Section 5.8 and Section 7.12 of this Agreement (i.e., its obligations to an applicable indemnitee are primary and any obligation of the Investor Shareholders and their Affiliates (collectively, the “Fund Indemnitors”) to advance expenses or to provide indemnification and/or insurance for the same expenses or liabilities incurred by such indemnitee are secondary) and (ii) that it irrevocably waives, relinquishes and releases the Fund Indemnitors from any and all claims against the Fund Indemnitors for contribution, subrogation or any other recovery of any kind in respect thereof.  For clarification, this Section 7.12(d) shall have no impact on the Selling Shareholders’ indemnification obligations under Section 5.8(b) of this Agreement or the parties’ respective contribution obligations as set forth under Section 5.8(f), and the Company is not waiving, relinquishing or releasing any claims against the Selling Shareholders that may arise under Section 5.8(b) or, with respect to the parties’ respective contribution obligations, Section 5.8(f).

(e)           (i)           Each Person that is included within the definition of a particular Investor Shareholder acknowledges and agrees that it shall be jointly and severally liable for all obligations of any Class A Shareholder under Section 2.3(b) of this Agreement (arising in respect of such Investor Shareholder’s Class A Series) if such Class A Shareholder also is within the definition of such particular Investor Shareholder.

(ii)           In the event that any Person (the “Applicable Seller”) included within the definition of a particular Investor Shareholder converts any Class A Shares in order to Transfer Class P Shares at a time when all other holders of Class A Shares of such Investor Shareholder’s Class A Series are not converting the same pro rata share of their Class A Shares in order to Transfer Class P Shares (such conversion and Transfer by the Applicable Seller, the “Applicable Transaction”), each Person that is included within the definition of such Investor Shareholder (the “Indemnifying Shareholders”) agrees to, jointly and severally, indemnify and hold harmless, to the fullest extent permitted by law, each of the Company, and its officers, directors, employees and agents, the holders of Class B Shares in such series and the holders of Class C Shares in such series from and against all Losses caused by, resulting from or relating to any lawsuit, claim, litigation or proceeding in which the indemnified party is included, brought by one or more investors or partners in any Person that is included within such definition of such particular Investor Shareholder, alleging a Loss based on the non-pro rata nature of the Applicable Transaction; provided, that this Section 7.12(e) shall be the sole and exclusive remedy of the indemnified parties with respect to any such Losses caused by, resulting from or relating to any such lawsuit, claim, litigation or proceeding.

SECTION 7.13.  INFORMATION; DUTIES.

(a)           The Company and the Shareholders agree that, notwithstanding anything to the contrary in any other agreement or at law or in equity, when any of the Shareholders (in their capacity as Shareholders) takes any action under this Agreement to give or withhold its consent in its capacity as a Shareholder, such Person shall, to the fullest extent permitted by law, have no duty to consider the interests of the Company or the other Shareholders or any other shareholders of the Company and may act exclusively in its and its Affiliates’ own interests; provided, however, that the foregoing shall in no way affect the obligations of the parties to comply with the provisions of this Agreement.

(b)           To the fullest extent permitted by applicable law, the Company, on behalf of itself and its wholly-owned Subsidiaries, hereby renounces any interest or expectancy of the

Company and its wholly-owned Subsidiaries in, or in being offered an opportunity to participate in, business opportunities (including any business activities or lines of business that are the same as or similar to those pursued by, or competitive with, the Company or any of its Subsidiaries or any dealings with customers or clients of the Company or any of its Subsidiaries) that are from time to time presented to an Investor Shareholder (or any director nominated by such Investor Shareholder) while such Investor Shareholder is a holder of Class A Shares or Related Shares, or any of its managers, officers, directors, agents, stockholders, members, partners, Affiliates and Subsidiaries (other than the Company and its wholly-owned Subsidiaries) (each, an “Investor Party”), even if the opportunity is one that the Company or its wholly-owned Subsidiaries might reasonably be deemed to have pursued or had the ability or desire to pursue if granted the opportunity to do so, and each such Investor Party (and any director nominated by such Investor Party) shall have no duty to communicate or offer such business opportunity to the Company or any of its wholly-owned Subsidiaries and, to the fullest extent permitted by applicable law, shall not be liable to the Company or any of its wholly-owned Subsidiaries for breach of any fiduciary or other duty, as a director or otherwise, by reason of the fact that such Investor Party  pursues or acquires such business opportunity, directs such business opportunity to another Person or fails to present such business opportunity, or information regarding such business opportunity, to the Company or its wholly-owned Subsidiaries.  Notwithstanding the foregoing, an Investor Party who is a director of the Company or one of its wholly-owned Subsidiaries and who is offered a business opportunity solely in such capacity (a “Directed Opportunity”) shall be obligated to communicate such Directed Opportunity to the Company, provided, however, that all of the protections of this Section 7.13(b) shall otherwise apply to the Investor Party with respect to such Directed Opportunity, including the ability of the Investor Party to pursue or acquire such Directed Opportunity or to direct such Directed Opportunity to another Person; provided, further, that the provisions of this Section 7.13(b) shall in no way limit any confidentiality obligations of a director existing under applicable law.  For clarification, neither the Company nor any or its Subsidiaries renounces or waives its ability to pursue, compete for, acquire or otherwise undertake any opportunity, and the Company and its Subsidiaries may do so, whether or not such opportunity is presented or offered to them or to any other Person, including those mentioned above.

(c)           Without limiting the foregoing, each director nominated by an Investor Shareholder shall recuse himself or herself from any portion of any Board or committee meeting if (i) such director has actual knowledge that the Investor Shareholder that nominated such director, or one of its controlled Affiliates, is engaged in, pursuing or evaluating any business opportunity that such director has actual knowledge that the Company or any of its Subsidiaries is either currently engaged in, pursuing or evaluating and the participation of such director would create a conflict of interest and (ii) such business opportunity is being discussed during such portion of such meeting (provided, that for the avoidance of doubt, no such director shall be deemed to be in breach of his or her obligations pursuant to this sentence so long as such director recuses himself or herself from such portion of such meeting as promptly as practicable following the time in which it becomes reasonably apparent that such business opportunity is being discussed).

(d)           The Company shall not adopt any governance document, including any committee charters and any corporate governance or other similar board or committee policies,

inconsistent with the provisions of this Section 7.13.

SECTION 7.14.   FAIR DEALING.  Neither the Company nor Kinder, on the one hand, or the Investor Shareholders, on the other hand, shall take, or cause to be taken, any action with an intent of depriving the other side of any of the benefits of or impairing any of the other side’s rights under the Charter, the Bylaws or this Agreement.

SECTION 7.15.  USE OF THE COMPANY’S LOGO.  The Company hereby is deemed to grant the Investor Shareholders permission to use the Company’s name and logo in the Investor Shareholders’ marketing materials in which the Company’s name and logo appear.

SECTION 7.16.  TAX MATTERS.

(a)           Each holder of Class B Shares and Class C Shares hereby agrees that, unless and until there is no Substantial Authority Opinion rendered in the then current calendar year by the deadline specified in Section 7.16(e)(ii) (or there is no Substantial Authority Opinion rendered in a prior calendar year that the rendering nationally recognized law firm or accounting firm has confirmed in the then current calendar year by the deadline specified in Section 7.16(e)(ii) can be relied upon by the Class B Shareholders and Class C Shareholders for the then current calendar year) (the absence of such Substantial Authority Opinion (or confirmation) by the deadline specified in Section 7.16(e)(ii), an “Opinion Event”), and except (i) subsequent to a settlement or resolution of a Related Tax Liability asserted in a Tax Proceeding of another Affected Class B/C Holder with respect to which such other Affected Class B/C Holder has no right to appeal (but only if such other Affected Class B/C Holder did not breach this Section 7.16(a) or the penultimate sentence of Section 7.16(c) and only to the extent consistent with such settlement or resolution), (ii) subject to the penultimate sentence of Section 7.16(c), in settlement or resolution of a Related Tax Liability of such holder asserted in a Tax Proceeding and subsequent thereto or (iii) subsequent to the payment by another Affected Class B/C Holder of a Related Tax Liability in connection with a Tax Event (other than a payment of Tax where the taxpayer retains the right to sue for a refund of such Tax) (but only if such other Affected Class B/C Holder did not breach this Section 7.16(a) or the penultimate sentence of Section 7.16(c) and only to the extent consistent with such other Affected Class B/C Holder’s position with respect to such Related Tax Liability in connection with such Tax Event), such holder shall not take the position during such calendar year, for Income Tax purposes, including on any Income Tax return or in connection with a Tax Proceeding, that any Income Taxes are due or payable (or reduce a refund of Income Taxes otherwise receivable) with respect to such holder’s Class B Shares or Class C Shares by reason of the occurrence of one or more transactions or events that are deemed, for applicable Income Tax purposes, to have the result of the receipt of property by some shareholders and an increase in the proportionate interests of such holder of Class B Shares or Class C Shares, as applicable, in the assets or earnings and profits of the Company (such Income Tax, a “Specified Income Tax” and such position, an “Adverse Position”); provided, that notwithstanding an Opinion Event, unless an exception set forth in clause (i), (ii) or (iii) above applies, such holder of Class B Shares or Class C Shares shall not take an Adverse Position during such calendar year (q) without providing, following such Opinion Event, at least 14 days prior written notice to the Class A Representative, in order to provide an opportunity for the Class A Representative to obtain a Substantial Authority

Opinion within 14 days from the receipt of such notice (provided, however, that the failure to provide such notice shall not constitute a breach of this Section 7.16(a) unless the Company shall have breached its obligation to give notice of such Opinion Event under Section 7.16(e) and the Class A Representative demonstrates that it could have obtained a Substantial Authority Opinion prior to the taking of such Adverse Position had such notice been duly and timely provided) and (r) absent a Substantial Authority Opinion having been rendered by the 14-day deadline described in clause (q), in a manner inconsistent with any Alternative Authority Opinion delivered by the Class A Representative to such Affected Class B/C Holder by such deadline.

(b)           An Affected Class B/C Holder shall not be entitled to an Accelerated Conversion or a Cash Loan with respect to a Related Tax Liability following a breach by such Affected Class B/C Holder of Section 7.16(a) (other than a breach by such Affected Class B/C Holder of Section 7.16(a) by reason of a breach by any Affected Class B/C Holder of the penultimate sentence in Section 7.16(c)).  For clarity, without limiting any other remedies available to the parties with respect to breaches of this Section 7.16, no breach by an Affected Class B/C Holder of any other provision of this Section 7.16 will deprive such holder from receiving an acceleration under Section D.3 of Article Fourth of the Charter.

(c)           In the event a Tax Proceeding is commenced with respect to a Related Tax Liability of a holder of Class B Shares or Class C Shares or such a holder receives a notice described in Section 7.16(m)(ix)(C), such holder shall promptly deliver notice of such event to the CEO (or if such holder is the CEO, another senior officer of the Company) and to the Class A Representative.  Such holder thereafter shall use commercially reasonable efforts to (i) keep the CEO (or such other senior officer of the Company) and the Class A Representative apprised of substantive developments relating to any such Tax Proceeding (to the extent relating to such Related Tax Liability), and (ii) consult in good faith with the Class A Representative concerning the conduct of such Tax Proceeding to the extent  relating to such Related Tax Liability (including with respect to any written materials to be furnished to the applicable tax authority with respect to such Related Tax Liability in such Tax Proceeding).  In the conduct of any such Tax Proceeding, such holder of Class B Shares or Class C Shares shall act in good faith in settling, compromising or otherwise resolving (including with respect to the decision of whether or not to settle, compromise or otherwise resolve) such Tax Proceeding with a view to the merits and as if such holder were the sole party in interest.  The Company shall pay and/or reimburse a holder of Class B Shares or Class C Shares for an amount equal in the aggregate to the quotient obtained by dividing (x) the reasonable and documented out-of-pocket expenses incurred by such holder in connection with a Tax Proceeding (to the extent such Tax Proceeding relates to such Related Tax Liability or a Recast Tax Liability) by (y) an amount, expressed as a percentage, equal to one hundred percent (100%) minus the Earned Income Tax Rate for such holder (it being understood that such amount will be taxable compensation to the recipient).

(d)           Without in any way limiting Section 7.16(a), in the event that a holder of Class B Shares or Class C Shares intends to file an Income Tax return reflecting a Specified Income Tax (in accordance with Section 7.16(a)) and either (x) a Substantial Authority Opinion has been rendered in a calendar year by the deadline specified in Section 7.16(e)(ii) or within the 14-day period specified in clause (q) of the first proviso of Section 7.16(a) or (y) following an Opinion Event, an Alternative Authority Opinion has been delivered within the 14-day period specified in clause (r) of the first proviso of Section 7.16(a), such holder shall (i) at least 30 days prior to filing such Income Tax return (the “Specified Income Tax Return Filing Date”), provide notice of such intention to the Class A Representative and a schedule setting forth in reasonable detail the calculation of the Specified Income Tax reflected on such Income Tax return to the Class A Representative for its review and comment, (ii) consult in good faith with the Class A Representative concerning the calculation of such Specified Income Tax before filing such Income Tax return and (iii) consider in good faith all comments received from the Class A Representative at least 15 days prior to the Specified Income Tax Return Filing Date with respect to the calculation of such Specified Income Tax.

(e)           The Company shall, at the Company’s sole expense, use commercially reasonable efforts to obtain a Substantial Authority Opinion that is rendered to or for the benefit of the Class B Shareholders and Class C Shareholders each calendar year commencing with the calendar year during which the Incorporation occurs prior to March 1st of each such calendar year (or, in the case of the calendar year during which the Incorporation occurs, within 30 days following the Incorporation).  In the event that a Substantial Authority Opinion has not been so rendered by March 1st of a calendar year (or, in the case of the calendar year during which the Incorporation occurs, within 30 days following the Incorporation), (i) on March 1st of such calendar year (or, in the case of the calendar year during which the Incorporation occurs, on the 30th day following the Incorporation) (or, if such date is not a Business Day, the next succeeding Business Day) the Company shall give the Class A Representative written notice that a Substantial Authority Opinion has not been rendered and (ii) the Class A Representative shall have 30 days from the date of receipt of such notice in which it may obtain a Substantial Authority Opinion.

(f)           (i)           Notwithstanding anything to the contrary contained herein, if, on or after the earliest to occur of the Mandatory Conversion Date with respect to the applicable Series and the date on which no Class A Shares remain outstanding with respect to the applicable Series (the date on which such earliest event occurs, the “Specified Date”), (x) the Remaining Loan Amount of any Cash Loan issued to an Affected Class B/C Holder by holders of Class A Shares of the applicable Series pursuant to Section 7.16(h) is greater than zero or (y) the Remaining Amount in respect of any accelerated conversion of shares of the applicable Series of any Affected Class B/C Holder pursuant to Section D.3 of Article Fourth of the Charter is greater than zero, then the holders of Class A Shares of the applicable Series on the Specified Date (the “Specified Class A Holders”) shall be entitled to a pro rata portion of all Tax Benefits of such Affected Class B/C Holder (net of Taxes incurred by reason of  the realization of such Tax Benefits by such Affected Class B/C Holder), pro rata based on (and not in excess of) the aggregate amount of Remaining Loan Amounts and Remaining Amounts in respect of such applicable Series related to such Affected Class B/C Holder, relative to the aggregate amount of Remaining Loan Amounts and Remaining Amounts in respect of each other Series related to such Affected Class B/C Holder.  Such Affected Class B/C Holder shall promptly pay (or cause to be promptly paid) in cash to such Specified Class A Holders such pro rata portion of such Tax Benefits.

(ii)           If, on a given date on which (A) the Remaining Loan Amount of any Cash Loan (if any) with respect to a Series is greater than zero and/or the Remaining Amount in respect of any Accelerated Conversion (if any) with respect to a Series is greater than zero and (B) the Deemed Conversion Value (as defined below) with respect to such Series is less than one hundred ten percent (110%) of the sum of any such Remaining Loan Amount and Remaining Amount with respect to such Series, then, from and after such date, until such time as the Deemed Conversion Value equals or exceeds one hundred ten percent (110%) of the sum of such Remaining Loan Amount and Remaining Amount, such Affected Class B/C Holder shall, at the expense of the holders of Class A Shares of each applicable Series, (A) cooperate with, and shall use commercially reasonable efforts to take all steps reasonably requested by such holders of Class A Shares who are or were Investor Shareholders to realize such Tax Benefits (including, for the avoidance of doubt, filing an amended tax return, filing a tax refund claim, commencing and prosecution of a Tax Proceeding, providing access to books and records and furnishing relevant tax information), provided that such Affected Class B/C Holder shall not be required to take any position unless such holders of Class A Shares provide an opinion of a nationally recognized law firm or accounting firm that is rendered to or for the benefit of such Affected Class B/C Holder and on which such Affected Class B/C Holder is permitted to rely to the effect that there is a reasonable basis in law and fact for such position, (B) keep such holders of Class A Shares apprised of substantive developments relating to any such Tax Proceeding, (C) consult in good faith with such holders of Class A Shares concerning the conduct of such Tax Proceeding (to the extent relating to such Tax Benefits) before taking any significant action in such Tax Proceeding, (D) provide such holders of Class A Shares with a copy of, and opportunity to comment on, any written materials to be furnished to the applicable tax authority with respect to such Tax Benefits at least ten (10) days prior to the time such materials are furnished to such tax authority, (E) reasonably consider all comments from such holders of Class A Shares (subject to the proviso set forth in clause (A)), (F) allow the Class A Representative to participate in such Tax Proceeding (to the extent relating to such Tax Benefits) and (G) not settle any such Tax Proceeding (to the extent relating to such Tax Benefits) without the prior consent of such holders of Class A Shares (which consent shall not be unreasonably withheld, conditioned or delayed).  The holders of such Class A Shares shall use commercially reasonable efforts to preserve the privacy of such Affected Class B/C Holder in connection with realizing such Tax Benefits (including, as may be appropriate under the circumstances, by using third-party advisors) and such Affected Class B/C Holder shall be entitled to redact information irrelevant to such Tax Benefits in the tax documentation furnished to such holders of Class A Shares to preserve privacy.

(g)           The Company and each of the holders of Class B Shares or Class C Shares shall, and shall cause their respective Affiliates, officers, employees, agents and representatives to reasonably cooperate with the Class A Representative and/or the holders of Class A Shares with respect to matters relating to Related Tax Liabilities, Tax Benefits and Recast Tax Liabilities.  Without limiting the foregoing, the Company and each Affected Class B/C Holder shall furnish to the Class A Representative and the Independent Accountant such work papers and other documents and information, to the extent such work papers, documents and information directly pertain to an Accelerated Conversion Notice or an Accelerated Conversion Calculation Notice, as the Class A Representative or the Independent Accountant may

reasonably request; provided that an Affected Class B/C Holder shall be entitled to redact information irrelevant to Related Tax Liabilities in the tax documentation furnished to the Class A Representative and the Independent Accountant to preserve privacy.  The Company and each of the holders of Class B Shares or Class C Shares shall preserve and keep, or caused to be preserved and kept, all tax returns and supporting documentation (and any other records relating thereto) relating to any Related Tax Liabilities, Tax Benefits and Recast Tax Liabilities in its possession for the applicable statute of limitations.

(h)           (i)  Notwithstanding anything to the contrary contained herein, in the event that an Affected Class B/C Holder delivers an Accelerated Conversion Notice pursuant to Section D.3 of Article Fourth of the Charter and would otherwise be entitled, pursuant to Section D.3(b)(iii) and Section D.3(c) of Article Fourth of the Charter, to an accelerated conversion of its Class B Shares and/or Class C Shares of a Series and related issuance of Class P Shares (an “Accelerated Conversion”), the holders of Class A Shares of such Series may elect, pursuant to a written notice delivered to the Company and such Affected Class B/C Holder within four (4) Business Days following the date on which the Final Accelerated Conversion Calculation Notice becomes binding and conclusive pursuant to Section D.3 of Article Fourth of the Charter (such election, a “Cash Loan Election”), to make a non-interest bearing loan, which loan shall be fully nonrecourse, in an amount equal to such Series’ portion of the Grossed Up Excess Amount for such Series in cash to such Affected Class B/C Holder (each, a “Cash Loan”, each Affected Class B/C Holder to which a Cash Loan is made, the “Borrower” under such Cash Loan, and the holders of Class A Shares that make such Cash Loan, the “Lenders” under such Cash Loan), subject the terms and conditions of this Section 7.16(h) and in lieu of any Accelerated Conversion being made to such Affected Class B/C Holder with respect to such Series.  Such Series’ portion of such Grossed-Up Excess Amount shall be the sum of the Series Applicable Amount and the Series Gross-Up Amount in respect of such Series (as finally determined pursuant to Section D.3 of Article Fourth of the Charter, but with the Series Gross-Up Amount calculated without regard to clause (y) of Section D.3(e) of Article Fourth of the Charter), subject to a maximum cap equal to the product of (x) the number of Class P Shares determined in Section D.3(b)(iii)(B) with respect to such Series and (y) the Mandatory Conversion Date Per Share Value determined in Section D.3(b)(iii)(B) (“Cash Loan Amount”).  Each applicable Affected Class B/C Holder hereby acknowledges and agrees that with respect to any Cash Loan it shall, prior to the funding of such Cash Loan, execute customary documentation for such Cash Loan, including customary documents for the purpose of establishing a security interest in favor of the Lenders in such holder’s Class B Shares and Class C Shares of the applicable Series and the proceeds thereof, that is consistent with the terms of this Section 7.16 and paragraph (ii) immediately below (collectively, the “Loan Documentation”); provided that such Affected Class B/C Holder shall not be required to execute any such customary documentation and the holders of Class A Shares of such Series shall not be entitled to make a Cash Loan Election, in each case if the Class A Representative and such Affected Class B/C Holder shall not have agreed, prior to the making of the Cash Loan Election, to such customary documentation; provided, further, however, that forms of Loan Documentation that shall have, on or after the date hereof, been provided by the Class A Representative and consented to by the holders of Class B Shares and Class C Shares representing a majority of the Total Voting Power then held by the holders of Class B Shares and Class C Shares (taken as a whole), such consent not to be unreasonably withheld, conditioned or delayed, shall be deemed to be “customary documentation” agreed to by such Affected Class B/C Holder for purposes of this Section 7.16(h)(i).  Subject to execution of the Loan Documentation, the holders of Class A Shares of the applicable Series shall fund the applicable Cash Loan Amount to the applicable Borrower, and pay to the applicable Borrower the amount described in Section 7.16(h)(iii)(A), in each case no later than five (5) days following the delivery of the applicable Cash Loan Election.  The Lenders shall use commercially reasonable efforts to deliver to the Company and the applicable Borrower a Substantial Authority Recast Opinion with respect to the Cash Loan made to such Borrower at the time such Cash Loan is made (which opinion, for the avoidance of doubt, shall be obtained at the expense of the Lenders).  If the Company shall have received such Substantial Authority Recast Opinion at such time, the Company shall be obligated to treat the Cash Loan as indebtedness for U.S. federal income tax purposes (other than in connection with a good faith settlement by the Company of a tax proceeding of the Company in respect of the treatment by the Company of the Cash Loan as indebtedness for U.S. federal income tax purposes), provided that, for clarity, if the Company shall not have received such Substantial Authority Recast Opinion at such time, the Company shall not be so obligated.

(ii)           Without limiting the other provisions of this Section 7.16, including Section 7.16(f), each Cash Loan shall be due and payable on June 30, 2015, subject to mandatory prepayment as described this Section 7.16(h)(ii).  Each Class B Shareholder and each Class C Shareholder hereby acknowledges and agrees that at any time when the Remaining Loan Amount of any Cash Loan is greater than zero, the following amounts shall, pursuant to the security arrangement referred to in paragraph (i) above, be repaid to the Lenders and accordingly applied toward the then outstanding balance of such Cash Loan:  (I) any Distribution made in respect of the Borrower’s shares held as security for the Cash Loan, net of an amount equal to the product of the Assumed Tax Rate and the amount of such Distribution (which amount shall be remitted to the Borrower) and (II) any After-Tax Sale Proceeds received from the sale of Class P Shares issued upon conversion of the Borrower’s shares held as security for the Cash Loan, which the Borrower, pursuant to the Loan Documentation, shall irrevocably authorize the Lenders to sell for cash on its behalf as soon as reasonably practicable following the issuance thereof. Within the later of five (5) days of receipt by such Lenders of written notice from the Borrower setting forth the Borrower’s tax basis (as determined for U.S. federal income tax purposes) in such Class P Shares or one (1) Business Day following the closing of such sale, such Lenders shall (x) notify such Borrower in writing, which notice shall certify that such sale occurred and set forth the aggregate amount of proceeds of such sale and (y) remit to such Borrower an amount equal the amount described in clause (B) of the definition of After-Tax Sale Proceeds.  The “After-Tax Sale Proceeds” from a sale of Class P Shares shall equal the excess of (A) the Net Sale Proceeds from such sale over (B) the product of (i) the Assumed Tax Rate and (ii) the excess of (x) the Net Sale Proceeds of such sale over (y) such Borrower’s tax basis (as determined for U.S. federal income tax purposes) in such Class P Shares.

(iii)           (A)           Simultaneously with the funding of any Cash Loan to a Borrower, the applicable Lenders shall pay to such Borrower in cash an amount equal to the quotient obtained by dividing (x) the product of (I) the amount, if any, includible in such Borrower’s income for U.S. federal income tax purposes due to the receipt of such Cash Loan pursuant to Section 7872 of the Code (the “Imputed Income”) and (II) the Earned Income Tax Rate for such Borrower by (y) an amount, expressed as a percentage, equal to one hundred percent (100%) minus the Earned Income Tax Rate for such Borrower.

(B)           In the event that any Remaining Loan Amount of a Cash Loan issued to a Borrower is discharged or cancelled for Income Tax purposes, the applicable Lenders of such Cash Loan shall, within ten (10) days of such discharge or cancellation, pay to such Borrower in cash an amount equal to the quotient obtained by dividing (x) the product of (I) the Remaining Loan Amount includible in such Borrower’s income for U.S. federal income tax purposes due to such discharge or cancellation and (II) the Earned Income Tax Rate for such Borrower by (y) an amount, expressed as a percentage, equal to one hundred percent (100%) minus the Earned Income Tax Rate for such Borrower, in each case assuming that any income attributable to the discharge or cancellation of such Cash Loan is ordinary in character.

(C)           The applicable Lenders of any Cash Loan issued to a Borrower shall indemnify such Borrower, on a fully grossed-up basis, for Income Taxes due (including in the form of withholding taxes) and the employee portion of employment Taxes due from such Borrower resulting from such Cash Loan not being respected as indebtedness for Income Tax purposes (“Recast Tax Liability”); provided that such Recast Tax Liability shall be determined on a “with and without” basis, and taking into account (i) the deductibility of state and local Income Taxes as applicable at the time for U.S. federal income tax purposes to the extent such state and local Income Taxes are actually deductible by the taxpayer and (ii) the deductibility of U.S. federal Income Taxes as applicable at the time for state and local Income Tax purposes to the extent such U.S. federal Income Taxes are actually deductible by the taxpayer.

(D)           Each holder of Class B Shares and Class C Shares hereby agrees (and upon becoming a Borrower of a Cash Loan shall reaffirm in writing to the applicable Lenders such agreement) not to take the position on any Tax return or in connection with a Tax Proceeding, that any Recast Tax Liability is due with respect any Cash Loan; provided that a Borrower of a Cash Loan shall not be prohibited by the foregoing from taking such position on any Tax return or in connection with a Tax Proceeding, subject to Section 7.16(h)(iii)(E) and (F), if (I) such Borrower has received from the Company an IRS Form W-2 treating such Cash Loan as compensation for U.S. federal income tax purposes or (II) (x) no Substantial Authority Recast Opinion with respect to such Cash Loan exists, (y) at least 60 days prior to taking such position, such Borrower provides the applicable Lenders with advance written notice of the absence of such Substantial Authority

Recast Opinion and such Borrower’s intent to take such position and (z) the applicable Lenders fail to obtain a Substantial Authority Recast Opinion with respect to such Cash Loan within 30 days of receipt of such notice.

(E)           In the event a Tax Proceeding is commenced with respect to a Recast Tax Liability of a Borrower, such Borrower shall promptly deliver notice of such event to the applicable Lenders of the Cash Loan.  Such Borrower thereafter shall (i) keep such Lenders apprised of substantive developments relating to any such Tax Proceeding (to the extent relating to such Recast Tax Liability), (ii) consult in good faith with such Lenders concerning the conduct of such Tax Proceeding before taking any significant action in such Tax Proceeding (in each case to the extent relating to such Recast Tax Liability), (iii) provide such Lenders with a copy of, and opportunity to comment on, any written materials to be furnished to the applicable tax authority with respect to such Tax Proceeding (to the extent relating to such Recast Tax Liability) at least ten (10) days prior to the time such materials are furnished to such tax authority, (iv) reasonably consider all comments from such Lenders, (v) allow the Class A Representative to participate in such Tax Proceeding (to the extent relating to such Recast Tax Liability) and (vi) not settle or resolve such Tax Proceeding (to the extent relating to such Recast Tax Liability) without the prior written consent of the applicable Lenders (not to be unreasonably withheld, conditioned or delayed).

(F)           Without in any way limiting Section 7.16(h)(iii)(D), in the event a Borrower intends to file an Income Tax return reflecting a Recast Tax Liability (in accordance with Section 7.16(h)(iii)(D)), such Borrower shall, at least 30 days prior to filing such Income Tax return (the “Filing Date”), provide notice to the applicable Lenders of the amount of the Recast Tax Liability to be reported on such Income Tax return and a schedule setting forth in reasonable detail the calculation thereof.  In the event that the applicable Lenders reasonably object to the calculation of such Recast Tax Liability in such proposed Income Tax return at least 15 days prior to the Filing Date of such Income Tax return, the Borrower and such Lenders shall seek in good faith to resolve such dispute.  In the event such Borrower and Lenders are unable to resolve such dispute at least 10 days prior to the Filing Date of such Income Tax return, such dispute shall be resolved by the Independent Accountant prior to the Filing Date of such Income Tax return, and such Borrower shall revise such Income Tax return (or shall cause such Income Tax return to be revised) to reflect the resolution by the Independent Accountant.  The costs of conducting the dispute resolution contemplated by this Section 7.16(h)(iii)(F), including the fees of the Independent Accountant, shall be paid by such Lenders.

(G)           The applicable Lenders shall be entitled to any refund or credit of Recast Tax Liability (net of Taxes incurred by reason of the realization of such refund or credit by such Borrower) and any Imputed Income Tax Benefits.  The Borrower shall promptly pay (or cause to be promptly paid) to such Lenders the amount of any such refund or credit realized by such Borrower (net of Taxes imposed on the realization of such refund or credit by such Borrower) and any Imputed Income Tax Benefits.  At the expense of such Lenders, the Borrower shall cooperate with, and shall take all steps reasonably requested by such Lenders to realize such refund or credit and any Imputed Income Tax Benefits (including, for the absence of doubt, filing an amended tax return, filing a tax refund claim, commencing and prosecution of a Tax Proceeding, providing access to books and records and furnishing relevant tax information), provided that (i) such Borrower shall not be required to take any position unless such Lenders provide an opinion of a nationally recognized law firm or accounting firm that is rendered to or for the benefit of such Borrower and on which such Borrower is permitted to rely that there is a reasonable basis in law and fact for such position, and (ii) with respect to any Imputed Tax Benefits, such Lenders indemnify such Borrower, on a fully grossed up basis, for Taxes incurred by reason of the disallowance of any Imputed Income Tax Benefits so claimed and paid over to such Lenders under this Section 7.16(h)(iii)(G).

(i)           Notwithstanding Section 3.8, in the event that (i) the Affected Class B/C Holder in respect of any Accelerated Conversion with a Remaining Amount greater than zero or (ii) the Affected Class B/C Holder that is the Borrower under any Cash Loan with a Remaining Loan Amount greater than zero, would be required to forfeit any or all of its Class B Shares of the applicable Series pursuant to Section 3.8(b) (taking into account Section 3.8(e)(i) and Section 3.8(e)(ii)), such Affected Class B/C Holder shall retain all of his or her Class B Shares of such Series until the transaction or event, including a mandatory conversion event or distribution, has occurred that causes the Remaining Amount or Remaining Loan Amount, respectively, to equal zero.  Upon such transaction or event, all Class B Shares of the applicable Series held by such Affected Class B/C Holder shall be, to the extent such Class B Shares were otherwise required to be forfeited pursuant to Section 3.8 but for the application of this Section 7.16(i), immediately forfeited.  Such forfeited Class B Shares shall automatically become treasury shares and the Company shall immediately transfer such forfeited New Class B Shares to the Class B Trust.  All value (including Class P Shares issued upon conversion of such Class B Shares), earnings and/or proceeds with respect to such New Class B Shares shall be paid to the Class B Trust until distributed in accordance with Section 3.8(g).  For the avoidance of doubt, with respect to any and all value (including Class P Shares issued upon conversion of such Class B Shares), earnings and/or proceeds in excess of the amount of value (including Class P Shares issued upon conversion of such Class B Shares), earnings and/or proceeds required pursuant to Section 7.16(h)(ii) to cause the Remaining Amount or Remaining Loan Amount, respectively, to equal zero, the Company shall immediately distribute and/or issue, and each such Affected Class B/C Holder hereby fully and irrevocably consents to the Company immediately distributing and/or issuing, any such excess to the Class B Trust.

(j)           Within one (1) Business Day following the closing of the sale by any Affected Class B/C Holder that has received an Accelerated Conversion of the number of Class P Shares that such holder agreed to sell in an Accelerated Conversion Notice, such holder shall so notify the Class A Representative in writing, which notice shall certify that such sale occurred.  In the event that an Affected Class B/C Holder is accelerated or advanced value pursuant to an Accelerated Conversion or a Cash Loan, but does not actually pay in cash the

Related Tax Liability (or reduce a refund of Income Taxes otherwise receivable in cash by the Related Tax Liability) giving rise to such Accelerated Conversion or Cash Loan, such Affected Class B/C Holder shall, within 30 days following the date that it is determined that such Related Tax Liability was not so paid (or offset), (i) if such Affected Class B/C Holder has a Remaining Amount with respect to such Accelerated Conversion, such Affected Class B/C Holder shall return to the Company, for the benefit of the holders of the Class A Shares, Class B Shares and Class C Shares of the same Series (which the parties agree shall be applied with a view towards, to the extent possible and without affecting the obligations of such Affected Class B/C Holder under this Section 7.16(j), placing such holders in the same economic position (with respect to the relative economic rights of holders of Class A Shares, Class B Shares and Class C Shares of such Series) as if such Accelerated Conversion had not occurred), an amount of cash, a number of Class P Shares, or a combination thereof, having an aggregate value (in the case of Class P Shares, based on the VWAP of one share of Class P Common Stock during the ten (10) trading days ending on the close of business on the trading day immediately preceding the date of such determination) equal to such Remaining Amount with respect to such Accelerated Conversion and (ii) if such Affected Class B/C Holder has a Remaining Loan Amount with respect to such Cash Loan, such Cash Loan shall become a recourse obligation of such Affected Class B/C Holder that is due and payable in full, and such Affected Class B/C Holder shall repay such Cash Loan in full, within 30 days following the date of such determination.

(k)           Notwithstanding anything to the contrary contained herein, no (i) Affected Class B/C Holder in respect of any Accelerated Conversion with a Remaining Amount greater than zero or (ii) Affected Class B/C Holder that is the Borrower under any Cash Loan with a Remaining Loan Amount greater than zero, may Transfer (including by operation of law, other than by reason of the death of such holder) any Class B Shares or Class C Shares of the applicable Series, in each case except for a Transfer of Class B Shares and/or Class C Shares of such Series (“Affected Shares”) to a Permitted Transferee to the extent that (1) such Transfer is otherwise permitted by and in accordance with Article II of this Agreement and (2) such Permitted Transferee acknowledges that such Affected Shares are burdened by and subject to such Remaining Amount or Remaining Loan Amount, as applicable, and agrees to be bound by the provisions this Section 7.16 and Section D.3 of Article Fourth of the Charter relating to the reduction and recoupment (by the holders of the applicable shares of such Series) of such Remaining Amount or Remaining Loan Amount, as applicable, to the same extent as the applicable Affected Class B/C Holder, and that such Affected Shares shall be treated for all purposes under such provisions as though such Affected Shares were still held by such Affected Class B/C Holder.

(l)           Each Class B Shareholder and Class C Shareholder agrees to take such actions as shall be reasonably requested by the Company for the purpose of implementing the last sentence of Section D.3(d) of Article Fourth of the Charter, including a contribution to the capital of a portion of the Class B Shares or Class C Shares, as applicable, held by such holder.

(m)           For purposes of this Section 7.16:

(i)           “Alternative Authority Opinion” shall mean an opinion (A) rendered by a nationally recognized law firm or accounting firm to or for the benefit of the Class B Shareholders and Class C Shareholders and on which such Class B Shareholders and Class C Shareholders are permitted to rely, (B) that concludes, on the basis of the facts, representations and assumptions set forth therein (which are consistent with the requirements of Treas. Reg. § 1.6664-4(c) or any successor provision that sets forth the requirements for an opinion that may be relied upon in good faith to avoid the incurrence of accuracy-related penalties under the Code), that Substantial Authority exists for a position with respect to the reporting or the manner of calculating the amount of dividend income that a holder of Class B Shares or Class C Shares of a Series will be required to include in such holder’s gross income pursuant to Section 305(b)(2) of the Code and (C) with respect to which the Class B Shareholders and Class C Shareholders have not been notified that such opinion can no longer be relied upon as of the close of the taxable year in respect of which such position is taken by such Class B Shareholder or Class C Shareholder or the date of filing of a tax return that reflects such position for such taxable year;

(ii)           “Code” shall mean the Internal Revenue Code of 1986, as amended;

(iii)           “Deemed Conversion Value” shall mean, with respect to each Series, an amount equal to the product of (i) the number of Class P Shares that the applicable Affected Class B/C Holder would receive in conversion of its shares of such Class B Series and/or such Class C Series pursuant to Section D.1 of Article Fourth of the Charter (for the avoidance of doubt, taking into account Section D.3(d) of Article Fourth of the Charter with respect to any prior accelerated conversion under Section D.3 of Article Fourth of the Charter) were (x) the Final Mandatory Conversion Date deemed to occur on the date immediately preceding the date of determination and (y) the Mandatory Conversion Date Per Share Value deemed to be equal to the VWAP of one share of Class P Common Stock during the ten (10) trading days ending on the close of business on the trading day immediately preceding the date of determination (the “Deemed Conversion Per Share Value”) and (ii) the Deemed Conversion Per Share Value.

(iv)           “Earned Income Tax Rate” with respect to any Person shall mean the sum of (x) the Assumed Tax Rate for such Person and (y) the rate attributable to the employee portion of any employment Tax;

(v)           “Imputed Income Tax Benefit” shall mean any item of loss, deduction, credit or any other tax item relating to (or arising from any event giving rise to) Imputed Income with respect to a Cash Loan that decreases Taxes paid or payable by the applicable Borrower (other than any item taken into account in the computation of an Assumed Tax Rate, including any deduction of state and local Income Taxes for U.S. federal Income Tax purposes); provided that any item described in the foregoing shall constitute a Tax Benefit only if and when such item has been actually realized in cash or such item decreases Taxes otherwise payable in cash (in each case, as determined on a “with and without” basis);

(vi)           the “Loan Repayment Amount” with respect to any Cash Loan shall mean the aggregate of the net amount of Distributions paid to the Lenders of such

Cash Loan pursuant to Section 7.16(h)(ii)(A) and the net proceeds of the sale of any Class P Shares received by such Lenders pursuant to Section 7.16(h)(ii)(B), as calculated from time to time;

(vii)           the “Remaining Loan Amount” with respect to any Cash Loan shall mean the amount, if any, by which the applicable Cash Loan Amount exceeds the related Loan Repayment Amount and any amount of Tax Benefits remitted to the Lenders of such Cash Loan by the Borrower with respect to such Remaining Loan Amount, as calculated from time to time;

(viii)           “Substantial Authority” shall have the meaning assigned to such term in Section 6662(d)(2)(B) of the Code and Treas. Reg. § 1.6662-4(d) or any successor provisions that set forth the standard to avoid the incurrence of accuracy-related penalties under the Code;

(ix)           “Substantial Authority Opinion” shall mean an opinion (A) rendered by a nationally recognized law firm or accounting firm to or for the benefit of the Class B Shareholders and Class C Shareholders and on which such Class B Shareholders and Class C Shareholders are permitted to rely, (B) that concludes, on the basis of the facts, representations and assumptions set forth therein (which are consistent with the requirements of Treas. Reg. § 1.6664-4(c) or any successor provision that sets forth the requirements for an opinion that may be relied upon in good faith to avoid the incurrence of accuracy-related penalties under the Code), that Substantial Authority exists for the position that a holder of Class B Shares or Class C Shares of a Series will not be required to include in such holder’s gross income an amount of dividend income pursuant to Section 305(b)(2) of the Code by reason of a distribution of cash or other property to the holders of shares of such Series, and (C) with respect to which the Class B Shareholders and Class C Shareholders have not been notified that such opinion can no longer be relied upon as of the close of the taxable year in respect of which such position is taken by such Class B Shareholder or Class C Shareholder or the date of filing of a tax return that reflects such position for such taxable year;

(x)           “Substantial Authority Recast Opinion” shall mean, with respect to a Cash Loan, an opinion (A) rendered by a nationally recognized law firm or accounting firm to or for the benefit of the Company and the Borrower of such Cash Loan and on which the Company and such Borrower are permitted to rely, (B) that concludes, on the basis of the facts, representations and assumptions set forth therein (which are consistent with the requirements of Treas. Reg. § 1.6664-4(c) or any successor provision that sets forth the requirements for an opinion that may be relied upon in good faith to avoid the incurrence of accuracy-related penalties under the Code), that Substantial Authority exists for the position that such Cash Loan should be respected as indebtedness for U.S. federal income tax purposes and (C) with respect to which the Company or such Borrower has not been notified that such opinion can no longer be relied upon;

(xi)           “Tax Benefit” shall mean (A) any refund of a Related Tax Liability, (B) any item of loss, deduction, credit or any other tax item relating to (or arising from any event giving rise to) a Related Tax Liability that decreases Taxes paid or payable (other than any item taken into account in the computation of a Related Tax Liability, including any deduction of state and local Income Taxes for U.S. federal Income Tax purposes), and (C) any interest or penalty rebate relating thereto; provided that any item described in clause (A), (B) or (C) shall constitute a Tax Benefit only if and when such item has been actually realized in cash or such item decreases Taxes otherwise payable in cash (in each case, as determined on a “with and without” basis);

(xii)           “Tax Proceeding” shall mean any audit or examination of a federal, state, local or foreign Income Tax return of a holder or former holder of Class B Shares or Class C Shares, or any administrative or judicial proceeding relating to such Income Tax or such Income Tax return; and

(xiii)           all other capitalized terms that are used but not defined in this Section 7.16 shall have the meaning assigned to such terms in the Charter.

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______________________

IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed and delivered, all as of the date first set forth above.

KINDER MORGAN INC:

[SHAREHOLDERS:]

SCHEDULE A

CANADIAN PARTICIPANTS

Name	Phantom Class B Units	Phantom Class A-1 Units
Ian Anderson	39,570,273	181,406
Hugh Harden	3,957,027	0
Bill Henderson	4,946,284	163,636
Scott Stoness	2,473,140	0

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SCHEDULE B

NON-COMPETE PERIODS

The Non-Compete Period for the period after an Executive Management Shareholder’s employment with the Company and its Subsidiaries shall be as set forth in the table below; provided, that the Non-Compete Period following an Executive Management Shareholder’s termination of employment shall be zero if an Executive Management Shareholder’s employment with the Company and its Subsidiaries terminates after May 31, 2015.  If an Executive Management Shareholder’s employment terminates on or prior to May 31, 2015, then such Executive Management Shareholder shall have the applicable Non-Compete Period for the period after such Executive Management Shareholder’s employment as set forth in the table below, which may extend past May 31, 2015.

Employee	Non-Compete Period
	Cause	Voluntary termination of employment by employee without Good Reason	● Termination of employment by employee due to disability, retirement or Good Reason ● Termination of employment by Company without Cause
Richard D. Kinder	2 years	2 years	2 years
Park Shaper	2 years	2 years	2 years
Steven Kean	2 years	2 years	1 year

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Richard Bradley	2 years	2 years	1 year
Jeffrey Armstrong	2 years	2 years	1 year
Joseph Listengart	2 years	2 years	1 year
Thomas Bannigan	2 years	2 years	1 year
Ian Anderson	2 years	2 years	1 year
David Kinder	2 years	2 years	1 year
James Street	2 years	2 years	1 year
Thomas Martin	2 years	1 year	1 year
Kimberly Dang	2 years	1 year	1 year

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EXHIBIT A

DIVIDEND POLICY

(See Attached)

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